As filed with the Securities and Exchange Commission on August 15, 2006

Registration No. 333-97289

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Post-Effective

Amendment No. 4 to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	03-0469601 (I.R.S. Employer Identification No.)

553 Capital Drive

Lake Zurich, Illinois 60047

(847) 540-6554

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Michael W. Trickey
President
BancCap Asset Securitization Issuance Corporation
553 Capital Drive

Lake Zurich, Illinois 60047
(847) 540-6554

 (Name, address, including zip code and telephone number,

including area code, of agent for service)

__________________________

Copies to:

John Steele, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 1601 K Street, N.W. Washington, D.C. 20006 (202) 778-9489

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

__________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Asset-Backed Certificates and Asset-Backed Notes	$1,300,000,000.00	100%	$1,300,000,000.00	$105,300.00 (2)

(2)

Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its  ffective date until the Registrant shall file a further amendment which specifically states that the Registration

Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

Items and Captions in Form S-3

Location in Prospectuses

-----------------------------------------------------------

---------------------------------------------------

1.   Forepart of Registration Statement and Outside Front         Forepart of Registration Statement and Outside

Cover Page of Prospectus

Front Cover Page of Prospectuses**

Inside Front Cover Page of Prospectuses and

  Outside Back Cover Page of

2.   Inside Front and Outside Back Cover Pages of

     Prospectus

Prospectuses**

3.   Summary Information, Risk Factors and Ratio

     of Earnings to Fixed Charges

Summaries of Prospectus; Special Considerations

4.   Use of Proceeds

Use of Proceeds**

5    Determination of Offering Price

*

6.   Dilution

*

7.   Selling Security Holders

*

8.   Plan of Distribution.

Method of Distribution**

9.   Description of Securities to Be Registered

Outside Front Cover Page;  Summaries of Prospectus;

Description of the Trust Funds;  Description of the

Certificates**

10.  Interests of Named Experts and Counsel

*

11.Material Changes

 Financial Information

12.  Incorporation of Certain Information by Reference

 Incorporation of Certain Information by Reference

13.  Disclosure of Commission Position on Indemnification

     for Securities Act Liabilities.

See page II-2

-------------------------

* Answer negative or item inapplicable.

** To be completed or provided from time to time by Prospectus Supplement.

EXPLANATORY NOTE

         This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates ("Version 1"), and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Notes ("Version 2").

CONTENTS OF REGISTRATION STATEMENT

PAGE

Forms of Prospectus Supplement:

Version 1: Form of Prospectus Supplement relating  to  Mortgage Pass Through
Certificates

S-1

Version 2: Form of Prospectus Supplement relating to Mortgage Backed Notes

S-1

Basic Prospectus

1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Thisprospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion- Prospectus Supplement dated [     ]

to Prospectus dated April 18, 2006

$[    ] (Approximate)

BASIC ASSET BACKED SECURITIES TRUST  200_ _

Issuing Entity

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200_-_

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

Depositor

BANCCAP ADVISORS, LLC

Sponsor and Program Administrator

[                     ]

Master Servicer and Securities Administrator

[                     ]

Servicer

Consider carefully the risk factors beginning on page S-[   ] in this prospectus supplement and on page [   ] in the accompanying prospectus.

The certificates will represent interests in the issuing entity only and do not represent an interest in or obligation of Banccap Asset Securitization Issuance Corporation or any of its affiliates, or any other party.

Neither these certificates nor the underlying mortgage loans are guaranteed by any agency or instrumentality of the United States.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The BASIC Asset Backed Securities Trust 200_-_ will issue certificates including the following classes offered hereby:

●

[    ] classes of senior certificates

●

[    ] classes of subordinate certificates

Each class of offered certificates will be entitled to receive monthly distributions of interest or principal or both, The classes of certificates offered by this prospectus supplement are listed, together with their initial Class [  ] principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement. The primary asset of the issuing entity will be a pool of sub-prime [first] lien, adjustable-rate and fixed-rate residential mortgage loans.  The issuing entity will also contain other assets, which are described on page S [  ] of this prospectus supplement.

The Offered Certificates

Total principal amount

$[    ]  (approximate)

First distribution date

[           ]

Interest and/or principal paid

Monthly

Assumed final distribution date

[           ]

Credit enhancement for the senior certificates is being provided by [    ] classes of subordinate certificates, which will be subordinated to the senior certificates.  Additional credit enhancement is provided in the form of [excess interest], [overcollateralization], [subordination] and[ allocation of losse]s. [With respect to the [Class  ] Certificates only, the [Class  ] Certificate guaranty insurance policy issued by [ ]. [The senior, mezzanine and [Junior Subordinate Certificates] will have the benefits of the swap agreement.] [The [Class] Certificate guaranty insurance policy only applies to the [Class   ] Certificates.] The credit enhancement for the certificates is described in more detail in the prospectus supplement.

 [Describe underwriting arrangements]

Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Delivery of the certificates offered by this prospectus supplement will be made in book entry form through the facilities of The Depository Trust Company, and upon request, Clearstream Banking Luxembourg and the Euroclear System on or about [    ].

UNDERWRITER	UNDERWRITER

Important Notice About Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Defined Terms” beginning on page S 126 in this prospectus supplement and under the caption “Index of Defined Terms” beginning on page 124 in the accompanying prospectus.  Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

SUMMARY OF TERMS

1

TRANSACTION PARTICIPANTS

1

TRANSACTION

2

WHAT YOU OWN

2

Mortgage Loans

2

Removal or Substitution of Mortgage Loans

4

THE CERTIFICATES

4

The Offered Certificates

4

The Non-Offered Certificates

4

Certificate Designations

5

PAYMENTS ON THE CERTIFICATES

5

Distribution Dates

5

Source of Payments

5

Interest Payments

5

Compensating Interest and Interest

Shortfalls

6

Principal Payments

6

Performance Triggers

6

Payment Priorities

6

Principal Distributions

6

Advances

6

Optional Termination

7

Fees and Expenses

7

CREDIT ENHANCEMENT

7

Subordination

7

Excess Interest

7

Overcollateralization

8

Allocation of Losses

8

Limited Cross-Collateralization

9

[SWAP AGREEMENT

9

FINAL SCHEDULED DISTRIBUTION DATE

9

RATINGS

9

[FINANCING

10

FEDERAL INCOME TAX CONSEQUENCES

10

CONSIDERATIONS FOR BENEFIT PLAN

INVESTORS

10

LEGAL INVESTMENT

10

FORWARD-LOOKING STATEMENTS

11

RISK FACTORS

13

THE SPONSOR

30

General

30

The Sponsor’s Origination Channels

30

Re-Underwriting of the Mortgage Loans

30

STATIC POOL INFORMATION

32

THE DEPOSITOR

33

THE ISSUING ENTITY

33

Assignment of the Mortgage Loans and

Other Assets to the Issuing Entity

33

Discretionary Activities With Respect to the

Issuing Entity

35

THE MASTER SERVICER AND

SECURITIES ADMINISTRATOR

36

Securities Administrator

36

Master Servicer

36

THE SERVICER

36

General

36

THE TRUSTEE

37

General

37

THE CUSTODIAN

39

ADMINISTRATION OF THE TRUST

FUND

39

Servicing and Administrative Responsibilities

39

TRUST ACCOUNTS

41

THE SELLERS

42

THE ORIGINATORS

42

[Insert Name]

42

[Insert Name]

43

AFFILIATIONS AND RELATED

TRANSACTIONS

43

LEGAL PROCEEDINGS

43

THE MORTGAGE POOL

44

General

44

The Mortgage Loans

46

Representations and Warranties Regarding

the Mortgage Loans

48

Criteria for Selection of Mortgage Loans

49

The Sponsor’s Performance Assumption

Grouping.

49

FLOW OF PAYMENTS

51

DESCRIPTION OF THE CERTIFICATES

52

General

52

Book Entry Certificates

53

Allocation of Available Funds

57

Credit Enhancement

60

The Swap Agreement

61

[The Cap Agreement

61

Definitions

61

Pass-Through Rates

68

Calculation of One-Month LIBOR

70

Optional Termination of the Issuing Entity

70

Amendment of the Trust Agreement

71

Servicing Compensation, Payment of

Expenses and Compensating Interest

71

Reports and Other Information

76

THE SERVICING AGREEMENT

78

YIELD, PREPAYMENT AND MATURITY

CONSIDERATIONS

81

Additional Information

82

Weighted Average Lives

83

Yield Sensitivity of the [Mezzanine Certificates]

and the [Junior Subordinate Certificates]

86

USE OF PROCEEDS

86

MATERIAL FEDERAL INCOME TAX

CONSEQUENCES

86

Allocation of Purchase Price and Sales Price

88

Original Issue Discount and Premium

88

The NPC Component

89

Potential Alternative Treatment of Right

to Receive Payments Outside of the REMIC

90

Treatment as Real Estate Assets

90

Prohibited Transactions

91

Tax Return Disclosure Requirements

91

CONSIDERATIONS FOR BENEFIT PLAN

INVESTORS

91

Application of the Underwriter’s Exemption

92

[ERISA CONSIDERATIONS WITH

RESPECT TO THE INTEREST RATE

SWAP AGREEMENT

93

LEGAL INVESTMENT

CONSIDERATIONS

93

METHOD OF DISTRIBUTION

94

LEGAL MATTERS

95

RATINGS

95

APPENDIX A MORTGAGE LOAN

TABLES

A-1

APPENDIX B DECREMENT TABLES

B-1

ANNEX I GLOBAL CLEARANCE,

SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

I-1

ANNEX II [SWAP NOTIONAL

AMOUNTS]

II-1

THE OFFERED CERTIFICATES

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [      ] Certificates]. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Initial Certificate Ratings
Class	[Related Mortgage Pool(s)]	Class [ ]rincipal or Notional Amount (1)	Initial Interest Rate (2)	Summary Interest Rate Formula (until Initial Optional Termination Date) (3)	Summary Interest Rate Formula (after Initial Optional Termination Date) (3)	Principal Type	Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of interest type]	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of interest type]	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of interest type]	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of interest type]	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of interest type]	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of interest type]	[Rating]	[Rating]

______________________

(1) These balances are approximate, as described in this prospectus supplement.

(2) Reflects the interest rate as of the closing date.

(3) Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

SUMMARY OF TERMS

The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

[Whenever we refer to a percentage of some or all of the Mortgage Loans in the issuing entity [or in any mortgage group], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [      ], unless we specify otherwise. We explain in this prospectus supplement under “Description of the Certificates - Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any Mortgage Loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

TRANSACTION PARTICIPANTS

Sponsor and Program Administrator

BancCap Advisors, LLC.

Sellers

BICEP Owner Trust and BICEP Owner Trust II [name other sellers].

Depositor

BancCap Asset Securitization Issuance Corporation, a Delaware special purpose corporation.  The Depositor’s pricipal address is at 553 Capital Drive, Lake Zurich, Illinois 60047.

certain interest rate risk from the payment date in [    ] through the payment date in [    ].]

Master Servicer and Securities Administrator

[Name of Master Servicer and Securities Administrator]

Servicer

[Name of Servicer]

Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

Originators

[    ] and [    ] (as well as [    ], [    ] and [    ], which have each originated less than 10% of the mortgage loans).

Issuing Entity

BASIC Asset Backed Securities Trust 200_-_, a New York [common law] trust.

Trustee

[Name of Trustee]

Custodian

[Name of Custodian]

[Swap Counterparty

The issuing entity will enter into an interest rate swap agreement with [name of provider] to protect against

[Class [    ] Certificate Guarantor

The [Class [    ]] Insurer [Name of Insurer] will unconditionally and irrevocably guarantee certain payments on the [Class [    ]] Certificates on each distribution date pursuant to the terms of a certificate guaranty insurance policy. See "Description of the Certificates -- The [Class [    ]] Certificate Guaranty Insurance Policy" and -- The [Class [    ]] Insurer" in this prospectus supplement.]

[NIMS Insurer

In the future, the depositor may decide to proceed with the issuance of net interest margin securities (“NIMS”) to be backed, in whole or in part, by the Class [  ] Certificates and the Class [  ] Certificates.  The NIMS, if issued, would be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  One or more insurance companies may issue a financial guaranty insurance policy covering certain payments to be made on the NIMS, if issued.  In such event, the NIMS insurer will have various rights under the trust agreement and will be able to exercise certain rights that could adversely impact the certificateholders.  See “Risk Factors—Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates” in this prospectus supplement. ]

TRANSACTION

On or about [    ], which is the closing date, the mortgage loans that support the certificates will be sold by BICEP Owner Trust and BICEP Owner Trust II to BancCap Asset Securitization Issuance Corporation, the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the BASIC Asset Backed Securities Trust 200_-_.  In exchange for the mortgage loans and related assets, the issuing entity will issue the certificates pursuant to the order of the depositor.

The mortgage loans will be master serviced by [    ], as master servicer, and serviced by [    ], as servicer. Some administrative functions with respect to the issuing entity will be performed by [    ], as securities administrator.

The trustee of the issuing entity will be [    ].  [    ] will review the mortgage notes, mortgages and certain other legal documents related to the mortgage loans as custodian for the issuing entity in accordance with the review requirements of the trust agreement or a custodial agreement.

WHAT YOU OWN

Your certificates represent interests only in the assets of the issuing entity.  All payments to you will come only from the amounts received in connection with those assets.

claims on the assets of the issuing entity will be issued in the future.

Mortgage Loans

The issuing entity will acquire a pool of [first] lien, adjustable-rate and fixed-rate residential mortgage loans.  The mortgage loans will be divided into [two] separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group [1] will consist of [first lien] [fixed] rate mortgage loans. Loan group [2] will consist of [first lien] [adjustable] rate mortgage loans.

As of [    ], which is the cut-off date, the mortgage loans will consist of approximately [    ] mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $[    ].  The scheduled principal balance of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at origination, less all scheduled payments of principal on that mortgage loan due on or before that date, whether or not received.  Approximately [     ]% of the mortgage loans were originated by [    ]  Approximately [    ]% of the mortgage loans were originated by [    ].

The statistical information in this prospectus supplement reflects the characteristics of the mortgage loans as of the cut-off date.  Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balances as of the cut-off date of the mortgage loans.  After the date of this prospectus supplement and prior to the closing date, some mortgage loans may be removed from the mortgage pool and some mortgage loans may be added to the mortgage pool.  As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

The mortgage loans have the following characteristics as of the cut-off date(1):

The issuing entity will own a pool of mortgage loans and other assets, as described in “The Issuing Entity” in this prospectus supplement.

On the closing date, there will be no outstanding series or classes of securities that are backed by the assets of the issuing entity or otherwise have claims on the assets of the issuing entity, other than the certificates. The depositor does not expect that any securities representing additional interests in or

Loans with Prepayment Charges:

%

Interest Only Loans:

%

Range of Remaining Terms to

months to

Maturity:

 months

Weighted Average Remaining Term

to Maturity:

months

Range of Original Principal

$     to

Balances:

$

Average Original Principal Balance:

$

Range of Outstanding Principal

$     to

Balances:

$

Average Outstanding Principal Balance:

$

Range of Mortgage Rates:

% to

%

Weighted Average Mortgage Rate:

%

Range of Original Loan-to-Value Ratios:

% to

%

Weighted Average Original Loan-to-

Value  Ratio:

%

Geographic Concentrations in Excess of 5%:

[California

%

Florida

%

Minnesota

%

Illinois]

%

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Weighted Average Original Loan-to-

Value Ratio:

%

Geographic Concentrations in Excess of 5%:

[California

%

Florida

%

Minnesota

%

Illinois]

%

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.]

Approximately [    ]% of the mortgage loans, by aggregate scheduled principal balance as of the cut-off date, are adjustable-rate mortgage loans.  The adjustable-rate mortgage loans have the following characteristics as of the cut-off date(1):

[The mortgage loans in group [  ] have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:

%

Interest Only Loans:

%

Range of Remaining Terms to

months to

Maturity:

months

Weighted Average Remaining Term

to Maturity:

months

Range of Original Principal

$     to

Balances:

$

Average Original Principal Balance:

$

Range of Outstanding Principal

$     to

Balances:

$

Average Outstanding Principal Balance:

$

Range of Mortgage Rates:

% to

%

Weighted Average Mortgage Rate:

%

Range of Original Loan-to-Value Ratios:

% to

%

Weighted Average Original Loan-to-

Value Ratio:

%

Geographic Concentrations in Excess of 5%:

[California

%

Florida

%

Minnesota

%

Illinois]

%

Weighted Average Gross Margin:

%

Weighted Average Maximum Mortgage

Rate:

%

Weighted Average Minimum Mortgage

Rate:

%

Weighted Average Initial Periodic Rate

Cap:

%

Weighted Average Subsequent Periodic

Rate Cap:

%

Weighted Average Time Until Next

Adjustment Date:

months

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Information about the characteristics of the mortgage loans is described in the section entitled “The Mortgage Pool” and Appendix A to this prospectus supplement.

[Pre-Funding

On the closing date, the depositor may elect to deposit an amount of up to 25% of the initial certificate principal balance of the offered certificates in a pre-funding account (referred to as the pre-funded amount).

(1) All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.]

[The mortgage loans in group [  ] have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:

%

Interest Only Loans:

%

Range of Remaining Terms to

months to

Maturity:

months

Weighted Average Remaining Term
to Maturity:

months

Range of Original Principal

$     to

Balances:

$

Average Original Principal Balance:

$

Range of Outstanding Principal

$     to

Balances:

$

Average Outstanding Principal Balance:

$

Range of Mortgage Rates:

% to

%

Weighted Average Mortgage Rate:

%

Range of Original Loan-to-Value Ratios:

% to

%

Pre-Funded Amount

Any pre-funded amount shall not exceed 25% of the initial certificate principal balance of the offered certificates, which will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the certificate principal balance of the classes of certificates related to that loan group.

Funding Period

If the depositor elects to deposit a pre-funded amount on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $[ ] and (y) [ ], 200[ ].

Use of Pre-Funded Amount

If the depositor elects to deposit a pre-funded amount on the closing date, the pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.]

having the characteristics described in this prospectus supplement.

The offered certificates will be book entry securities clearing through The Depository Trust Company (in the United States) and, upon request, through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations that are set forth in the table on page S-[   ].

The Non-Offered Certificates

In addition to the offered certificates, the issuing entity will issue five additional classes of certificates.  The Class [[]] and Class [[]] Certificates are collectively referred to in this prospectus supplement as the [Junior Subordinate Certificates] (and together with the [Mezzanine Certificates] and the Class [  ] Certificates, the subordinate certificates) and are not being offered

Removal or Substitution of Mortgage Loans

Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The Sellers’ rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement.  In the event of a material breach of the representations and warranties made by any originator with respect to the related mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.  [[    ] will guarantee the repurchase obligation of each originator.]

THE CERTIFICATES

The Offered Certificates

On the closing date, BASIC Asset Backed Securities Trust  200_-_ will issue offered certificates with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[  ]. The assets of the issuing entity that will support the certificates will consist primarily of a pool of [first] lien, fixed-rate and adjustable-rate mortgage loans

to the public by this prospectus supplement.  The original certificate principal balance of the Class [   ] Certificates is $[    ] and the original certificate principal balance of the Class [   ] Certificates is $[   ]. The [Junior Subordinate Certificates] may be privately offered, are subordinated to the classes of offered certificates and provide credit enhancement for the classes of offered certificates. In addition the issuing entity will issue certificates designated as the Class [  ] Certificates, the Class [  ] Certificates and the Class R Certificates, which are not being offered to the public by this prospectus supplement and the accompanying prospectus.  The Class [  ] Certificates, the Class [  ] Certificates and the Class R Certificates will be delivered to a bankruptcy remote entity.  [insert name] Mortgage Loans Trust II, an affiliate of the servicer, will be the majority owner of this bankruptcy remote entity.

The Class [  ] Certificates will accrue interest as provided in the trust agreement and will have an original certificate principal balance of approximately $[    ], which is approximately equal to the initial overcollateralization that will be required by the trust agreement.  The certificate principal balance of the Class [  ] Certificates on any date will represent the overcollateralization for the offered certificates and the [Junior Subordinate Certificates] and may change from time to time as provided in the trust agreement.  The Class [  ] Certificates will initially evidence an interest of approximately 3.05% of the aggregate principal balance of the mortgage loans in the issuing entity on the closing date.

The Class [  ] Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class [  ] Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The Class R Certificates will not have an original principal balance and represent the residual interest in the issuing entity.

See “Description of the Certificates—General” in this prospectus supplement.

Certificate Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations:

•

Offered Certificates

Class A Certificates and [Mezzanine Certificates].

•

Class A Certificates

Senior Certificates.

•

Senior Certificates

Class [   ] Certificates, Class [   ] Certificates and Class [   ] Certificates.

•

[Related Certificates

The Class [   ] Certificates are related to the group [  ] loans and the Class [   ] and Class [   ] Certificates are related to the group [  ] loans.]

•

[Variable Rate Certificates

The Class [   ] Certificates are variable rate certificates.]

•

[Fixed Rate Certificates

The Class [   ] and [   ] Certificates are fixed rate certificates.]

•

[Mezzanine Certificates]

Class [   ] Certificates, Class [   ] Certificates, Class [   ] Certificates, Class [   ] Certificates and Class [   ] Certificates.

•

[Junior Subordinate Certificates]

Class [   ] and Class [   ] Certificates.

•

Subordinate Certificates

[Mezzanine Certificates], [Junior Subordinate Certificates] and Class [  ] Certificates.

•

Residual Certificates

Class R Certificates

PAYMENTS ON THE CERTIFICATES

Distribution Dates

The securities administrator will make distributions on the certificates on the [  ]th day of each calendar month (or if the [  ]th day of a month is not a business day, then on the next business day) beginning in [    ] to the persons in whose names such certificates are registered at the close of business on the related record date.  The record date for the [adjustable rate] offered certificates (for so long as they are book-entry certificates) for any distribution date will be the business day immediately preceding such distribution date.  The record date for the [fixed rate] offered certificates (for so long as they are book-entry certificates) for any distribution date will be the last business day of the month preceding the month of such distribution date.

Source of Payments

The mortgagors will pay their interest and principal during the month to the servicer.  Each month, the servicer will subtract the servicing fee, other servicing compensation and other amounts reimbursable to the servicer or other parties as specified in the servicing agreement and will send the remainder to the master servicer.  The master servicer will then subtract the master servicing fee, the program administrator fee and other amounts reimbursable to any party pursuant to the servicing agreement or the trust agreement and certain other amounts as specified in the servicing agreement and remit the remainder of the funds to the securities administrator.  On the distribution date for that month the securities administrator will distribute that amount to the holders of the certificates in the order described in this prospectus supplement under “Description of the Certificates – Allocation of Available Funds”.

Interest Payments

The pass-through rates for the offered certificates will be as set forth in the table on page s-[  ] of this prospectus supplement.

See “Description of the Certificates—Pass-Through Rates” in this prospectus supplement for additional information.

The interest accrual period for the offered certificates for any distribution date will be the period from the previous distribution date (or, in the case of the first accrual period, from the closing date) to the day prior to the current distribution date.  Interest will be calculated for the offered certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The offered certificates will accrue interest on their certificate principal balances outstanding immediately prior to each distribution date.

The Class [  ] Certificates will accrue interest as provided in the trust agreement.  The Class [  ] Certificates and the Residual Certificates will not accrue interest.

See “Description of the Certificates” in this prospectus supplement for additional information.

Performance Triggers

The priority of the distribution of principal to the holders of the offered certificates may be altered if cumulative losses on the mortgage loans exceed a specified percentage on any distribution date in or after [    ], or if mortgage loan delinquencies exceed a specified percentage on any distribution date.  See “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Payment Priorities

In general, on any distribution date, funds available for distribution from payments and other amounts received on the [group [  ]] [group [  ]] mortgage loans will be distributed as follows:

Interest Distributions

first, to pay interest on the Class A Certificates as described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement; and

Compensating Interest and Interest Shortfalls

When mortgagors make prepayments in full, they need not pay a full month’s interest.  Instead, they are required to pay interest only to the date of their prepayment.  When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment.  To compensate certificateholders for net shortfalls in interest resulting from prepayments in full, the servicer will pay compensating interest to the certificateholders out of the servicing fee it collects.  The master servicer will pay compensating interest to the certificateholders out of the master servicing fee it collects to the extent not previously paid by the servicer.  For a description of how compensating interest is allocated among the certificates, as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see “Description of the Certificates—Servicing Compensation, Payment of Expenses and Compensating Interest” in this prospectus supplement.

second, to pay interest on the [Mezzanine Certificates] and the [Junior Subordinate Certificates], but only in the order of priority, in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Principal Distributions

to pay principal on the offered certificates and the [Junior Subordinate Certificates], but only in the order of priority, in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

See “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

Advances

The servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on a mortgage

Principal Payments

Principal will be distributed to holders of the offered certificates on each distribution date in the priority, in the amounts and to the extent described in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds.”

loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  To the extent that the servicer fails to make any required advance, the master servicer shall make such advance in its capacity as successor servicer.

See “The Servicing Agreement—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the accompanying prospectus.

Optional Termination

The [     ] (or if the [     ] fails to exercise such right, the [     ], if any) may purchase all of the mortgage loans and retire the certificates when the aggregate stated principal balance of the mortgage loans and the REO properties as of the last day of the related collection period is equal to or less than [  ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.

See “Description of the Certificates—Optional Termination of the Trust” in this prospectus the total principal balance of the mortgage loans to be paid from proceeds from the sale of the certificates.

The servicer, the master servicer, the securities administrator, the trustee, the program administrator and the custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments on the certificates are made.

[Describe any other fees and expenses]

CREDIT ENHANCEMENT

Subordination

•

the rights of the [Mezzanine Certificates], the [Junior Subordinate Certificates] and the Class [  ] Certificates to receive distributions will be subordinated to the rights of the Class A Certificates;

supplement and “The Agreements—Termination, Optional Termination” in the accompanying prospectus.

Fees and Expenses

[Before payments are made on the certificates, the swap counterparty will be paid any net swap payment owing to it with respect to each distribution date and, in certain circumstances, any swap termination amounts owing to it (subject to reductions as described in this prospectus supplement).]

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as [    ]% annually on the total principal balance of the mortgage loans.

•

the rights of the [Mezzanine Certificates] with higher numerical class designations and the [Junior Subordinate Certificates] to receive distributions will be subordinated to the rights of the [Mezzanine Certificates] with lower numerical class designations;

•

the rights of the Class [  ] Certificates and the [Junior Subordinate Certificates] to receive distributions will be subordinated to the rights of the [Mezzanine Certificates];

in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of

Before payments are made on the certificates, the master servicer will be paid a monthly fee calculated as [    ]% annually on the total principal balance of the mortgage loans.

The trustee will receive certain fees and other compensation, [which will be paid by the master servicer].

Before payments are made on the certificates, the program administrator will be paid a monthly fee calculated as [    ]% annually, subject to a minimum of $[    ]per month, on the total principal balance of the mortgage loans.  The program administrator will also receive a one time up front fee equal to [    ]% on

certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates, the fees and expenses of the issuing entity and [certain net amounts owed to the swap counterparty].  The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels as described in the trust agreement.

Generally, excess cashflow from loan group [1] will be allocated to the [Class [  ]] Certificates and the [fixed rate] subordinate certificates and excess cashflow from loan group [2] and loan  group [3] will be allocated to the [Class [  ]] Certificates and the [adjustable rate] subordinate certificates, however, if there is excess cashflow remaining after certain distributions on the related classes of certificates, a portion of the excess cashflow may be allocated to an unrelated class of certificates as described in this prospectus supplement under "Description of the Certificates"

Allocation of Losses

If, on any distribution date, excess interest, overcollateralization and [any net payments by the swap counterparty pursuant to the swap agreement ]are not sufficient to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement, then realized losses of a particular loan group or loan groups are allocated to the related subordinate certificates, beginning with the related subordinate certificates with the lowest payment priority, until the principal balance of that related subordinate class has been reduced to zero..  If realized losses on the mortgage loans are allocated to such certificates, such losses will be allocated first to the Class [   ] Certificates, second, to the Class [   ] Certificates, third, to the Class [   ] Certificates, fourth, to the Class [   ] Certificates, fifth, to the Class [   ] Certificates, sixth, to the Class [   ] Certificates and seventh, to the Class [   ] Certificates.  The trust agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates, the Class [  ] Certificates or the Residual Certificates; however, investors in the Class A Certificates should be aware that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which the Class A Certificates are then entitled.

Once realized losses are allocated to the [Junior Subordinate Certificates] and the [Mezzanine Certificates], such amounts will not be reinstated after that (other than the amounts reinstated due to a subsequent recovery on a liquidated mortgage loan).  However, the amount of any realized losses allocated to the [Mezzanine Certificates] or the [Junior Subordinate Certificates] may be paid to the holders of those certificates at a later date from net monthly excess cash flow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

See “Description of the Certificates—Credit Enhancement—Allocation of Losses” in this prospectus supplement.

See “Description of the Certificates—Allocation of Available Funds” and “—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

As of the closing date, the aggregate principal balance of the [group [  ]][group [  ]] mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the related Class [  ] Certificates, the related [Mezzanine Certificates], the related [Junior Subordinate Certificates] and the related Class [  ] Certificates on the closing date by approximately $[    ], [    ] and [    ], respectively, which will be equal to the original certificate principal balance of the related Class [  ] Certificates.  Such amount represents approximately [    ]%, [    ]% and [    ]%  of the aggregate principal balance of the  [group [  ]][group [  ]] mortgage loans, respectively, as of the cut-off date, and is approximately equal to the initial amount of overcollateralization that will be required to be provided under the trust agreement.  Excess interest generated by the [group [  ]][group [  ]] mortgage loans will be distributed as a payment of principal to the related class of certificates then entitled to distributions of principal to the extent necessary to maintain or restore the required level of overcollateralization.  The required level of overcollateralization may be permitted to step down as provided in the trust agreement.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See “Description of the Certificates—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement.

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

Limited Cross-Collateralization

Under certain limited circumstances, principal and interest payments on the mortgage loans in one pool may be paid as principal to holders of the senior certificates corresponding to the other pool.  If the senior certificates relating to one pool have been retired, then principal and interest payments on the mortgage loans relating to the retired senior certificates will be paid to the remaining senior certificates of the other pool, if any, before being paid to the offered subordinate certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Payments of Principal” in this prospectus supplement.

swap agreement described in this prospectus supplement.  On the business day prior to each distribution date from the fourth distribution date through the distribution date in [    ], the issuing entity will be obligated to make a payment to the swap counterparty at a rate equal to [    ]% (per annum), and the swap counterparty will be obligated to make a payment at a rate equal to one-month LIBOR (as determined pursuant to the swap agreement), in each case, on a scheduled notional amount specified on Annex II attached to this prospectus supplement based upon a 30/360 convention in the case of the payment by the issuing entity and adjusted to an actual/360 basis in the case of the payment by the counterparty.  Payments under the swap agreement will be made on a net basis.  To the extent that the fixed payment exceeds the floating payment for any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty

[Primary Mortgage Insurance

[Approximately [    ]% of the first lien mortgage loans with original loan-to-value ratios in excess of [80]% are covered by existing borrower-paid primary mortgage insurance policies.] [On the closing date, [   ] loan-level primary mortgage insurance policies will be obtained on behalf of the trust fund from [    ] in order to provide initial primary mortgage insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios in excess of [80]%. However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.]

before payments are made on the certificates, and to the extent that the floating payment exceeds the fixed payment for any distribution date, the swap counterparty will owe a net swap payment to the issuing entity. Any net amounts received by the issuing entity under the swap agreement will generally be applied to maintain overcollateralization, pay interest shortfalls and repay losses, as described in this prospectus supplement.

See “Description of the Certificates—The Swap Agreement” in this prospectus supplement.]

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[  ]. The actual final distribution date for each class of the offered certificates may be earlier or later, and could be substantially earlier, than the distribution date in [    ].

RATINGS

The certificates offered by this prospectus supplement will initially have the ratings from [  ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors- Reduction or Withdrawal of Ratings of the Offered Certificates May Affect Their Market Value and Liquidity” in this prospectus supplement and “Risk

[[Certificate] [Pool] Insurance Policy

The [  ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [  ] Certificates under the instances described in this prospectus supplement. [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [  ] and for a more detailed discussion of the [  ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

[SWAP AGREEMENT

On the closing date, the issuing entity will enter into a swap agreement with the swap counterparty to the

Factors— Ratings of the Securities Do Not Assure Their Payment; Ratings May be Lowered or Withdrawn at Any Time” in the prospectus.

[FINANCING

An affiliate of [     ] has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

FEDERAL INCOME TAX CONSEQUENCES

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made with respect to the issuing entity (exclusive of the reserve fund, the supplemental interest account and the swap agreement, as described in this prospectus supplement).  The offered certificates will represent ownership of REMIC regular interests, coupled with an interest in a notional principal contract, and will generally be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, the Residual Certificates will represent ownership of the REMIC residual interests.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus.

Considerations” in the accompanying prospectus.

LEGAL INVESTMENT

The Class [    ] will constitute and the Class {   ] certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus supplement consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control.  Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information presented under “Risk Factors” in the accompanying prospectus.

Higher Expected Delinquencies of the Mortgage Loans

In general, the underwriting guidelines applied to the mortgage loans to be included in the issuing entity are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. The originators’ underwriting of the mortgage loans generally consisted of analyzing the creditworthiness of a borrower based on both a credit score and mortgage history, the income sufficiency of a borrower’s projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and the adequacy of the mortgaged property expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the issuing entity than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

[Financial Condition of the Sponsor May Materially and Adversely Affect Liquidity for and Value of the Offered Certificates

The sponsor is a start-up enterprise, has negligible net worth and the fee received by the sponsor as program administrator will constitute its primary source of income.  There can be no assurance that the income received by the sponsor as program administrator (or from any other source) will be sufficient to satisfy the sponsor’s debts and other obligations as they become due.  Accordingly, there can be no assurance that the sponsor will be able to remain solvent and continue as a going concern.

Any material adverse effect on the sponsor’s financial health or its ability to continue as a going concern could have a material adverse effect on the liquidity for and value of the offered certificates.]

The Yield on Your Certificates is Directly Related to the Prepayment Rate on the Related Mortgage Loans

Mortgagors may prepay their mortgage loans in whole or in part at any time.  The yield to maturity on your certificates is directly related to the rate at which the mortgagors in the related group of mortgage loans pay principal on the related mortgage loans.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a prepayment on the related classes of certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•

The rate of prepayments on the mortgage loans may be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on those mortgage loans.  In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease.  Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•

The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors.  If, at the time of their first adjustment, the mortgage rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to the related mortgagors, such mortgagors may prepay their adjustable-rate mortgage loans.  The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their mortgage rates, especially following their initial adjustments.

•

Approximately [    ]% and [    ]% of the mortgage loans in [group [  ]][group [  ]], respectively (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date), require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•

The originators or [name of guarantor] may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured.  In addition, certain originators may be required to repurchase mortgage loans from the issuing entity to the extent that up to the first three scheduled monthly payments due after sale of the mortgage loans by the related originator becomes 30 or more days delinquent.  In addition, the [    ] (or if the [    ] fails to exercise such option, the [    ]), has the option to purchase mortgage loans that become 90 days or more delinquent, which option is subject to certain limitations and conditions described in this prospectus supplement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

•

The [    ] (or if the [    ] fails to exercise such option, the NIMS insurer, if any), may purchase all of the mortgage loans and retire the certificates when the aggregate stated principal balance of the mortgage loans and the REO properties as of the last day of the related collection period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.  Such purchases will result in an earlier return of the principal on the certificates and will affect the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will affect the yield on the offered certificates.

• If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and [certain payments from the swap counterparty] as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to the related class of offered certificates and the related [Junior Subordinate Certificates] then entitled to principal distributions at any time that the overcollateralization provided by the related mortgage group falls below the required level.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.  In addition, if the related Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated based on the amount of principal actually received on the mortgage loans for the related distribution date.  This may magnify the prepayment effect on the related Class A Certificates caused by the rates of prepayments and defaults experienced by the mortgage loans.

•

The multiple class structure of the certificates will cause the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of certificates according to the priorities described in this prospectus supplement, the yield to maturity on the offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates.  In particular, the [Mezzanine Certificates] and will not receive any portion of the amount of principal payable to the certificates prior to the distribution date in [    ] or a later date as provided in the trust agreement, unless the certificate principal balance of the Class A Certificates has been reduced to zero.  After that, subject to the loss and delinquency performance of the related mortgageloan group, the [Mezzanine Certificates] may continue (unless the certificate principal balance of the Class A Certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the certificates.  The weighted average lives of the [Mezzanine Certificates] will therefore be longer than would otherwise be the case.  The effect on the market value of the [Mezzanine Certificates] of changes in market interest rates or market yields for similar securities may be greater than for the Class A Certificates.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The First Payment Date on Some Mortgage Loans Has Not Occurred Yet Meaning that those Borrowers Could Not be Delinquent on the Referenced Monthly Payment

[None/[  ]%] of the mortgage loans (by aggregate scheduled principal balance) are 30 or more days contractually delinquent as of the cut-off date (i.e., mortgagors had made their [    ] monthly payments).  However, approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance) have initial due dates on or after [    ] and therefore could not have been 30 or more days contractually delinquent as of the cut-off date.  Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.]

[A Silent-Second Lien Mortgage Loan on a Mortgaged Property May Increase the Risk that the Related Mortgage Loan Becomes Subject to Foreclosure

With respect to approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) a second lien mortgage loan was originated which is not included in the issuing entity.  The weighted average original loan-to-value ratio of such mortgage loans is approximately [    ]%, and the weighted average original combined loan-to-value ratio of such mortgage loans (including the related silent second lien, if any,) is approximately [    ]%.  The weighted average original combined loan-to-value ratio (including the related silent second lien) of all mortgage loans is approximately [    ]%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien because mortgagors with a silent second lien have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.]

Credit Enhancement for the Certificates May be Inadequate

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the [Mezzanine Certificates] and the [Junior Subordinate Certificates], will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

If you buy a senior certificate, your principal payments will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, each class of certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from each pool. That means that even if the rate of losses on mortgage loans in the pool that relates to your class of certificates is low, losses in the other pool may reduce the loss protection for your certificates.

[Payments Provided by the Swap Agreement May Not be Adequate

Any amounts received by the issuing entity under the swap agreement will be applied as described in this prospectus supplement to maintain overcollateralization, pay interest shortfalls and repay realized losses.  However, no amounts will be payable to the supplemental interest reserve account by the swap counterparty unless the floating amount owed by the swap counterparty for a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap agreement) exceeds the applicable rate of payment owed by the issuing entity, which will be [    ]% per annum.  We cannot assure you that any amounts will be received by the issuing entity under the swap agreement, or that any such amounts that are received will be sufficient to maintain overcollateralization, pay interest shortfalls or repay realized losses on the mortgage loans.  See “Description of the Certificates—The Swap Agreement” in this prospectus supplement.]

Excess Interest from the Mortgage Loans May Not be Sufficient to Maintain Overcollateralization And Absorb Losses

The weighted average of the mortgage rates on the mortgage loans each month in each group is expected to be higher than the weighted average pass-through rate on the related certificates for the related distribution date.  The mortgage loans in each group are expected to generate more interest each month than is needed to pay interest owed on the related certificates, to pay [certain net amounts owed to the swap counterparty], and to pay the fees and expenses of the issuing entity on the related distribution date.  Any remaining interest generated by the mortgage loans each month will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans each month will be used to maintain overcollateralization at the required level determined as provided in the trust agreement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, may be generating less interest.

• Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

•

If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

•

The adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates and the fixed-rate mortgage loans have mortgage rates that do not adjust.  In addition, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will occur within six months of the date of origination, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until twelve months after the date of origination, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until two years after the date of origination, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until three years after the date of origination and the first adjustment of the mortgage rates for approximately [      ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until five years after the date of origination.  As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the mortgage rates on the mortgage loans, or the pass-through rate on such certificates may remain constant as the weighted average of the mortgage rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•

If neither the [    ] or the NIMS insurer, if any, terminates the issuing entity on the Optional Termination Date, then the pass-through rates on the offered certificates will, subject to the limitation described in the next risk factor below, increase.  Any such increase will reduce the amount of excess interest that could become available for other purposes.

Mortgage Loan Interest Rates May Limit Pass-Through Rates on the Offered Certificates

The [adjustable rate] offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but all of such pass-through rates are subject to a limit.  The limit on the pass-through rate for the offered certificates is based on the weighted average of the mortgage rates on all the mortgage loans.  The mortgage rates on which the limits on the pass-through rates are based are net of [certain net amounts owed to the swap counterparty] and certain fees and expenses of the issuing entity.

A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates.  Some of these factors are described below:

•

The mortgage rates on the fixed-rate mortgage loans will not adjust, and the mortgage rates on the adjustable rate mortgage loans generally are based on a six-month LIBOR index.  Generally, the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will have their first adjustment within six months of the date of origination, and approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date), will not have the first adjustment to their mortgage rates until one year, two years, three years or five years after the origination.  As a result of the limits on the pass-through rates for the offered certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

•

Six-month LIBOR may change at different times and in different amounts than one-month LIBOR.  As a result, it is possible that mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising.  It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates for the [adjustable rate] offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

•

The pass-through rates for the [adjustable rate] offered certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust.  Consequently, the limits on the pass-through rates for the [adjustable rate] offered certificates may limit increases in the pass-through rates for such certificates for extended periods in a rising interest rate environment.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the [adjustable rate] offered certificates are more likely to be limited.

•

[The required payment by the issuing entity of certain net amounts payable to the swap counterparty will result in the limit on the pass-through rates on the offered certificates being lower than would be the case if the issuing entity did not have such obligation.]

If the pass-through rates on the[adjustable rate]  offered certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the [adjustable rate] offered certificates, [the payments of certain net amounts made to the swap counterparty], and the payment of the fees and expenses of the issuing entity.  The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered certificates.

[Amounts used to pay basis risk shortfalls on the [adjustable rate] offered certificates may be supplemented by amounts received by the issuing entity under the swap agreement, if any.  However, the amount received under the swap agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limits on the pass-through rates.]

[Payments to the Swap Counterparty Will Reduce Amounts Available for Distribution to the Offered Certificates

Any net swap payment, including certain termination payments payable by the issuing entity, payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for distribution to the offered certificates and may reduce payments of interest on the offered certificates.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayments and low prevailing interest rates could adversely affect the yields on the offered certificates.

In the event that the issuing entity, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for distribution to the offered certificates, unless the swap counterparty is the Defaulting Party or the sole Affected Party (each as defined in the swap agreement).]

[A Reduction of the Swap Counterparty’s Ratings May Reduce the Ratings of the Offered Certificates

As of the date of this prospectus supplement, the swap counterparty currently has the ratings described under “Description of the Certificates—The Swap Counterparty.”  The ratings of the offered certificates are dependent in part upon the credit ratings of the swap counterparty.  If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the swap agreement or does not furnish a guaranty of its obligations under the swap agreement or does not obtain a substitute counterparty in accordance with the terms of the swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn.  In that event, the value and marketability of those offered certificates will be adversely affected.  See “Description of the Certificates—Swap Agreement.”]

The [ ] Have a Greater Risk of Loss Than the Class A Certificates

The weighted average lives of, and yields to maturity on, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates will be more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization, excess interest and net swap payments, if any, following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class [   ] Certificates, Class [   ] Certificates, Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates, in that order.  As a result of such reductions, less interest will accrue on such class of [Mezzanine Certificates] than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount unless such written down amount is reinstated due to a subsequent recovery on a liquidated mortgage loan.  However, the amount of any realized losses allocated to the [Mezzanine Certificates] and the [Junior Subordinate Certificates]  may be paid to the [Mezzanine Certificates] and the [Junior Subordinate Certificates] on a later distribution date from collections on the mortgage loans [and from amounts, if any, received from the swap counterparty pursuant to the swap agreement], according to the priorities specified under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Unless the certificate principal balance of each Class A Certificate has been reduced to zero, the [Mezzanine Certificates] will not be entitled to any principal distributions until [    ] or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative realized losses on the related mortgage loans exceed certain levels.  As a result, the weighted average lives of the [Mezzanine Certificates] will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the [Mezzanine Certificates], the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the [Mezzanine Certificates] and the [Junior Subordinate Certificates] causes the yield of the [Mezzanine Certificates] to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on the [Mezzanine Certificates] will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates.  The yield to maturity on the [Mezzanine Certificates] will also be extremely sensitive to losses due to defaults on the mortgage loans (and their timing), to the extent such losses are not covered by excess interest, overcollateralization, net swap payments or the [Mezzanine Certificates] with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the [Mezzanine Certificates] may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

The Return on Your Certificates Could be Reduced Due to Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full (except in respect of principal prepayments in full received during the period from the first through the 14th day of the month of the related distribution date), but only up to the amount of the servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or similar state or local law, will not be covered by the servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local law, and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the current interest with respect to the Class [  ] Certificates, and after that, to the current interest with respect to the offered certificates and the [Junior Subordinate Certificates], on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for prepayment interest shortfalls not covered by compensating interest or for shortfalls resulting from application of the Relief Act or similar state or local law.  If these shortfalls are allocated to the offered certificates the amount of interest paid on those certificates will be reduced, adversely affecting the yield on your investment.

Delays in Liquidating Delinquent Mortgage Loans May Result in Losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Mortgages with High Loan-to-Value Ratios May have a Greater Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) had loan-to-value ratios at origination in excess of 80%, but no more than [   ]%.  Additionally, the originators’ determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

[The Yield on Your Certificates May be Affected by Commencement of Amortization of the Interest Only Mortgage Loans

Approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination.

After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date.  If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default on or may refinance the related mortgage loan to avoid the higher payment.  Because no principal payments are required on such mortgage loans during such interest only period, the offered certificates and the [Junior Subordinate Certificates] then entitled to distributions of principal will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal distributions may reduce the return on an investment in the related offered certificates that are purchased at a discount.]

The Geographic Concentration of the Mortgaged Properties in Certain States Increases the Risk of the Related Mortgage Loans Incurring Losses Due to Developments in those States

The charts presented under “Summary of Terms—What You Own—Mortgage Loans” list the states with the highest concentrations of mortgage loans.  Mortgaged properties in [       ] and [     ] may be particularly susceptible to certain types of uninsurable hazards, such as [earthquakes, floods, mudslides and other natural disasters] not covered by standard hazard insurance policies for each mortgage loan or otherwise insured against for the benefit of the issuing entity.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

• Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•

Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•

Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of Federal or State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the sponsor.  In addition, other state laws, municipal ordinances, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices (including predatory lending practices), and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.  In particular, the sponsor’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and could result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.  See “Legal Aspects of the Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the accompanying prospectus.

The related originator will represent that at origination each mortgage loan complied with all applicable federal and state laws and regulations.  In addition, the related originator will represent that none of the mortgage loans is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator of such mortgage loan, or which would result in liability to the purchaser or assignee of such mortgage loan under any predatory or abusive lending law.  In the event of a breach of any of such representations, the related originator will be obligated to cure such breach or repurchase (which repurchase obligation will be guaranteed by [insert name] Financial Corporation) or replace the affected mortgage loan, in the manner and to the extent described under “The Issuing Entity—Assignment of the Mortgage Loans and Other Assets to the Issuing Entity” in this prospectus supplement.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied.  Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related originator or [insert name] Financial Corporation will be required to repurchase such mortgage loan from the issuing entity.

In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state law may impose requirements and restrictions more stringent than those in HOEPA.  The related originator’s failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in mortgagors exercising their rights to rescind their mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost mortgage loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Proceeds of the Assets in the Trust are the Sole Source of Payment on the Certificates

The certificates will not represent an interest in or obligation of the depositor, the master servicer, the sponsor, the servicer, the trustee, the securities administrator or any of their respective affiliates.  None of the offered certificates, or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the sponsor, the servicer, the trustee, the securities administrator or any of their respective affiliates.  Proceeds of the assets held by the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the master servicer, the sponsor, the servicer, the trustee, the securities administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates

The underwriters intend to make a secondary market in the classes of offered certificates actually purchased by them, but they have no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Reduction or Withdrawal of Ratings of the Offered Certificates May Affect Their Market Value and Liquidity

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

[Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates

A financial guaranty insurance policy or policies (“NIMS policy”) may be issued by the NIMS insurer, if any, covering certain payments to be made on NIMS which may be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class [  ] Certificates and the Class [  ] Certificates, which are not offered hereby.  The NIMS, if issued, would not be backed by the issuing entity (other than by the interests represented by the Class [  ] Certificates and the Class [  ] Certificates) or by any of the offered certificates.

Notwithstanding the foregoing, pursuant to the terms of the trust agreement, unless there exists a continuance of any failure by the NIMS insurer, if any, to make a required payment under the NIMS policy (“NIMS insurer default”), the NIMS insurer will be entitled to exercise, among others, certain rights that preempt the rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS insurer.  Such rights are expected to include (i) the right to provide notices of servicer and master servicer defaults and the right to direct the master servicer to terminate the rights and obligations of the servicer under the servicing agreement with respect to certain events of a default by the servicer; (ii) the right to remove the trustee, any co-trustee or custodian pursuant to the trust agreement; and (iii) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement.  In addition, unless a NIMS insurer default exists, the NIMS insurer’s consent will be required prior to, among other things:  (i) the appointment of any successor servicer or master servicer; (ii) the appointment and removal of the trustee or any co-trustee; or (iii) any amendment to the trust agreement regardless of whether such amendment would affect the Class [  ] Certificates, the Class [  ] Certificates or the Class R Certificates.

Investors in the offered certificates should note that:

• any NIMS policy will not cover, or benefit in any manner whatsoever, the offered certificates;

• the rights granted to any NIMS insurer are extensive;

•

the interests of any NIMS insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIMS insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of the NIMS insurer’s rights;

•

any NIMS insurer’s exercise of the rights and consents described above may negatively affect the offered certificates, and the existence of such rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other Mortgage Pass-Through Certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•

there may be more than one series of notes insured by the NIMS insurer and the NIMS insurer will have the rights described in this prospectus supplement and in the trust agreement so long as any such series of notes remain outstanding.]

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

Since the terrorist attacks in the United States on September 11, 2001, there exists an increased likelihood of further terrorist activity in the United States.  In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans.  In accordance with the servicing standard in the servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to mortgagors affected in some way by past and possible future events.  In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage payments are reduced by the application of the Relief Act or similar state or local law.  See “Legal Aspects of Loans—Servicemembers Civil Relief Act” in the accompanying prospectus.

The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty.  These reductions are not required to be paid by the mortgagor at any future time, will not be advanced by the servicer and will reduce accrued interest on each class of offered certificates and the [Junior Subordinate Certificates] on a pro rata basis.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances during an additional period after that.  Certain reductions in interest collections arising from the application of the Relief Act or any state or local law providing for similar relief will not be covered by the servicer or any subservicer.

The Offered Certificates May Not be Suitable Investments For Certain Investors

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

[Inexperience of the Depositor, the Sponsor and the Program Administrator May Limit Liquidity or Affect Performance of the Transaction

The depositor, the sponsor and the program administrator have very limited experience securitizing mortgage loans.  In addition, the lack of static pool, historical loss and delinquency data as well as other factors may make it difficult to evaluate an investment in the offered certificates.  The parties’ lack of experience together with the absence of relevant data may negatively affect liquidity for such securities relative to securities backed by mortgage loans similar to the mortgage loans issued by more seasoned issuers.  In addition, the program administrator’s lack of experience may have a negative impact on its ability to administer the transaction in accordance with the transaction documents.]

[Small Deal Size May Make it Difficult to Evaluate an Investment in the Offered Certificates

Data related to mortgage loans similar to the Mortgage Loans may not have the same statistical significance when evaluating the offered certificates as it does when evaluating a transaction with a larger aggregate original principal balance.  Generally, statistical data and trends tend to be less reliable indicators of performance as a statistical sample becomes smaller.  As a result, there can be no assurance that assumptions regarding statistical performance of mortgage loans similar to the mortgage loans will be useful tools in evaluating the future performance of the mortgage loans.  In addition, prepayment, default, delinquency and loss events with respect to the mortgage loans may have a greater relative impact on the offered certificates than would be the case if the aggregate original principal balance of the mortgage loans were larger.

The relatively small aggregate original principal balance of the offered certificates may also negatively affect liquidity for the offered certificates.]

There May Exist Conflicts of Interest Between the Servicer and the Issuing Entity

It is anticipated that the servicer or an affiliate of the servicer may acquire, directly or indirectly, all or a portion of the Class [   ], Class [   ], Class [  ] and Class [  ] Certificates.  The timing of the mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may adversely affect the weighted average lives and yields of the offered certificates.  You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

[You May Receive A Prepayment Because Subsequent Mortgage Loans Are Not Acquired

If the depositor elects to deposit the pre-funded amount in the pre-funding account on the closing date, the ability of the issuing entity to acquire subsequent mortgage loans will depend on the ability of [the Sellers] to acquire mortgage loans during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of [the Sellers] to acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally. If the full amount of any deposit to the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [  ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors- A Silent-Second Lien Mortgage Loan on a Mortgaged Property May Increase the Risk that the Related Mortgage Loan Becomes Subject to Foreclosure” in this  prospectus supplement and “Risk Factors-Junior Lien Status of Some Mortgage Loans Could Adversely Affect You” in the prospectus.]

[Additional risk factors to be provided as applicable]

THE SPONSOR

General

BancCap Advisors, LLC, the sponsor of the securitization transaction, is a Delaware limited liability company that manages the purchase and sale by the sellers of sub-prime mortgage loans secured by first liens on one- to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio.  Borrowers who qualify under the sponsor’s underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The sponsor directs the sellers to buy mortgage loans based on the sponsor’s general program guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. The mortgage loans purchased by the sellers are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veteran Affairs. The sponsor is a direct wholly owned subsidiary of Berkshire Advisors, LLC.

The sponsor participated with the underwriters in structuring the securitization transaction.

[The sponsor has negligible net worth.  In addition, the sponsor’s principal sources of liquidity are two warehouse facilities entered into with certain affiliates of the underwriters.  See “Risk Factors—Financial Condition of the Sponsor May Materially and Adversely Affect Liquidity for and Value of the Offered Certificates” and “Affiliations and Related Transactions” for a detailed discussion of the risks associated with the sponsor’s negligible net worth and financing arrangements.]

The Sponsor’s Origination Channels

All of the mortgage loans owned by the issuing entity have been purchased by the sellers from the originators or from other entities that acquired the mortgage loans from the originators and were underwritten or re-underwritten by the sponsor generally in accordance with its underwriting guidelines as described in this prospectus supplement. See “Underwriting of the Mortgage Loans” in this Prospectus Supplement.

Re-Underwriting of the Mortgage Loans

The sponsor maintains a formal program for the acquisition and securitization of subprime mortgage loans.  The program involves evaluation and qualification of originators for inclusion of their loans in the program (corporate due diligence), as well as the loans each originator submits for sale into the program (loan file due diligence).

The corporate due diligence begins with each originator completing a detailed application and sending organizational, underwriting, quality control, licensing and other documents to the sponsor.  Also, the sponsor receives a tape of recent mortgage loan production.  The sponsor reviews and evaluates these materials, performs background searches on the company and key personnel, completes a site visit, and performs other due diligence procedures.  The originator must be approved by the sponsor’s credit committee prior to acquisition of loans.

The sponsor maintains underwriting guidelines generally setting forth the combination of loan characteristics allowed for a mortgage loan to qualify for acquisition.  Loans offered for sale to the sponsor are first evaluated to determine if they fall within the guidelines, and if not, whether there exist compensating factors to still allow a given loan to be purchased.  The sponsor then re-underwrites loans acquired from each originator according to the respective originator’s guidelines.

A four level review is performed, including:

•

Verification of the creditworthiness of the borrower and proper credit classification of the loan according to the originator’s underwriting guidelines;

•

Verification of the value of the mortgaged property;

•

Verification of compliance with local, state, and federal compliance guidelines and laws;

•

Verification of data integrity for each field on the mortgage tape.

[The underwriting review is performed at a centralized fulfillment center under contract with [insert name] Financial Corporation.  The sponsor has a dedicated team of underwriting personnel assigned to it by [insert name] Financial Corporation at the fulfillment center.]

As the review is performed, a formal report is prepared daily of conditions that must be satisfied prior to the purchase of each loan.  These conditions may be generated at each of the four levels of the underwriting review.  The originator must generally clear the conditions prior to a loan being funded.

To the extent funding occurs prior to such conditions being cleared, the originator may be required to repurchase loans for which conditions are not satisfactorily cleared subsequent to funding.  [Some [   ] and [    ] mortgage loans were acquired prior to completion of the formal review.  After the formal review of the mortgage loans originated by [    ] was completed, mortgage loans not meeting the program requirements were resold to [    ] and will not be included in the issuing entity.  As of the date hereof, certain mortgage loans originated by [    ] remain under formal review, and could be subject to repurchase from the issuing entity or substitution.]

STATIC POOL INFORMATION

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for the Depositor's prior securitized pools is available online at [ .com]. The depositor will also provide static pool information, material to this offering, with respect to the experience of [    ] in securitizing asset pools of the same type on the internet at [internet site].  [    ] commenced lending operations in [    ] and has no prior experience sponsoring securitizations.  Therefore, there is currently no available or meaningful static pool information regarding [    ] prior securitizations or originations available at this time.

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securitized pool or vintage year pool formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

THE DEPOSITOR

BancCap Asset Securitization Issuance Corporation, the depositor, is a Delaware corporation and a wholly owned subsidiary of the sponsor.  The depositor engages in no activities other than securitizing assets.  It will have no material continuing obligations with respect to the mortgage loans or the certificates following the issuance of the certificates.

THE ISSUING ENTITY

BASIC Asset Backed Securities Trust 200_-_ (the “issuing entity”) will be a New York [common law] trust formed pursuant to a trust agreement dated as of [    ] (the “trust agreement”), among BancCap Asset Securitization Issuance Corporation, as depositor (the “depositor”), [    ], as securities administrator (the “securities administrator”) and [    ], as trustee (the “trustee”). The issuing entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the issuing entity and proceeds therefrom (such mortgage loans, assets and proceeds, collectively, the “Trust Estate”), issuing the certificates, making payments on the certificates, and related activities.

On or about [    ], the issuing entity will purchase the mortgage loans from the depositor pursuant to the transfer agreement (as defined herein) in exchange for the trust certificates.  The depositor will sell the offered certificates to the underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the mortgage loans.

Other than the trust estate, the issuing entity will not have any significant assets available for payment of the Offered Certificates.

Assignment of the Mortgage Loans and Other Assets to the Issuing Entity

A pool of mortgage loans, as described in this prospectus supplement, will be sold to the issuing entity on or about [    ] (the “closing date”).  The issuing entity will own the right to receive all payments of principal and interest on the mortgage loans due after [    ] (the “cut-off date”).  A schedule to the trust agreement will include information about each mortgage loan, including:

•

the scheduled principal balance as of the close of business on the cut-off date;

•

the term of the mortgage loan; and

•

the mortgage interest rate as of the close of business on the cut-off date and information about how that mortgage interest rate adjusts, if applicable.

The mortgage notes will be endorsed in blank or to the trustee and assignments of the mortgages to the issuing entity will be prepared in blank or to the trustee but will not be recorded except upon the occurrence of certain events described in the trust agreement.  [    ], the custodian, will have possession of and will review the mortgage notes, mortgages and mortgage files containing the documents specified in the trust agreement in accordance with its terms.

The custodian will review each mortgage file either on or before the closing date or within 180 days of the closing date or subsequent transfer date, as applicable (or promptly after the custodian’s receipt of any document permitted to be delivered after the closing).  If any document in a mortgage file is found to be missing or materially defective with the criteria specified in the trust agreement, such defect is material and the related originator does not cure that defect within 90 days of notice from the custodian on behalf of the trustee (or within a longer period after the closing date as provided in the trust agreement in the case of missing documents not returned from the public recording office), the related originator or [name of guarantor] will be obligated to repurchase the related mortgage loan from the issuing entity.  See “The Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement for a description of the requirements with respect to repurchases of mortgage loans.

Rather than repurchase the mortgage loan as provided above, the related originator or [name of guarantor] may remove the mortgage loan (a “deleted mortgage loan”) from the issuing entity and substitute in its place another mortgage loan (a “qualified substitute mortgage loan”); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee and the securities administrator to the effect that substitution will not disqualify the issuing entity as a REMIC or result in a prohibited transaction tax under the Code.  Any qualified substitute mortgage loan generally will, on the date of substitution, among other characteristics specified in the trust agreement:

•

have a principal balance, after deduction of all scheduled payments due in or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the deleted mortgage loan (the amount of the difference between the purchase price of the deleted mortgage loan and the principal balance of the qualified substitute mortgage loan will be deposited by the seller and held for distribution to the certificateholders on the related distribution date (a “substitution adjustment”),

•

have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

•

with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate subject to a minimum mortgage rate not less than the minimum mortgage rate applicable to the deleted mortgage loan, (b) have a margin at least equal to that of the deleted mortgage loan, (c) have a mortgage rate subject to a maximum rate that is not greater than the maximum rate applicable to the deleted mortgage loan and (d) have a next adjustment date that is not more than two months later than the next adjustment date on the deleted mortgage loan,

•

have a loan-to-value ratio not higher than that of the deleted mortgage loan,

•

not result in the ratings on the offered certificates being reduced, qualified or withdrawn,

•

have a remaining term to maturity not later than (and not more than one year less than) that of the deleted mortgage loan, and

•

comply with all of the representations and warranties applicable to the mortgage loans as specified in the mortgage loan purchase agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

The mortgage pool will be the primary asset of the issuing entity.  The issuing entity will also contain other assets, including:

•

[insurance policies related to individual mortgage loans, if applicable;

•

any property that secured a mortgage loan that the issuing entity acquires after the cut-off date by foreclosure or deed in lieu of foreclosure;

•

the rights of the depositor under the mortgage loan purchase agreements, assignment, assumption and recognition agreements and sale and assignment agreements;

•

the rights of the issuing entity under the swap agreement; and

•

amounts held in the distribution account, the reserve fund and the supplemental interest account.]

In exchange for the mortgage loans and the other assets described above, the securities administrator will authenticate and deliver the certificates pursuant to the order of the depositor.  It is the intent of the parties to the trust agreement that the conveyance of the mortgage loans and the related assets to the issuing entity constitute an absolute sale of those assets.  However, in the event that the trust agreement for any reason is held or deemed to create a security interest in those assets, then the trust agreement will constitute a security agreement and the depositor will grant to the issuing entity a security interest in those assets.

Discretionary Activities With Respect to the Issuing Entity

The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the certificates:

•

The servicer will be authorized under the servicing agreement to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the servicing agreement.  See “The Servicing Agreement” in this prospectus supplement.

•

The servicer will be authorized to engage subservicers to service the mortgage loans in accordance with the servicing standard specified in the servicing agreement and may terminate any subservicer with the consent of the NIMs insurer, if any.  See “The Agreements—Sub-Servicing by Sellers” in the accompanying prospectus.

•

The originators or [name of guarantor] will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the applicable agreement to repurchase or substitute for a defective mortgage loan.  See “The Issuing Entity—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement.

•

On or after the Optional Termination Date, the servicer (or if the servicer fails to exercise such option, the NIMS insurer, if any), will be permitted to purchase all of the mortgage loans owned by the issuing entity, subject to certain limitations. See “Description of the Certificates—Optional Termination of the Trust” in this prospectus supplement.

•

In the event of certain transfers of a Residual Certificate to a person who is not a permitted transferee under the trust agreement, the securities administrator and the depositor will have the right to arrange a sale of the Residual Certificate.

•

In the event that certain events of default by the servicer under the servicing agreement have not been remedied, either the depositor, the master servicer, holders of certificates evidencing at least 51% of the voting rights or the NIMS insurer, if any, will have the right to terminate the servicer.  If the servicer is terminated or resigns, except as provided below under “The Servicing Agreement—Pledge of Servicing Rights,” the master servicer will become the successor servicer; however, the master servicer will have the right to appoint, or to petition a court to appoint, a successor servicer.  See “The Servicing Agreement—Events of Default or Breaches Under the Servicing agreement” in this prospectus supplement.

•

In the event that the trustee resigns or is no longer qualified to perform its duties, the depositor will have the right to appoint a successor trustee with the consent of the NIMs insurer, if any, and holders of certificates evidencing at least 51% of the voting rights.  The holders of certificates evidencing at least 51% of the voting rights may, with the consent of the NIMs insurer, if any, remove a trustee at any time and appoint a successor trustee.  See “The Trustee—Resignation or Removal of the Trustee” in this prospectus supplement.

•

[In the event the swap agreement is cancelled or terminated, the depositor (with the consent of the NIMS insurer, if any) and the NIMS insurer, if any, will have the discretion to choose a replacement counterparty.]

•

As a third party beneficiary of the trust agreement, the NIMs insurer, if any, will be entitled to enforce certain designated rights granted to the NIMS insurer by the trust agreement.  See “Risk Factors—Certain Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of Offered Certificates” in this prospectus supplement.

•

[As a third party beneficiary of the trust agreement, the swap counterparty will be entitled to consent to any amendments to the trust agreement that materially affects the swap counterparty’s rights or interests under the trust agreement.  See “Description of the Certificates—Amendment of the Trust agreement” in this prospectus supplement.]

•

The servicer may enter into a facility with any person which provides that such person may fund advances and/or servicing advances or receive a pledge or assignment of advances and/or servicing advances.  Such facility will not reduce the servicer’s obligation to fund such advances and/or servicing advances.  See “The Servicing Agreement—Advances” in this prospectus supplement.

•

The servicer may assign its servicing to a successor servicer if the securities administrator receives a letter from each rating agency that such assignment will not result in a downgrade of the rating of any of the certificates, provided that such successor is acceptable to the master servicer.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

The information in the next succeeding paragraphs has been provided by [    ] (“[    ],” in its capacity as the “master servicer” and the “securities administrator”), and none of the depositor, the seller, the underwriters, the servicer, the sponsor, a subservicer, the trustee, or any affiliates of the foregoing parties makes any representation as to the accuracy or completeness of this information.

[insert master servicer/securities administrator description]

Securities Administrator

[Description of any Securities Administrator, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

Master Servicer

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

THE SERVICER

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Mortgage Loans or of any mortgage pool.

[Insert name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the Mortgage Loans or of any mortgage pool, including the following.]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loans Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.] [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loans Servicing” in this prospectus supplement.]

THE TRUSTEE

General

[ Insert name   ] (“[insert name]”) will act as trustee under the trust agreement.

[insert description of trustee]

Material Duties of the Trustee

The trustee will have the following material duties under the trust agreement:

•

to act as successor master servicer, or to appoint a successor master servicer, to the extent described under “The Servicing Agreement—Events of Default or Breaches Under the Servicing Agreement” below.

Limitations on the Trustee’s Liability

The trustee will not be liable under the trust agreement:

•

except for the performance of such duties and obligations as are specifically specified in the trust agreement prior to the occurrence of a servicer event of default and after the curing of such servicer event of default;

•

for an error of judgment made in good faith by a responsible officer of the trustee unless it is proved that the trustee was negligent in ascertaining the pertinent facts;

•

for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the trust agreement;

•

for any action taken or omitted by it in good faith in accordance with the direction of the NIMS insurer, if any, or the holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising of any trust or power conferred upon the trustee under the trust agreement;

•

for any loss resulting from the investment of funds held in the collection account at the direction of the servicer;

•

for any willful misconduct or negligence of any agents, custodians, nominees or attorneys appointed by the trustee to perform any of its duties (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care); or

•

to expend or risk its own funds or incur any liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The trustee may conclusively rely upon and will be fully protected in acting or refraining from acting upon any certificates or opinions of counsel furnished to such trustee under the trust agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee may also request and rely conclusively upon and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party and the manner of obtaining consents and evidencing the authorization of the execution of those documents will be subject to such reasonable regulations as the trustee may prescribe.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the trustee or unless a responsible officer of the trustee has received written notice of that matter.

Indemnification of the Trustee

The trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the trust agreement, other than any loss, liability or expense:

(i)

in any way relating to the failure of the servicer, the securities administrator or the master servicer to perform its duties and service the mortgage loans in compliance with the terms of the trust agreement or the servicing agreement,

(ii)

that constitutes a specific liability of the trustee under certain sections of the trust agreement or

(iii)

incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the trust agreement or reckless disregard of the trustee’s obligations and duties under the trust agreement.

Any amounts payable to the trustee or any director, officer, employee or agent of the trustee in respect of indemnification or pursuant to any other right of reimbursement from the issuing entity that the trustee or any director, officer, employee or agent of the trustee may have under the trust agreement may be withdrawn by the trustee from the distribution account at any time.

The indemnification provided to the trustee in the trust agreement will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee’s performance in accordance with the provisions of the trust agreement.  The servicer, the master servicer and the securities administrator are required to indemnify the trustee against any loss, liability or expense resulting from a breach of their obligations and duties under the servicing agreement or the trust agreement, as applicable, including their failure to perform their duties and service the mortgage loans in accordance with the terms of, and subject to the limitations in, the trust agreement or the servicing agreement, as applicable.

The failure of the trustee to incur this type of expense in excess of the limits specified in the trust agreement could result in greater harm, loss or liability being incurred by the issuing entity than might otherwise be the case.  By accepting their certificates, the certificateholders agree to hold the trustee harmless for any consequences to the certificateholders resulting from any failure of the trustee to incur, in excess of the specified limits, any expenses that are limited by the trust agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign by giving written notice to the servicer, the master servicer, the NIMS insurer, if any, the depositor, and the certificateholders.  Upon receiving such notice of resignation, the depositor will be required to appoint a successor trustee.  If the trustee ceases to be eligible under the trust agreement and fails to resign after a written request by the depositor or the NIMS insurer, if any, or if the trustee becomes incapable of acting, the depositor or the NIMS insurer, if any, may remove such trustee and appoint a successor trustee acceptable to the NIMS insurer, if any, and to the holders of certificates evidencing at least 51% of the voting rights.  The holders of certificates evidencing at least 51% of the voting rights, with the consent of the NIMS insurer, if any, may at any time remove the trustee and appoint a successor trustee.

THE CUSTODIAN

[Insert name] will act as custodian (the “Custodian”) of the mortgage loan documents and the custodian will be compensated by the master servicer for its services. The office of the custodian is located at [    ], or any other address that the custodian may designate from time to time by notice to the certificateholders, the depositor, the servicer, the master servicer, the securities administrator and the trustee.

ADMINISTRATION OF THE TRUST FUND

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodian will have the following responsibilities with respect to the Trust Fund:

Party: Responsibilities:

Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Custodial Account, and delivering all amounts on deposit in the Custodial Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loans Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Distribution Account on the Master Servicer Remittance Date;

• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “Mortgage Loans Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Distribution Account and delivering all amounts on deposit in the Distribution Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

•

acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodian	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loans documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of Mortgage Loans files on behalf of the Trustee.
See “The Custodian” above.

TRUST ACCOUNTS

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Custodial Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

Collection Account	Master Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

[Securities Administration Account]	Securities Administrator	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

Distribution Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

[Basis Risk Reserve Account]	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

[Supplemental Interest Trust Account]	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

[Reserve Account]	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

THE SELLERS

BICEP Owner Trust and BICEP Owner Trust II (each referred to herein as a “seller” and both referred to herein as the “sellers ”) were organized as Delaware statutory trusts.  Each Seller acquired the related mortgage loans from the originators (as defined below) or entities which acquired the mortgage loans directly from the originators and will convey the mortgage loans on the closing date to the depositor. [Insert description of other Sellers]

The sellers, the depositor and the sponsor maintain their principal offices at 553 Capital Drive, Lake Zurich, Illinois 60047. Their telephone number is (847) 540-6554.

THE ORIGINATORS

The information set forth in the following paragraphs with regard to the [    ] largest originators and their underwriting standards has been provided to the sellers and the depositor or compiled from information provided to the sellers and the depositor by BancCap Advisors, LLC.

[Insert Name]

General

[Insert originator description]

Underwriting Guidelines

[Insert description of underwriting guidelines]

[Insert Name]

General

[Insert originator description]

Underwriting Guidelines

[Insert description of underwriting guidelines]

AFFILIATIONS AND RELATED TRANSACTIONS

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

LEGAL PROCEEDINGS

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

THE MORTGAGE POOL

The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of [    ], the cut-off date.  As of the cut-off date, the mortgage pool will consist of approximately [    ] mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $[    ].  Prior to the closing date, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation, delinquency, payment in full, insufficient collateral value or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time, and some mortgage loans may be added to the mortgage pool.  As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balance as of the cut-off date of the mortgage loans, or of the indicated subset of the mortgage loans.  The “scheduled principal balance” of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at its origination, less the sum of all scheduled payments in respect of principal due on that mortgage loan on or before that date, whether or not received.

General

BASIC Asset Backed Securities Trust 200_-_ will consist of a pool of residential mortgage loans, which consist of fixed-rate and adjustable-rate, first lien residential mortgage.  The mortgage loans have original terms to maturity ranging from [10] years to [30] years and an aggregate scheduled principal balance as of the cut-off date of approximately $[    ].  All of the mortgage loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a “mortgage”).  The mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a “mortgaged property”).

The depositor will purchase the mortgage loans from the sellers, which purchased the mortgage loans from the originators or other parties pursuant to several mortgage loan purchase agreements (each a “mortgage loan purchase agreement”) between such parties and the related seller.  Pursuant to the trust agreement, dated as of [    ], among the depositor, the securities administrator and the trustee, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders.  See “The Issuing Entity—Assignment of the Mortgage Loans and Other Asset to the Trust” in this prospectus supplement.

Each of the mortgage loans was acquired from each originator’s portfolio of mortgage loans.  The mortgage loans were originated by the originators or acquired by the originators in the secondary market or from one of its affiliates in the ordinary course of its business and were underwritten or re-underwritten by or on behalf of the originators generally in accordance with its underwriting guidelines as described under “Underwriting of the Mortgage Loans” in this prospectus supplement.

No proceeds from any mortgage loan were, or will be, used to finance single-premium credit insurance policies.

Each mortgage loan will accrue interest at the fixed-rate or adjustable-rate calculated as specified under the terms of the related mortgage note.

Approximately [    ] % of the mortgage loans are fixed-rate mortgage loans that have mortgage rates that are fixed for the life of the related mortgage loan.

Approximately [    ] % of the mortgage loans are adjustable-rate mortgage loans.  Each adjustable-rate mortgage loan accrues interest at a mortgage rate that adjusts from time to time as described below.  Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment of their mortgage rates and for corresponding adjustments to the monthly payment amount due on the mortgage loans, in each case on each adjustment date applicable to the mortgage loan; provided, that the first adjustment for the adjustable-rate mortgage loans will occur within an initial period of six months, in the case of approximately [    ]% of the mortgage loans, twelve months, in the case of approximately [    ] % of the mortgage loans, two years, in the case of approximately [    ] % of the mortgage loans, three years, in the case of approximately [    ] % of the mortgage loans and five years, in the case of approximately [    ] % of the mortgage loans.  On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded to the nearest or next highest multiple of [    ] %, of six-month LIBOR and a related fixed percentage amount specified in the mortgage note (“gross margin”).

The mortgage rate on each adjustable-rate mortgage loan will not decrease or increase on the first related adjustment date by more than a stated percentage specified in the related mortgage note on the first related adjustment date (“initial periodic rate cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any adjustment date after that (“subsequent periodic rate cap”).  The adjustable-rate mortgage loans have a weighted average initial periodic rate cap of approximately [    ] % per annum and a weighted average subsequent periodic rate cap of approximately [    ] % per annum.  Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate over the life of such mortgage loan or be less than a specified minimum mortgage rate over the life of such mortgage loan.  Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding scheduled principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described in this prospectus supplement.  None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate to a fixed mortgage rate.  With respect to the adjustable-rate mortgage loans, the “index”) is generally the average of interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western Edition of The Wall Street Journal (“six-month LIBOR”).  If the index is no longer published or is otherwise unavailable, the servicer will select an alternative index which is based upon comparable information.

Approximately [    ] %, [    ] %, and [    ] % of the mortgage loans require the mortgagors to make monthly payments only of accrued interest for the first two, three and five years, respectively, following origination.  At the end of such periods, the monthly payments on each such interest only mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.  With respect to such mortgage loans, the related mortgage rate is fixed for the related interest only period following origination and adjusts based on six-month LIBOR with semi-annual adjustments after the initial fixed period.

Approximately [    ] % of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  Generally, each mortgage loan having a prepayment charge provision provides for payment of a prepayment charge on certain partial prepayments and prepayments in full made during the 6 month to 60 month period from the first due date of such mortgage loan.  The holders of the Class [  ] Certificates will be entitled to all prepayment charges received on the mortgage loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge.  Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.  The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of payment charges, may have on the prepayment performance of the mortgage loans.

Approximately [    ] % of the mortgage loans had loan-to-value ratios at origination in excess of 80%.  No mortgage loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the mortgage loans at origination was approximately [    ] %.  There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.  Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

All of the mortgage loans have a scheduled payment due each month on the first day of the month (the “due date”).

The weighted average remaining term to maturity of the mortgage loans was approximately [    ]  months as of the cut-off date.  None of the mortgage loans had a first due date prior to [    ] or after [    ] or will have a remaining term to maturity of less than [    ]  months or greater than [    ] months as of the cut-off date.  The latest maturity date of any mortgage loan is [    ].

The Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates ,the [Mezzanine Certificates] and the [Junior Subordinate Certificates] will represent interests in all mortgage loans.  Information about the characteristics of the mortgage loans is described under “The Mortgage Loans” below.

The Mortgage Loans

The average principal balance of the mortgage loans at origination was approximately $[    ].  The average scheduled principal balance of the mortgage loans as of the cut-off date was approximately $[    ].  No mortgage loans had a principal balance as of the cut-off date greater than $[    ] or less than $[    ].

The mortgage loans had a weighted average credit score of approximately [    ].  The credit scores for the mortgage loans ranged from a minimum credit score of [    ]  to a maximum credit score of [    ].

The mortgage loans had mortgage rates as of the cut-off date of not less than [    ] % per annum and not more than [    ] % per annum and the weighted average mortgage rate of the mortgage loans was approximately [    ] % per annum as of the cut-off date.

As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from [    ] % per annum to [    ] % per annum, minimum mortgage rates ranging from [    ] % per annum to [    ] % per annum and maximum mortgage rates ranging from [    ] % per annum to [    ] % per annum.  As of the cut-off date, the adjustable-rate mortgage loans had a weighted average gross margin of approximately [    ] % per annum, a weighted average minimum mortgage rate of approximately [    ] % per annum and a weighted average maximum mortgage rate of approximately [    ] % per annum.  The first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs on [    ], and the weighted average time until the first adjustment date for the adjustable-rate mortgage loans following the cut-off date is approximately [    ]  months.

The mortgage loans are expected to have the characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding) described under “Mortgage Loan Tables” in Appendix A (which is incorporated by reference into this prospectus supplement).

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. See “Description of the Mortgage Pool—General.” Approximately [    ]% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies which were acquired by the related borrower. In addition, the [    ] Policy will be acquired on or prior to the Closing Date from [    ] with respect to approximately [    ]% of the 80+ LTV Loans.

The LPMI Policy is subject to various limitations and exclusions as described above or as provided in the LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

[LPMI Provider]. [Description of the LPMI Provider to be provided.]

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[  ], which represents [  ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account. During the period from the Closing Date to [  ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Sellers and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool. The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Sellers will have the same general characteristics as the Mortgage Loans in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Mortgage Loan Sale and Assignment Agreement being satisfied, including, among others, that:

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [  ] months;

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [  ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[  ], which represents approximately [  ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date. Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount. At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

Representations and Warranties Regarding the Mortgage Loans

Under each mortgage loan purchase agreement pursuant to which the originators have sold the mortgage loans, the related originator made representations and warranties in respect of the mortgage loans, which representations and warranties the seller will assign to the depositor pursuant to an assignment, assumption and recognition agreement.  The depositor will assign these representations and warranties to the issuing entity pursuant to the trust agreement.  In addition, [insert name] Financial Corporation will guarantee the originators’ repurchase obligation.  Among those representations and warranties are the following:

•

Each mortgage is a valid and enforceable first lien on the mortgaged property, except as provided in the mortgage loan purchase agreement;

•

Immediately prior to the assignment of the mortgage loans to the depositor, the seller had good title to, and was the sole legal and beneficial owner of, each mortgage loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the mortgage loan;

•

There are no mortgage loans with respect to which the monthly payment due thereon in March 2006 had not been made, none of the mortgage loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no mortgage loan has ever experienced a delinquency of 60 or more days since the origination thereof;

•

To the best of the related originator’s knowledge, there are no delinquent tax or assessments liens against any mortgaged property;

•

There is no valid offset, defense or counterclaim to any mortgage note or mortgage;

•

To the best of related originator’s knowledge, each mortgaged property is free of material damage and at least in average repair;

•

Each mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws;

•

A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each adjustable rate mortgage loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the mortgage loan as of the cut-off date or a commitment (binder) to issue the same was effective on the date of the origination of each mortgage loan, and each such policy is valid and remains in full force and effect;

•

The loan-to-value ratio for each mortgage loan was no greater than 100% at the time of origination;

•

The improvements upon each mortgage property are covered by a valid and existing hazard insurance policy required under the mortgage loan purchase agreement;

•

The mortgage note and the related mortgage are genuine, and each is the legal, valid and binding obligation of the mortgagor enforceable against the mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law; and

•

Each mortgage loan constitutes a qualified mortgage within the meaning of Section 860G(a)(3) of the Code.

Under the trust agreement, the depositor will make the following representations and warranties to the issuing entity in respect of the mortgage loans:

•

Immediately prior to the sale and assignment by the depositor to the trustee on behalf of the issuing entity of each mortgage loan, the depositor had good and marketable title to each mortgage loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

•

As of the Closing Date, the depositor has transferred all of its right, title and interest in the mortgage loans to the trustee on behalf of the issuing entity.

In the event of a material breach of the representations and warranties made by the originators, the related originator will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan.  Performance of this obligation of each originator will be guaranteed by [insert name] Financial Corporation.  In the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan.  The purchase price for each mortgage loan repurchased by the originator will be equal to the stated principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that mortgage loan, computed at the applicable mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed advances and servicing advances made by the servicer, plus in the case of a mortgage loan required to be purchased because that mortgage loan is in breach of the representation that it is in compliance with certain predatory and abusive-lending laws, any additional costs or damages incurred by the issuing entity as assignee or purchaser of that mortgage loan.  The proceeds of the purchase will be treated as a prepayment of the mortgage loan for purposes of distributions to certificateholders.  See “The Trust—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement for a description of the requirements with respect to substitutions of mortgage loans.

The parties to the trust agreement will be required to notify the depositor, the trustee, the securities administrator, the master servicer and the servicer if any of them discovers a breach of any of the representations or warranties made by the originators in the related mortgage loan purchase agreement with respect to any mortgage loan which materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

Criteria for Selection of Mortgage Loans

The sponsor selected the mortgage loans from among the mortgage loans owned by the originators for sale based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix A (which is incorporated by reference into this prospectus supplement) to this prospectus supplement, and taking into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

The Sponsor’s Performance Assumption Grouping.

The sponsor performs due diligence on all mortgage loan portfolios which the sellers acquire from the originators, including the mortgage loans included in the issuing entity. Part of the sponsor’s review includes a review of the credit-grading process of the related originators.  The sponsor has developed Performance Assumption Groupings (“PAGs”) which are similar to a credit-grading criteria. The sponsor determines which PAG the originators’ related credit grade most closely matches, and all loans which the originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. The sponsor uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that the sponsor does not make any attempt to determine how individual loans would fall under the PAG criteria, but only associates the existing credit grades of the originator to the various PAG categories.

SELLER’S PAG I

In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures.  In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit.  In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of  judgments, charge offs, collections or bankruptcies affecting the mortgagor.  In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

SELLER’S PAG II

In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies.

SELLER’S PAG III

In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency.  Mortgage credit should be current at the time of origination, and in the last 24 months, a maximum of 60 days delinquent.  In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit.  In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit.

SELLER’S PAG IV

In the last 12 months, mortgage credit should include no more than four 30-day delinquencies, two 60-day delinquencies and one 90-day delinquencies, and mortgage credit should be current at the time of origination.  In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit.  In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit.

SELLER’S PAG V

In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and mortgage credit should be current at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent.  There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

FLOW OF PAYMENTS

Collections on and in respect of Mortgage Loans
Lockbox Accounts
Payment Clearing Accounts
Servicer Advances of Principal and Interest and Repurchase Proceeds
Custodial Account
Collection Account
Swap Counterparty
Net Payment by Securities Administrator to Swap Counterparty
Net Payment by Securities Administrator to Swap Counterparty
Net Payment by Swap Counterparty
Supplemental Interest Account
Net Payment by Swap Counterparty
Distribution Account
Distributions to Certificateholders

 DESCRIPTION OF THE CERTIFICATES

General

The offered certificates will be issued pursuant to the trust agreement.  Summaries of the specific terms and provisions pursuant to which such certificates will be issued are presented below.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the trust agreement.  When particular provisions or terms used in the trust agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The BASIC Asset Backed Securities Trust  200_-_ Mortgage Pass-Through Certificates, Series 200_-_ will consist of the following classes:

• Class [ ]	• Class [ ]	• Class [ ]
• Class [ ]	• Class [ ]	• Class [ ]
• Class [ ]	• Class [ ]	• Class R
• Class [ ]	• Class [ ]
• Class [ ]	• Class [ ]

Collectively, the certificates will represent all of the beneficial interests in the issuing entity.  The certificates will have the following designations:

Senior Certificates	Class [ ] Certificates, Class [ ] Certificates and Class [ ] Certificates.

Class A Certificates	Senior Certificates.

[Mezzanine Certificates]	Class [ ] Certificates, Class [ ] Certificates, Class [ ] Certificates, Class [ ] Certificates and Class [ ] Certificates.

Offered Certificates

Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates.

Residual Certificates	Class R Certificates.

[Junior Subordinate Certificates]	Class [ ] Certificates and Class [ ] Certificates.

Certificates	Class A Certificates, [Mezzanine Certificates], [Junior Subordinate Certificates], Class [ ] Certificates, Class [ ] Certificates and Residual Certificates.

Subordinate Certificates	[Mezzanine Certificates], [Junior Subordinate Certificates] and Class [ ] Certificates.

Only the Class A Certificates and the [Mezzanine Certificates] are offered by this prospectus supplement.  The [Junior Subordinate Certificates], the Class [  ] Certificates, the Class [  ] Certificates and the Residual Certificates are not offered by this prospectus supplement.

The Class A Certificates, the [Mezzanine Certificates] and the [Junior Subordinate Certificates] will represent interests in all of the mortgage loans.

The offered certificates will have the original certificate principal balances specified on the cover of this prospectus supplement.  The original certificate principal balance of the Class [  ] Certificates will be approximately $[    ], which will be equal to the excess of the aggregate principal balance of the mortgage loans as of the cut-off date over the original certificate principal balances of the Class A Certificates, the [Mezzanine Certificates], the [Junior Subordinate Certificates] and the Class [  ] Certificates.  The Class [  ] Certificates will have an original certificate principal balance of $100 and will not bear interest.  The Class [  ] Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans and such amounts will not be available for distribution to the holders of the offered certificates.  The Residual Certificates will not have original certificate principal balances and will not bear interest.

The offered certificates will be issued in book-entry form as described below.  The offered certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1.00 in excess thereof.  The “final scheduled distribution date”  for the offered certificates is in April 2036.  The actual final distribution date for the offered certificates may occur earlier or later, and could be significantly earlier, than the final scheduled distribution date.

Distributions on the offered certificates will be made by the securities administrator on the [  ]th day of each month, or if such day is not a business day, on the first business day after that, commencing in April 2006 (each, a “distribution date”), to the persons in whose names such certificates are registered at the close of business on the related record date.  The “record date” for the offered certificates and any distribution date (for so long as they are book-entry certificates) is the business day immediately preceding such distribution date and the “record date” for any book-entry certificate that becomes a definitive certificate is the last business day of the month immediately preceding the month in which the related distribution date occurs.

A NIMS policy may be issued by the NIMS insurer covering certain payments to be made on NIMS which may be issued by an affiliate of the depositor or by one or more entities sponsored by an affiliate of the depositor after the closing date.  The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class [  ] Certificates and the Class [  ] Certificates, which are not offered hereby.  The NIMS, if issued, would not be backed by the issuing entity (other than by the interests represented by the Class [  ] Certificates and the Class [  ] Certificates) or by any of the offered certificates.

Book Entry Certificates

The offered certificates will be “book-entry certificates” (for so long as they are registered in the name of the applicable depository or its nominee).  Persons acquiring beneficial ownership interests in the book-entry certificates (“certificate owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The book-entry certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “relevant depositary” and collectively the “European depositaries”).  Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000 and in $1 integrals in excess thereof.  Except as described below, no certificate owner acquiring a book-entry certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “definitive certificate”).  Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC.  Certificate owners will not be “certificateholders” as that term is used in the trust agreement.  Certificate owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

The certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “financial intermediary”) that maintains the certificate owner’s account for such purpose.  In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator through DTC and DTC participants.  While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on, the book-entry certificates.  DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners.  Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below.  Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants.  Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited.  Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Residual Certificates—Backup Withholding” and “—Restrictions on Transfers of Residual Certificates to Foreign Persons” in the accompanying prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I, which is incorporated in this prospectus supplement by reference.

Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry certificates will be subject to the DTC rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear operator in Brussels to facilitate settlement of trades between systems.  Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear operator”).  The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of such participants or other securities intermediaries.  The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the book-entry certificates through accounts with a Euroclear participant or any other securities intermediary that holds a book-entry interest in the book-entry certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent.  Each such financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co.  Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences—Types of Securities” and “Taxation of Securities Treated as Debt Securities” in the accompanying prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates.  In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

DTC has advised the securities administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the trust agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the trust agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor, the securities administrator or the trustee is unable to locate a qualified successor, (b) the depositor notifies the securities administrator and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants with a position in the book-entry certificates agree to initiate such termination or (c) after the occurrence of a servicer Event of Default (as defined in the servicing agreement), certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the securities administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of certificate owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates.  Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration at the office of the securities administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-BASIC 200_-_ or such other address as the securities administrator may designate from time to time, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of such definitive certificates as certificateholders under the trust agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

Distributions with respect to the certificates will be made on each distribution date primarily from available funds.  With respect to any distribution date, funds available for distribution to the certificateholders (“available funds”) will be equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable therefrom to the servicer, the master servicer, the securities administrator or the trustee:  (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the determination date, after deduction of the servicing fee, master servicing fee and program administrator fee for such distribution date and any accrued and unpaid servicing fees, master servicing fees and program administrator fees in respect of any prior distribution dates, (ii) certain unscheduled payments in respect of the mortgage loans, including any prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries, termination price deposits and proceeds from repurchases of and substitutions for such mortgage loans occurring during the related prepayment period, excluding prepayment charges and any prepayment interest excess, and (iii) payments from the servicer in connection with advances and prepayment interest shortfalls for such distribution date.  The holders of the Class [  ] Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be part of available funds or available for distribution with respect to the offered certificates.

Interest Distributions on the Certificates

On each distribution date, the securities administrator will withdraw from the distribution account that portion of available funds equal to the Interest Remittance Amount for such distribution date, and make the following disbursements and transfers in the order of priority described below, to the extent of the Interest Remittance Amount remaining for such distribution date as follows; provided that with respect to the amounts payable under paragraph (A) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (A) below shall be withdrawn from the distribution account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date:

(A)

[first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount remaining unpaid from prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related distribution date; ]

(B)

second, concurrently, to the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such classes, in each case allocated among the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates, pro rata, based on their respective entitlements;

(C)

third, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount;

(D)

fourth, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount;

(E)

fifth, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount;

(F)

sixth, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount;

(G)

seventh, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount;

(H)

eighth, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount; and

(I)

ninth, to the Class [   ] Certificates, the related Monthly Interest Distributable Amount.

Any Interest Remittance Amount remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state or local law and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class [  ] Certificates and after that, to the Monthly Interest Distributable Amounts with respect to the certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the certificates will not be entitled to reimbursement for any prepayment interest shortfalls not covered by the compensating interest paid by the servicer or any shortfalls resulting from the application of the Relief Act or similar state or local law.

If on any distribution date, the certificates do not receive the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, then such unpaid amounts will be recoverable by the holders of such classes, with interest on such unpaid amounts, on future distribution dates, as Unpaid Interest Shortfall Amounts, subject to the priorities described in this prospectus supplement.

Principal Distributions on the Certificates

On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority; provided that with respect to amounts payable under paragraph (A) below, such portion of the Principal Distribution Amount equal to the amount payable under paragraph (A) shall be withdrawn from the distribution account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date:

(A)

first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Interest Remittance Amount for such distribution date;

(B)

second, to the Senior Certificates (allocated among the Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero;

(C)

third, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero;

(D)

fourth, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero;

(E)

fifth, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero;

(F)

sixth, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero;

(G)

seventh, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero;

(H)

eighth, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero; and

(I)

ninth, to the Class [   ] Certificates, until their certificate principal balance has been reduced to zero.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the certificate principal balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to the priorities above will be included as part of the distributions of the Post-Stepdown Monthly Principal Distributions below.

Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority (the “Post-Stepdown Monthly Principal Distribution”); provided that with respect to amounts payable under paragraph (A) below, such portion of the Principal Distribution Amount equal to the amount payable under paragraph (A) shall be withdrawn from the distribution account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date

(A)

first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior distribution dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the distribution of the Interest Remittance Amount for such distribution date;

(B)

second, to the Senior Certificates, the Senior Principal Distribution Amount (allocated among the Senior Certificates in the priority described below), until their certificate principal balances have been reduced to zero;

(C)

third, to the Class [   ] Certificates, the Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

(D)

fourth, to the Class [   ] Certificates, the Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

(E)

fifth, to the Class [   ] Certificates, the Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

(F)

sixth, to the Class [   ] Certificates, the Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

(G)

seventh, to the Class [   ] Certificates, the Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero;

(H)

eighth, to the Class [   ] Certificates, Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero; and

(I)

ninth, to the Class [   ] Certificates, Class [   ] Principal Distribution Amount, until their certificate principal balance has been reduced to zero.

Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such distribution date.

With respect to the Senior Certificates, all principal distributions will be allocated sequentially, to the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates in that order, in each case, until their certificate principal balances have been reduced to zero, with the exception that beginning on the first distribution date on or after which the certificate principal balances of the [Mezzanine Certificates] and the [Junior Subordinate Certificates] have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such distribution date are insufficient to cover realized losses on the mortgage loans, principal distributions among the Senior Certificates will be allocated, pro rata, based on their certificate principal balances, in each case, until their certificate principal balances have been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates.  Increasing the respective percentage interest in the issuing entity of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

The Swap Agreement

[Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty

[Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1) to the [     ] Certificates, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2) [to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [     ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3) to the Class [    ] Certificate, any remaining amount.

[The Cap Agreement.

As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [     ] Notes. The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Definitions

[The “accrual period” for the certificates for any distribution date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding distribution date (or, in the case of the first such accrual period, commencing on the closing date) and ending on the day immediately preceding such distribution date.

An “Allocated Realized Loss Amount” with respect to any class of the [Mezzanine Certificates] or the [Junior Subordinate Certificates] and any distribution date is an amount equal to (a) the sum of (i) any realized losses allocated to that class of the certificates on such distribution date and (ii) any Allocated Realized Loss Amount for that class of the certificates remaining unpaid from the previous distribution date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such class of certificates on prior distribution dates due to subsequent recoveries.

The “certificate principal balance” of any Class A Certificate, Mezzanine Certificate, [Junior Subordinate Certificates] or Class [  ] Certificate immediately prior to any distribution date will be equal to its certificate principal balance on the closing date reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate or a [Junior Subordinate Certificates], realized losses allocated to such class on all prior distribution dates and, in the case of a Mezzanine Certificate or [Junior Subordinate Certificates], increased by the Allocated Realized Loss Amounts reinstated to such class on all prior distribution dates due to subsequent recoveries.  The “certificate principal balance” of the Class [  ] Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate stated principal balance of the mortgage loans over (b) the sum of the then aggregate certificate principal balances of the Class A Certificates, the [Mezzanine Certificates], the [Junior Subordinate Certificates] and the Class [  ] Certificates.

The “Class A Principal Distribution Amount” with respect to any distribution date is the Senior Principal Distribution Amount.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (ii) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date) and (iii) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date) and (iv) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately  [  ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), and (v) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately [    ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date) and (vi) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date) and (vii) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date and (II) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (ii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (iv) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (v) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (vi) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date), (vii) the aggregate certificate principal balance of the Class [   ] Certificates (after taking into account the payment of the Class [   ] Principal Distribution Amount on such distribution date) and (viii) the aggregate certificate principal balance of the Class [   ] Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Credit Enhancement Percentage” for any distribution date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates calculated prior to distribution of the Principal Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date by (y) the aggregate stated principal balance of the mortgage loans, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period.

A “Cumulative Loss Trigger Event” is in effect with respect to any distribution date in or after [    ], if the percentage obtained by dividing (x) the aggregate amount of realized losses incurred (less any subsequent recoveries received) with respect to the mortgage loans from the cut-off date through the last day of the related due period by (y) the aggregate stated principal balance of the mortgage loans as of the cut-off date, exceeds the applicable percentage set forth below for such distribution date:

Distribution Date Occurring in	Cumulative Loss Percentage
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	for each month thereafter.

A “Delinquency Trigger Event” is in effect with respect to a distribution date if the percentage obtained by dividing (x) the aggregate stated principal balance of (i) mortgage loans delinquent 60 days or more, (ii) REO properties and (iii) mortgage loans in foreclosure and in bankruptcy (excluding any such mortgage loans which are less than 60 days delinquent under the bankruptcy plan) by (y) the aggregate stated principal balance of the mortgage loans, in each case, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period, exceeds [   ]% of the Credit Enhancement Percentage.

A mortgage loan is “delinquent” if any monthly payment due on a due date is not made by the close of business on the next scheduled due date for such mortgage loan.  A mortgage loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

A “due period” with respect to any distribution date is the period commencing on the second day of the month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

The “Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

“Insurance proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a mortgage loan to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage, or constitute subsequent recoveries with respect to such mortgage loan.

The “Interest Remittance Amount” with respect to any distribution date is that portion of the available funds for such distribution date attributable to interest received or advanced with respect to the mortgage loans or to compensating interest paid by the servicer with respect to the mortgage loans.

The “Monthly Interest Distributable Amount” for any distribution date and each class of certificates equals the amount of interest accrued during the related accrual period at the related Pass-Through Rate on the certificate principal balance of such class of certificates immediately prior to such distribution date, in each case reduced by any net prepayment interest shortfalls allocated to such class of certificates and shortfalls resulting from the application of the Relief Act or similar state or local law allocated to such class of certificates, in each such case as such shortfall allocations are described under “—Allocation of Available Funds—Interest Distributions on the Certificates” above.

The “Net Counterparty Payment” means, with respect to any distribution date, the amount, if any, by which the Counterparty Payment for such distribution date exceeds the Swap Payment for such distribution date.

The “Net Monthly Excess Cashflow” for any distribution date is an amount equal to the sum of (a) any Overcollateralization Release Amount for such distribution date, (b) any Remaining Principal Distribution Amount and (c) the positive excess of (x) the available funds for such distribution date over (y) the sum for such distribution date of (A) the Monthly Interest Distributable Amounts for the offered certificates and the [Junior Subordinate Certificates], (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates, (C) the Net Swap Payment, (D) any unpaid Swap Termination Payment payable by the issuing entity, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (E) the Principal Remittance Amount.

The “Net Swap Payment” means, with respect to any distribution date, the amount, if any, by which the Swap Payment exceeds the Counterparty Payment on such distribution date.

The “Optional Termination Date” is the first distribution date on which the aggregate stated principal balance of the mortgage loans and REO properties as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

An “Overcollateralization Deficiency Amount” with respect to any distribution date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date.

The “Overcollateralization Floor” means [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

The “Overcollateralization Release Amount” means, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date over (ii) the Overcollateralization Target Amount for such distribution date.

The “Overcollateralization Target Amount” means with respect to any distribution date (i) prior to the Stepdown Date, approximately 3.05% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) approximately 6.10% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (y) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

The “Overcollateralized Amount” for any distribution date is the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans on the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) exceeds (ii) the aggregate certificate principal balance of the Class A Certificates, the [Mezzanine Certificates], the [Junior Subordinate Certificates] and the Class [  ] Certificates as of such distribution date (after giving effect to distributions of the Principal Remittance Amount to be made on such distribution date), but without giving effect to distributions of any Extra Principal Distribution Amount to be made on such distribution date.

The “prepayment period” means, with respect to any distribution date (i) the period from the 15th day of the month immediately preceding the month in which such distribution date occurs (or in the case of the first distribution date, the cut-off date) through the 14th day of the month in which such distribution date occurs, inclusive, in the case of principal prepayments in full; and (ii) the calendar month immediately preceding the month in which such distribution date occurs, for any other purpose.

The “Principal Distribution Amount” for any distribution date is the sum of (i) (x) the Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such distribution date, and (ii) the Extra Principal Distribution Amount for such distribution date.

The “Principal Remittance Amount” means with respect to any distribution date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) all partial and full principal prepayments of the mortgage loans applied by the servicer during the related prepayment period, (iii) the principal portion of all net liquidation proceeds, insurance proceeds and subsequent recoveries received during the related prepayment period with respect to the mortgage loans, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during the related prepayment period, (v) the principal portion of any substitution adjustments deposited in the collection account during the related prepayment period with respect to the mortgage loans and (vi) on the distribution date on which the issuing entity is to be terminated in accordance with the trust agreement, that portion of the termination price representing principal with respect to the mortgage loans, minus any fees owed to the program administrator for that distribution date to the extent not previously paid from interest collections on the mortgage loans.

“Realized Loss” means, with respect to any defaulted mortgage loan that is finally liquidated (a “liquidated mortgage loan”), the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees (such amount, the “net liquidation proceeds”) and all insurance proceeds in respect of such mortgage loan.

The “Remaining Principal Distribution Amount” means with respect to any distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the Principal Distribution Amount remaining after the distributions described in the Post-Stepdown Monthly Principal Distribution.

The “Senior Principal Distribution Amount” for any distribution date is an amount equal to the lesser of (I) the aggregate certificate principal balance of the Senior Certificates immediately prior to such distribution date and (II) the excess of (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately [    ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “stated principal balance” with respect to any mortgage loan:  (a) as of any date of determination up to but not including the distribution date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, the scheduled principal balance as of the cut-off date, as shown in the mortgage loan schedule, minus the sum of (i) the principal portion of each monthly payment due on a due date subsequent to the cut-off date, to the extent received from the mortgagor or advanced by the servicer and distributed on or before such date of determination, (ii) all principal prepayments received after the cut-off date, to the extent distributed on or before such date of determination, (iii) all liquidation proceeds and insurance proceeds to the extent distributed on or before such date of determination and (iv) any realized loss incurred with respect to such mortgage loan as a result of a deficient valuation made during or prior to the due period for the most recent distribution date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the distribution date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, zero.

The “Stepdown Date” means the earlier of (a) the later of (i) the distribution date in April 2009 and (ii) the first distribution date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period but prior to distribution of the Principal Distribution Amount in respect of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 48.60% and (b) the date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.

“Subsequent Recoveries” means unexpected recoveries related to a liquidated mortgage loan received by the servicer (net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees), which were allocated as a realized loss, in reducing a certificate principal balance of a class of the [Mezzanine Certificates] or the [Junior Subordinate Certificates], on a distribution date prior to the prepayment period in which such funds were received.  Subsequent recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

A “Trigger Event” is in effect with respect to any distribution date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event is in effect on such distribution date.

The “Unpaid Interest Shortfall Amount” means (i) for each class of the certificates and the first distribution date, zero, and (ii) for each class of certificates and any distribution date after the first distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding distribution date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate on such distribution date for such class of certificates for the related accrual period.

Pass-Through Rates

The “Pass-Through Rate” for each class of the certificates for any distribution date (other than the first distribution date) will equal the lesser of (x) the related Formula Rate for such distribution date and (y) the Net WAC Rate for such distribution date.

The “Net WAC Rate” for any distribution date is a per annum rate equal to the product of (a) the excess, if any, of (i) the weighted average of the adjusted net mortgage rates of the mortgage loans, weighted on the basis of their stated principal balances as of the first day of the related due period over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) any unpaid Swap Termination Payment, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (B) the Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the first day of the related due period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

The “adjusted net mortgage rate” for any mortgage loan for any distribution date is a per annum rate equal to excess, if any, of the applicable mortgage rate for such mortgage loan as of the first day of the related due period minus the servicing fee rate, the master servicing fee rate and the program administrator fee rate.

The “Formula Rate” for any class of the certificates is the lesser of (a) the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (“one-month LIBOR”) as of the related LIBOR Determination Date plus the related Certificate Margin and (b) the related Maximum Cap Rate.

The “Certificate Margin” with respect to each class of the certificates will be as specified below.

Class	Margin(1)	Margin(2)
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
(1) On each distribution date through and including the Optional Termination Date. (2) On each distribution date after the Optional Termination Date.

The “Maximum Cap Rate” for any distribution date is a per annum rate equal to the product of (a) the sum of (i) the weighted average of the adjusted net maximum mortgage rates of the mortgage loans, weighted on the basis of the stated principal balances thereof as of the first day of the related due period and (ii) a fraction (1) the numerator of which (which may be a negative number) is (A) any Net Counterparty Payment for such distribution date less (B) any unpaid Swap Termination Payment payable by the issuing entity, including any amount remaining unpaid from prior distribution dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), less (C) the Net Swap Payment, if any, for such distribution date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the first day of the related due period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

The “adjusted net maximum mortgage rate” for any mortgage loan for any distribution date is a per annum rate equal to the excess, if any, of the maximum mortgage rate for such mortgage loan (if such mortgage loan is an adjustable-rate mortgage loan) or the mortgage rate for such mortgage loan (if such mortgage loan is a fixed-rate mortgage loan), in either case as of the first day of the related due period, minus the servicing fee rate, the master servicing fee rate and the program administrator fee rate.]

[On the closing date, the securities administrator will establish a reserve fund account (the “reserve fund”) from which payments in respect of Net WAC Rate Carryover Amounts on the offered certificates and the [Junior Subordinate Certificates] will be made.  The reserve fund will be an asset of the issuing entity but not of any REMIC.  On each distribution date, the securities administrator will deposit in the reserve fund that portion of the Net Monthly Excess Cashflow described in clause (xvii) under “Description of the Certificates—Credit Enhancement—Excess Interest” above.  On each distribution date, to the extent required following the distribution of the available funds as described under “Allocation of Available Funds” above, the securities administrator will withdraw from amounts in the reserve fund to pay the offered certificates and the [Junior Subordinate Certificates], any Net WAC Rate Carryover Amounts for such distribution date.

Amounts in the reserve fund will be distributed in the following order of priority:  first, concurrently, to the Class A Certificates, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Class A Certificates, pro rata, based on their Net WAC Rate Carryover Amounts; second, to the [Mezzanine Certificates], up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority:  first to the Class [   ] Certificates, second to the Class [   ] Certificates, third to the Class [   ] Certificates, fourth to the Class [   ] Certificates, fifth to the Class [   ] Certificates, and then to the [Junior Subordinate Certificates], up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority: first to the Class [   ] Certificates, and second to the Class [   ] Certificates, in each case to the extent of such amounts remaining in the reserve fund.]

[For any distribution date (other than the first distribution date), the “Net WAC Rate Carryover Amount” for such class of certificates for such distribution date will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest that would have been distributable to such class of certificates on such distribution date if the Pass-Through Rate for such class of certificates for such distribution date were calculated at the related Formula Rate over (y) the amount of interest distributable on such class of certificates at the Net WAC Rate for such distribution date and (ii) the excess described in clause (i) for previous distribution dates not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for the most recently ended accrual period.  If on any distribution date, the Pass-Through Rate for any class of the offered certificates or the [Junior Subordinate Certificates] is the related Formula Rate, then the Net WAC Rate Carryover Amount for such class of certificates for such distribution date will be equal to the  Net WAC Rate Carryover Amount, if any, for the previous distribution date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for the most recently ended accrual period.

To the extent interest on any class of the offered certificates is paid at the Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will be payable only from the Net Monthly Excess Cashflow and payments received under the swap agreement by the issuing entity, as described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

Calculation of One-Month LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Optional Termination of the Issuing Entity

On or after the Optional Termination Date, the [     ] (or if the[     ] fails to exercise such option, the [     ], if any), may purchase the mortgage loans and all property acquired in respect of a mortgage loan owned by the issuing entity, which will cause the termination of the issuing entity and the retirement of the certificates.  In the event that the option is exercised by the [     ], the purchase price will equal the par value of the mortgage loans and the appraised value of any REO properties plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid.  [Additionally, if NIMs are outstanding or amounts are owed to the NIMS insurer, the [     ] will have the right to exercise such option only if the purchase price will result in distributions on the Class [  ] Certificates sufficient to cause the NIMS to be retired and to pay the NIMS insurer the amounts owed to it.  In the event that the option is exercised by [     ] or the [     ], the purchase will be made at a purchase price generally equal to the greater of (i) the par value of the mortgage loans and the appraised value of any REO properties and (ii) the fair market value of all the mortgage loans and REO properties in the issuing entity (as determined by the [     ] or the [     ], as applicable), in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid. [ If NIMS are outstanding or amounts are owed to the NIMS insurer, the purchase price will also include any amount necessary to result in distributions on the Class [  ] Certificates sufficient to cause the NIMS to be retired and to pay the NIMS insurer the amounts owed to it.  The purchase price (whether paid by the servicer or the NIMS insurer) will be required to be sufficient to pay any swap termination fees owed by the issuing entity to the swap counterparty.  In the event the [     ]  or the NIMS insurer exercises this option, the portion of the related purchase price allocable to the offered certificates will be distributed in accordance with the priorities described under “Description of the Certificates—Allocation of Available Funds” and “—Credit Enhancement—Excess Interest” in this prospectus supplement.]  The distribution of the related purchase price allocable to the offered certificates will result in the following amounts, to the extent of available funds, being distributed on the offered certificates:

(i)

100% of the then outstanding certificate principal balance of the offered certificates, plus

(ii)

interest for the final accrual period on the then outstanding certificate principal balance of the offered certificates at the then applicable Pass-Through Rate for each class of the offered certificates, plus

(iii)

any previously accrued but unpaid interest to which the holders of the offered certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

(iv)

in the case of the [Mezzanine Certificates] and the [Junior Subordinate Certificates], any previously unpaid Allocated Realized Loss Amount.

Amendment of the Trust Agreement

The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

•

to cure any ambiguity;

•

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

•

to comply with any requirements imposed by the Code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than [   ]% of the Class [  ] Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class [  ] Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Servicing Compensation, Payment of Expenses and Compensating Interest

The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

Fee or Expense	General Purpose of Fee or Expense	Party Receiving Fee or Expense	Source of Funds for Payment of Fee or Expense	Distribution Priority of Fee or Expense
servicing fee (1)	compensation of the servicer for services provided under the servicing agreement	servicer	all collections on the mortgage loans	prior to distributions to certificateholders
[master servicing fee (2)	compensation of the master servicer for services provided under the servicing agreement	master servicer	all collections on the mortgage loans	prior to distributions to certificateholders]
[program administrator fee (3)	compensation of the program administrator or services provided under the program administration agreement	program administrator	all collections on the mortgage loans	prior to distributions to certificateholders]
trustee fee	Compensation for services provided under the trust agreement	trustee	Funds on deposit in the [ ] account	before payment of any amounts to certificateholders
[LPMI provider	Compensation for providing LPMI insurance	LPMI provider	funds on deposit in the [ ] Account,	before payment of any amounts to Certificateholders.
[all late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans	compensation of the servicer for services provided under the servicing agreement	servicer	all late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans	prior to distributions to certificateholders]
[all interest payments (net of servicing fee) on payoffs received from the first day through the 14th day of any calendar month	compensation of the servicer for services provided under the servicing agreement	servicer	all interest payments (net of servicing fee) on payoffs received from the first day through the 14th day of any calendar month	prior to distributions to certificateholders]
[all investment earnings earned on funds held in the [custodial account, collection account and distribution account]	compensation of the master servicer, the servicer or the securities administrator for services provided under the servicing agreement	master servicer, servicer or securities administrator	all investment earnings earned on funds held in the custodial account, collection account and distribution account	prior to distributions to certificateholders]

Fee or Expense	General Purpose of Fee or Expense	Party Receiving Fee or Expense	Source of Funds for Payment of Fee or Expense	Distribution Priority of Fee or Expense
[reimbursement for advances and servicing advances made under the trust agreement, other than nonrecoverable advances (4)	reimbursement of the servicer for advances and servicing advances made under the servicing agreement	servicer	collections on the mortgage loans with respect to which advances and servicing advances were made	prior to distributions to certificateholders]
[reimbursement for nonrecoverable advances (4)	reimbursement of the servicer for advances and servicing advances made under the servicing agreement	servicer	all collections on the mortgage loans	prior to distributions to certificateholders]

[reimbursement for certain expenses, costs and liabilities incurred by the master servicer, the servicer or the depositor in connection with the trust agreement, the servicing agreement or the certificates (5)

	reimbursement of the master servicer, the servicer and the depositor for certain expenses, costs and liabilities incurred under the trust agreement or the servicing agreement	master servicer, the servicer or depositor	all collections on the mortgage loans	prior to distributions to certificateholders]

[indemnification for certain losses, liabilities and expenses incurred by the trustee, the master servicer or the securities administrator in connection with its acceptance or administration of its obligations and duties under the trust agreement (6)

	indemnification of the trustee, the master servicer, or the securities administrator for certain losses, liabilities and expenses incurred under the trust agreement	trustee, master servicer or securities administrator	all collections on the mortgage loans	prior to distributions to certificateholders]
[reimbursement for master servicer’s costs associated with the transfer of servicing to the master servicer in the event of termination of the servicer to the extent not paid by the servicer	reimbursement for master servicer’s costs associated with the transfer of servicing to the master servicer	master servicer	all collections on the mortgage loans	prior to distribution to certificateholders]
[reimbursement for any expenses incurred by the trustee or the securities administrator in connection with a tax audit of the issuing entity	reimbursement for any expenses incurred by the trustee or the securities administrator in connection with a tax audit of the issuing entity	trustee or securities administrator	all collections on the mortgage loans	prior to distribution to certificateholders]

[reimbursement for enforcement expenses incurred by the servicer, the trustee or the NIMS insurer in respect of a breach by the originators of their representations and warranties in the mortgage loan purchase agreement or the trust agreement

	reimbursement for enforcement expenses incurred by the servicer, the trustee or the NIMS insurer	the servicer, the trustee or the NIMS insurer	all collections on the mortgage loans	prior to distribution to certificateholders]

Fee or Expense	General Purpose of Fee or Expense	Party Receiving Fee or Expense	Source of Funds for Payment of Fee or Expense	Distribution Priority of Fee or Expense

[Net Swap Payments, provided a swap default has not occurred and is not continuing, and Swap Termination Payment (unless the swap counterparty is the defaulting party or the sole affected party under the swap agreement) (7)

	payment of Net Swap Payments and Swap Termination Payments to the swap counterparty	swap counterparty	all collections on the mortgage loans	prior to distribution to certificateholders]
[any tax imposed under the Internal Revenue Code on a REMIC formed under the trust agreement in the event the REMIC engages in a prohibited transaction (8)	compliance with Internal Revenue Code	United States Treasury	all collections on the mortgage loans	prior to distributions to certificateholders]

[(1) The “servicing fee” will be calculated as a per annum percentage for each mortgage loan (the “servicing fee rate”). The servicing fee rate with respect to each mortgage loan will equal [   ]% per annum.

(2) The “master servicing fee” will be calculated as a per annum percentage for each mortgage loan (the “master servicing fee rate”). The master servicing fee rate with respect to each mortgage loan will equal [      ]% per annum.

(3) The “program administrator fee” will be calculated as a per annum percentage for each mortgage loan (the “program administrator fee rate”). The program administrator fee rate with respect to each mortgage loan will equal [   ]% per annum, subject to a minimum of $[   ] per month.

(4) See “The Servicing Agreement—Advances” in this prospectus supplement for a description of the servicer’s obligation to make advances and servicing advances.

(5) See “The Agreements—Payments on Loans; Deposits to Security Account” in the accompanying prospectus for a description of these reimbursable expenses, costs and liabilities.

(6) See “The Trustee—Indemnification of the Trustee” in this prospectus supplement for description of this indemnification.

(7) See “Description of the Securities”—“Allocation of Available Funds,”—“Swap Agreement” and —“Definitions” in this prospectus supplement for payments to the swap counterparty.

(8) See “Material Federal Income Tax Consequences—Types of Securities—REMIC Certificates Generally” in the accompanying prospectus. It is not anticipated that any REMIC will engage in a prohibited transaction.]

The servicer will receive a fee for its services as servicer under the servicing agreement.  The “servicing fee” will be calculated using a “servicing fee rate” of [   ]% per annum on the principal balance of each mortgage loan.  Any late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans, together with interest and other income earned on the funds in the custodial account and any servicing account, will be retained by the servicer as additional servicing compensation and will not be included in the available funds.  For any distribution date with respect to a mortgage loan for which a principal prepayment in full is applied on or after the first calendar day of the month of such distribution date and before the 15th calendar day of such month, the servicer is also entitled to retain as additional servicing compensation the excess, if any, of (i) amount of interest collected on such prepayment at the applicable mortgage rate (net of the servicing fee rate) from the first day of the month in which such distribution date occurs through the day on which such prepayment is applied (the “prepayment interest excess”) over (ii) any prepayment interest shortfalls.

The servicing fee will be paid out of collections on the mortgage loans.  The servicer will be permitted to withdraw the servicing fee each month from funds on deposit in the custodial account, before those funds are transferred to the distribution account for distribution to certificateholders.  The servicer will be solely responsible for subservicing fees payable to any subservicer which will be paid from the servicing fee.

In the event of any resignation or termination of the servicer pursuant to the servicing agreement, the successor servicer will be entitled to the same compensation and reimbursement of expenses as that to which the servicer would have been entitled.  If another successor servicer is appointed, the master servicer will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation may not exceed the compensation to which the servicer would have been entitled.  Any assignee of the servicer shall receive the same compensation and reimbursement of expenses as that to which the servicer would have been entitled.

The servicer will pay all expenses incurred in connection with its responsibilities under the servicing agreement (subject to reimbursement for advances and servicing advances, as described under “The Servicing Agreement—Advances” in this prospectus supplement).

The securities administrator will be entitled to retain all interest and other income earned on the funds in the distribution account as additional servicing compensation and those amounts will not be included in the available funds.

After the application of prepayment interest excess as set forth above, the servicer is obligated to deposit into the custodial account the amount of any remaining unpaid prepayment interest shortfall (payments made by the servicer in satisfaction of such obligation, “compensating interest”) but only up to the amount of its servicing fee for the related distribution date.  The “determination date” with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.  With respect to any determination date and each mortgage loan as to which a principal prepayment is applied during the portion of the related prepayment period (except for principal prepayments in full received during the period from the first through the 14th day of the month of the related distribution date), the “prepayment interest shortfall” is an amount equal to interest at the applicable mortgage rate (net of the servicing fee rate) on the amount of such principal prepayment for the lesser of (i) the number of days from the date on which the principal prepayment is applied until the last day of the month in which such principal prepayment is applied and (ii) 30 days.  Principal prepayments in full on the mortgage loans applied from the first day through the 14th day of any month will be passed through to the certificateholders on the distribution date in the same month (except for principal prepayments in full applied through March 14, 2006, which will be passed through to the certificateholders on the distribution date in April 2006), rather than on the distribution date of the following month, together with a full month’s interest for the prior month.  Accordingly, no compensating interest will be payable for principal prepayments in full applied during that period.  Principal prepayments in full applied during the period from the 15th day through the last day of any month will be passed through on the distribution date in the following month, and, in order to provide for a full month’s interest payment for the prior month, compensating interest will be passed through to the certificateholders for that period.

Reports and Other Information

On each distribution date, the securities administrator will prepare and make available to each holder of a certificate, a statement based upon loan-level information received from the servicer generally setting forth, among other things:

(i)

the record dates, the accrual period, the determination date and the distribution date;

(ii)

the amount of distributions with respect to each class of certificates;

(iii)

the amount of such distributions in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal;

(iv)

the amount of such distributions in clause (i) allocable to interest and the Pass-Through Rates;

(v)

the amount of any Net WAC Rate Carryover Amounts or Unpaid Interest Shortfall Amounts;

(vi)

the Interest Remittance Amount and the Principal Remittance Amount for such distribution date;

(vii)

the certificate principal balance of each class of the certificates before and after giving effect to the distribution of principal on such distribution date;

(viii)

the number and the stated principal balance for the mortgage loans at the beginning and the end of the related due period for the mortgage loans and updated mortgage loan pool composition information;

(ix)

the amounts of all fees paid or received by the parties to the transaction;

(x)

in the aggregate, the amount of advances and servicing advances made by the servicer for the related collection period, the amount of unrecovered advances and servicing advances (after giving effect to advances and servicing advances made on the distribution date) outstanding, and the aggregate amount of non-recoverable advances and servicing advances for such distribution date;

(xi)

the number and aggregate stated principal balance of mortgage loans that were (A) delinquent (exclusive of mortgage loans in bankruptcy or foreclosure or REO properties) (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days and (4) 120 or more days, as of the last day of the calendar month, (B) in foreclosure, (C) in bankruptcy and (D) REO properties;

(xii)

the aggregate stated principal balance of all mortgage loans with respect to which the related mortgaged property was acquired by the issuing entity in foreclosure or by deed in lieu of foreclosure (any such mortgaged property, an “REO property”) as of the close of business on the last day of the related prepayment period;

(xiii)

the amount of principal and interest realized losses incurred during the related prepayment period and the cumulative amount of principal and interest realized losses;

(xiv)

the amount of any net prepayment interest shortfalls for such distribution date to the extent not covered by the servicer and the amount of any shortfalls resulting from the application of the Relief Act or similar state or local law for such distribution date;

(xv)

any Overcollateralization Deficiency Amount (after giving effect to distribution of principal on such distribution date);

(xvi)

the principal balance of mortgage loans repurchased by the sponsor;

(xvii)

the date when a Stepdown Date or a Trigger Event has occurred;

(xviii)

the Overcollateralization Target Amount as of such distribution date;

(xix)

the aggregate amount of extraordinary trust expenses (as described in the trust agreement) paid to the securities administrator for such distribution date;

(xx)

the amount of subsequent recoveries for the related prepayment period and the cumulative amount of subsequent recoveries; and

(xxi)

the Swap Payment, the Counterparty Payment, the Net Swap Payment and the Net Counterparty Payment for such distribution date; the Swap Termination Payment paid on such distribution date and the Swap Termination Payment remaining unpaid from prior distribution dates, and in each case whether payable by the issuing entity or by the swap counterparty; and any Counterparty Payments unpaid from prior distribution dates.

The securities administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website.  The securities administrator’s internet website will initially be located at www.ctslink.com.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at 301-815-6600.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

Reports about the certificates required to be filed with the Securities and Exchange Commission (the “Commission”), including the issuing entity’s Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, will be filed under the Commission file number for the issuing entity, 333-97289.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that internet website is http://www.sec.gov.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [    ]:

[ ] through [ ]	Collection Period

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Custodial Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Custodial Account for remittance to the [    ] on the Servicer Remittance Date.

[ ] through [ ]	Servicer Remittance Date

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[ ] through [ ]	[Master Servicer Remittance Date]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[ ] through [ ]	Record Date	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[ ] through [ ]	Deposit Date	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Distribution Account.
[ ] through [ ]	Distribution Date

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Distribution Account and the [Supplemental Interest Trust Account].

THE SERVICING AGREEMENT

Permitted Withdrawals.  The servicing agreement will permit the servicer to make withdrawals, from time to time, from the custodial account, for the following purposes:

•

to reimburse itself for advances and servicing advances, as described under “—The Servicing Agreement—Advances” below;

•

to pay the servicing fee (to the extent not applied to pay compensating interest);

•

to pay to itself investment earnings earned on funds held in the custodial account;

•

to pay to itself interest that was accrued and received on payoffs received during the period from the first day through the 14th day of any month as additional servicing compensation;

•

to reimburse itself and its directors, officers, employees or agents for certain expenses, costs and liabilities incurred in connection with any legal action relating to the trust agreement, the servicing agreement or the certificates, as and to the extent described under “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus; and

•

other permitted purposes described in the servicing agreement.

Servicing of Delinquent Mortgage Loans; Foreclosure.  The servicer will be required to act with respect to delinquent mortgage loans in accordance with the procedures set forth in the servicing agreement.  These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forebearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan.  These procedures are intended to lead to the alternative that would maximize the proceeds for the issuing entity on such mortgage loan.  However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders.  If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Maintenance of Hazard and Flood Insurance.  The servicer will be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

[Primary Mortgage Insurance.  The [Master Servicer] and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.]

Advances.  The servicer will be required under the servicing agreement to advance its own funds (or, in the case of advances described in clause (i), either its own funds or funds held by the servicer for future distribution) (i) to cover any shortfalls between payments of principal and interest scheduled to be received in respect of the mortgage loans each month and the amounts actually received, and (ii) to pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (A) the preservation, restoration, inspection and protection of the mortgaged properties, (B) environmental audit reports, (C) any enforcement or judicial proceedings, including foreclosures, (D) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage and (E) certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the servicer in connection with its responsibilities under the servicing agreement.  The amounts described in clause (i) of this paragraph are referred to as “advances” and the amounts described in clause (ii) of this paragraph are referred to as “servicing advances” in this prospectus supplement.   The servicer, however, will not be required to make any of the advances or servicing advances if it determines in its good faith business judgment they would not be recoverable from late payments, insurance proceeds or liquidation proceeds on a mortgage loan (“nonrecoverable advance”); provided further, that the servicer will not be required to make advances for the restoration of foreclosure properties unless it determines that the restoration will increase the liquidation proceeds after reimbursement to itself for those advances.  The servicer will not charge interest or other fees with respect to any advances or servicing advances.  To the extent that the servicer fails to make any required advance, the master servicer shall make such advance in its capacity as successor servicer.

If the servicer determines that any advance or servicing advance is a nonrecoverable advance, the servicer will be entitled to be reimbursed for such advance from collections on other mortgage loans owned by the issuing entity.

The servicing agreement provides that the servicer may enter into a facility with any person which provides that such person may fund or otherwise finance advances and/or servicing advances, although no such facility may reduce or otherwise affect the servicer’s obligation to fund such advances and/or servicing advances.  Any advances and/or servicing advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Limitations on the Servicer’s Liability.  See “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the accompanying prospectus for a description of certain limitations on the servicer’s liability under the servicing agreement.

Evidence as to compliance.  The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Servicing Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Depositor, Securities Administrator and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Pledge of Servicing Rights

The servicing agreement provides that the servicer may pledge its servicing rights under the servicing agreement to one or more lenders.  No such pledge will reduce or otherwise affect the servicer’s obligations under the servicing agreement.  Upon a servicer event of default by the servicer under the servicing agreement, the master servicer may remove the servicer and the master servicer will, or under certain circumstances the servicer or its designee may, appoint a successor servicer.  In any event, the successor servicer must meet the requirements for successor servicers under the servicing agreement.  In the event the servicer is removed under the servicing agreement, its servicing rights will be transferred to any successor servicer, and none of the issuing entity, the depositor, the master servicer or the trustee will have any right or claim to the portion of the servicer’s servicing rights pledged or to any unreimbursed Advances or Servicing Advances of the servicer that were pledged.]

Events of Default or Breaches Under the Servicing Agreement

If certain events of default by the servicer under the servicing agreement occur and remain unremedied, either the master servicer, the securities administrator, the depositor, the NIMS insurer, if any, or holders of certificates evidencing at least 51% of the voting rights will have the right to terminate the servicer.  If the servicer is terminated, or the servicer resigns because its duties under the servicing agreement are no longer permitted under applicable law, then except as provided under “-Pledge of Servicing Rights” above, the master servicer will become the successor servicer.  However, if the master servicer is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.  The servicing agreement provides that the trustee will act as successor master servicer, or appoint a successor master servicer, upon a master servicer event of default.

The securities administrator will be required to notify certificateholders and the rating agencies of any event of default by the servicer actually known to a responsible officer of the securities administrator, and of the appointment of any successor servicer.

See “The Agreements—Events of Default, Rights Upon Events of Default” in the accompanying prospectus.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yield to maturity of the offered certificates will be sensitive to defaults on the mortgage loans.  If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  The mortgage loans were underwritten in accordance with guidelines that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio.  Borrowers who qualify under the originators’ underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The originators originate mortgage loans based on their underwriting guidelines and do not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.  As a result, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in a more traditional manner.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be affected by the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the originators or [insert name] Financial Corporation).  Certain of the mortgage loans contain prepayment charges, and the rate of principal payments on such mortgage loans may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charges.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans which provide that the mortgage loan is due upon the transfer of the related mortgaged property, subject to limitations described under “Legal Aspects of the Mortgage Loans—Enforceability of Provisions” in the accompanying prospectus.  We refer you to “The Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of the offered certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs or general creditworthiness of the mortgagors, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease.  The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable- rate mortgage loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable periodic rate cap and maximum mortgage rate with respect to the adjustable-rate mortgage loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.  In addition, the delinquency and loss experience of the fixed-rate mortgage loans may differ from that of the adjustable-rate mortgage loans because the amount of the monthly payments on the adjustable-rate mortgage loans are subject to adjustment on each adjustment date.  In addition, a majority of the adjustable-rate mortgage loans will not have their initial adjustment date for two, three or five years after their origination.  The adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the adjustable-rate mortgage loans as mortgagors seek to avoid changes in their monthly payments.

The interest only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates.  However, as a mortgage loan with such a feature nears the end of its interest only period, the mortgagor may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate of such mortgage loan in order to avoid the increase in the monthly payments necessary to amortize the mortgage loan over its remaining life.

Approximately [   ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  The holders of the Class [  ] Certificates will be entitled to all prepayment charges received on the mortgage loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge.  Investors should conduct their own analysis of the effect, if any, that prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.  The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on prepayment performance of the mortgage loans.

[The yields on the offered certificates may be adversely affected by Net Swap Payments and the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the issuing entity.  Any Net Swap Payment or the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the issuing entity will reduce amounts available for distribution to certificateholders.  If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional amount on which payments due under the swap agreement are calculated may exceed the aggregate stated principal balance of the mortgage loans, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make any Net Swap Payment to the swap counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.]

To the extent interest on any class of the offered certificates is paid at the Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will only be payable from the Net Monthly Excess Cashflow and payments received under the swap agreement by the issuing entity, as described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Additional Information

The depositor has filed certain yield tables and other computational materials with respect to the offered certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the offered certificates with the Commission in a report on Form 8-K.  Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  These tables and assumptions may be based on assumptions that differ from the structuring assumptions.  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.  Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction.  The final terms and structure of the securitization transaction are as described in this prospectus supplement.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an offered certificate is the average amount of time that will elapse from the date such certificate is sold to investors (on or about [     ]), until each dollar of principal is repaid to the investors in such certificate.  Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to maturity of the mortgage loans as described in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement (the “Prepayment Assumption”) assumes:

(i)

In the case of the fixed-rate mortgage loans, [   ]% of the related vector.  In the case of the fixed-rate mortgage loans, the related “vector” means a constant prepayment rate (“CPR”) of [    ]% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [      ]% (precisely [   ]%/[   ]) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such mortgage loans, a CPR of [   ]% per annum.

(ii)

In the case of the adjustable-rate mortgage loans, [    ]% of the related vector.  In the case of the adjustable-rate mortgage loans, the related “vector” means a CPR of [  ] % per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [     ]% (precisely [   ]%/[  ]) per annum in each month thereafter until the 12th month, beginning with the 13th month remaining at [  ]% per annum in each month thereafter until the 24th month, beginning with the [  ]th month remaining at [   ]% per annum in each month thereafter until the 28th month, and then beginning in the 29th month and in each month thereafter during the life of such mortgage loans, a CPR of [  ]% per annum.

CPR is a Prepayment Assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The prepayment assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity.  Each of the prepayment scenarios in the tables in Appendix B (which is incorporated by reference into this prospectus supplement) assumes the respective percentages of CPR or the vector, as applicable, indicated for such scenario.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” in Appendix B were prepared on the basis of the assumptions in the following paragraph and the tables set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans.  Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates indicated in the tables in Appendix B.  In addition, since the actual mortgage loans in the issuing entity will have characteristics that differ from those assumed in preparing the tables in Appendix B, the distributions of principal on such classes of offered certificates may be made earlier or later than indicated in the tables in Appendix B.

The percentages and weighted average lives in the tables entitled “Percent of Original Certificate Principal Balance Outstanding” in Appendix B were determined assuming, among other things, that (the “Structuring Assumptions”):

•

[the mortgage loans have the characteristics specified in the tables below (based on the mortgage pool on the closing date consisting of the mortgage loans with an aggregate stated principal balance of the mortgage loans as of the cut-off date of approximately $[        ]),

•

the closing date for the offered certificates occurs on [      ] and the offered certificates are sold to investors on [        ],

•

distributions on the certificates are made on the [  ]th day of each month regardless of the day on which the distribution date actually occurs, commencing in [     ], in accordance with the allocation of available funds specified above under “Description of the Certificates—Allocation of Available Funds,”

•

the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

•

prepayments include thirty days’ interest,

•

the sponsor is not required to substitute or repurchase any or all of the mortgage loans pursuant to the trust agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Termination” in the tables in Appendix B,

•

the Overcollateralization Target Amount is as specified in this prospectus supplement,

•

scheduled payments for all mortgage loans are received on the first day of each month commencing in [        ], the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month, and there are no losses or delinquencies with respect to such mortgage loans,

•

all mortgage loans prepay at the indicated rate and all such payments are treated as prepayments in full of individual mortgage loans, with no shortfalls in collection of interest,

•

such prepayments are received on the last day of each month commencing in [          ],

•

the level of one-month LIBOR is at all times equal to [     ]%,

•

the Pass-Through Rates for the offered certificates are as specified in this prospectus supplement,

•

the mortgage rate for each adjustable-rate mortgage loan is adjusted on its next adjustment date (and on subsequent adjustment dates, if necessary) to equal the sum of (a) the assumed level of six-month LIBOR and (b) the respective gross margin (such sum being subject to the applicable periodic rate caps, minimum mortgage rates and maximum mortgage rates),

•

the mortgage rate for each adjustable-rate mortgage loan adjusts every six months following its first adjustment date,

•

with respect to the adjustable-rate mortgage loans, six-month LIBOR at all times is equal to [     ]%,

•

the servicing fee rate is equal to [    ]% per annum,

•

the master servicing fee rate is equal to [    ]% per annum,

•

the program administrator fee rate is equal to [    ]% per annum, subject to a minimum of $[   ] per month,

•

the certificate principal balance of the Class [  ] Certificates is equal to zero,

•

no Swap Termination Payment occurs, and

•

the certificate principal balance of the offered certificates is reduced to zero no later than the final scheduled distribution date.]

Nothing contained in the assumptions described above should be construed as a representation that the mortgage loans will not experience delinquencies or losses.

Prepayment Scenarios

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Fixed-Rate Mortgage Loans(1)
Adjustable-Rate Mortgage Loans(1)
_____________ (1) Percentage of the related vector

Assumed Mortgage Loan Characteristics

Loan Number	Principal Balance ($)	Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original Term (months)	Remaining Term (months)	Original Interest Only Term (months)	Original Amortization Term (months)

Based on the assumptions described above, the tables in Appendix B indicate the percentages of the original certificate principal balance of the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates and the Class [   ] Certificates that would be outstanding after each of the dates shown, at various prepayment scenarios and the corresponding weighted average lives.

Yield Sensitivity of the [Mezzanine Certificates] and the [Junior Subordinate Certificates]

If the certificate principal balances of all classes of certificates that are subordinate to a class of the [Mezzanine Certificates] have been reduced to zero, the yield to maturity on that class of the [Mezzanine Certificates] will become extremely sensitive to losses on the mortgage loans (and their timing) because the entire amount of any related realized losses (to the extent not covered by Net Monthly Excess Cashflow and any payments by the swap counterparty pursuant to the swap agreement) will be allocated to that class of the [Mezzanine Certificates].  The initial undivided interests in the mortgage loans evidenced by the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates, the Class [   ] Certificates and the Class [  ] Certificates are approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] % and approximately [   ] %, respectively.  Investors in the [Mezzanine Certificates] should fully consider the risk that realized losses on the mortgage loans could result in the failure of such investors to fully recover their initial investments.  In addition, once realized losses have been allocated to the [Mezzanine Certificates], such amounts with respect to such certificates will no longer accrue interest and will not be reinstated after that, and no amounts in respect of the realized losses so allocated will be distributable to such certificates (other than amounts reinstated due to subsequent recoveries on a liquidated mortgage loan as described under “Description of the Certificates—Credit Enhancement—Allocation of Losses”).  However, Allocated Realized Loss Amounts may be paid to the [Mezzanine Certificates] from the Net Monthly Excess Cashflow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement in the priorities described under “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Unless the certificate principal balances of the Class A Certificates have been reduced to zero, the [Mezzanine Certificates] will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the [Mezzanine Certificates] will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates, the [Mezzanine Certificates] and the [Junior Subordinate Certificates].  As a result of the longer weighted average lives of the [Mezzanine Certificates], the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may be based on delinquencies and not necessarily losses, it is possible for the [Mezzanine Certificates] to receive no principal distributions (unless the certificate principal balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool.  For additional considerations relating to the yield on the [Mezzanine Certificates], we refer you to “Yield and Maturity Considerations” in the accompanying prospectus.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates (net of the one time up front fee equal to [   ] % on the total principal balance of the mortgage loans paid to the program administrator) to the purchase of the mortgage loans transferred to the issuing entity.  The sellers will use all or a portion of the net proceeds of the sale of the offered certificates to pay their respective debts, including warehouse debt secured by the mortgage loans prior to their transfer to the issuing entity, and for general purposes.  Warehouse debt is owed to both underwriters or their respective affiliates as described under “Affiliations and Related Transactions”, so a portion of the proceeds that is used to pay warehouse debt will be paid to the underwriters or their respective affiliates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the issuing entity (exclusive of the reserve fund, the supplemental interest account and the swap agreement) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.  Upon the issuance of the certificates, Kirkpatrick & Lockhart Nicholson Graham LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) each REMIC election is made timely in the required form, (ii) the securities administrator, master servicer, servicer, any subservicer and the trustee comply with all provisions of the trust agreement, (iii) certain representations in the trust agreement and the mortgage loan purchase agreement are true, and (iv) there is continued compliance with applicable provisions of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”), and applicable Treasury regulations issued under the Code, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Sections 860A through 860G of the Code.

[For federal income tax reporting purposes, the securities administrator will treat each holder of an offered certificate as (i) holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component”) and (ii) as having entered into a limited recourse notional principal contract (the “NPC component”).  The REMIC regular interest components will represent “regular interests” in, and generally will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Consequences—Types of Securities—REMIC Certificates Generally” in the accompanying prospectus.

The REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that the maximum interest rate of the REMIC regular interest component will in all cases equal the Net WAC Rate for the corresponding offered certificate, computed for this purpose (i) without reduction for any Swap Termination Payment payable by the issuing entity, and (ii) without regard to any Counterparty Payment.  For tax purposes, any Swap Termination Payment will be treated as paid first out of Net Monthly Excess Cashflow and then out of amounts distributed on the offered certificates.  As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed or fall short of the actual amount of distributions on such certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the NPC component.  Alternatively, any amount payable on the REMIC regular interest component of an offered certificate in excess of the amount payable on that certificate will be treated as having been received by the holder of that certificate with respect to the REMIC regular interest component and then as having been paid by such holder pursuant to the NPC Component.  Each holder of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component and the NPC component as discussed below and under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the accompanying prospectus.

Allocation of Purchase Price and Sales Price

The treatment of amounts received by a holder of an offered certificate under such holder’s NPC component will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under Treasury Regulations, each holder of an offered certificate must allocate its purchase price for the certificate among the REMIC regular interest component and the NPC component in accordance with the relative fair market values of each property right.  Treasury Regulations regarding original issue discount (the  “OID Regulations”) provide that the issuing entity’s allocation of the issue price of an offered certificate is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity’s allocation.  For tax reporting purposes, the issuing entity will assume that the NPC component has a nominal value or such other value as specified in the trust agreement (which will be available upon request from the securities administrator).  However, the NPC component is difficult to value and the IRS could assert that the value of the NPC component is greater than the value used for information reporting purposes.  Prospective investors should consult their tax advisors regarding the tax consequences to them if the IRS were successful in asserting a different value for the NPC component.

Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on their relative fair market values at the time of the disposition and must treat the sale, exchange or other disposition as a disposition of both components.  Assuming that the offered certificate is a capital asset within the meaning of Section 1221 of the Code, gain or loss on the disposition of the NPC component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a holder on the disposition of the REMIC regular interest component, see “Taxation of Securities Treated as Debt Instruments—Sale or Other Disposition” in the accompanying prospectus.

Original Issue Discount and Premium

For federal income tax reporting purposes, the issuing entity intends to treat the REMIC regular interest components of the Offered Certificates as  [not] having original issue discount.  However, if the IRS were to successfully assert that the NPC component of any offered certificate had a greater value than that used by the issuing entity for tax reporting, one consequence would be a corresponding increase in the amount of original issue discount (or reduction in the premium paid) on the REMIC regular interest component.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 100% of the Prepayment Assumption.  No representation is made that the mortgage loans will prepay at such rate or at any other rate.  See “Material Federal Income Tax Consequences—Types of Securities—REMIC Certificates Generally” in the accompanying prospectus.

The OID Regulations generally address the treatment of debt instruments issued with original issue discount.  Purchasers of the offered certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC regular interest component of the offered certificates.  In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the REMIC regular interest components of the offered certificates.  Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such regular interests and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such regular interests even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the REMIC regular interest component of the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations.  Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the REMIC regular interest components of the offered certificates, if such components are required to be treated as issued with original issue discount, generally would be to report all income with respect to such components as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such components, thereby treating such components as fixed-rate instruments to which the original issue discount computation rules described in the accompanying prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.  See “Material Federal Income Tax Consequences—Types of Securities—REMIC Regular Certificates” in the accompanying prospectus.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder would be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

Whether or not the IRS successfully asserts that the REMIC regular interest component of the offered certificates are issued with original issue discount, the holders of the offered certificates will be required to include in income interest on such components in accordance with the accrual method of accounting.

The REMIC regular interest components of certain certificates may be treated for federal income tax purposes as having been purchased at a premium.  Whether any holder of a certificate will be treated as holding such component with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by the certificateholder.  Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Consequences—Types of Securities—REMIC Certificates Generally” in the accompanying prospectus.

The NPC Component

Payments with respect to the NPC component of an offered certificate will be treated as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a fixed or variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the offered certificates will be unable to use the integration method provided for under such regulations with respect to those certificates.

The portion of the overall purchase price of an offered certificate attributable to the NPC component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the NPC component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess  of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received on such certificate pursuant to the NPC component, and such excess will be treated as a periodic payment on a notional principal contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the NPC component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  In addition, any amounts payable on the REMIC regular interest component in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owners to the supplemental interest account pursuant to the NPC component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the NPC component for such taxable year.  Although not clear, net income or a net deduction with respect to the NPC component should be treated as ordinary income or as an ordinary deduction.

The ability of a beneficial owner of an offered certificate to recognize a net deduction with respect to the NPC component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and nonpublicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the NPC component in computing the beneficial owner’s alternative minimum tax liability.  Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the NPC component but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the certificate, in any period and over the term of the certificate.  As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the NPC would be subject to the limitations described above.

Upon the sale of an offered certificate, the amount of the sale proceeds allocated to the NPC component would be considered a “termination payment” under the Notional Principal Contract Regulations.  The holder of the offered certificates, as applicable, will have gain or loss with respect to the termination of the NPC component (separate from and in addition to any gain or loss realized on the disposition of the holder’s REMIC regular interest component) equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon acquiring its interest in the NPC component.  Such gain or loss will generally be treated as capital gain or loss.  Moreover, in the case of a bank and certain other financial institutions, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Right to Receive Payments Outside of the REMIC

The right to receive payments from the reserve fund and the supplemental interest account may be treated as a partnership between the holders of the offered certificates and the Class [  ] Certificates, in which case a holder of an offered certificate will be subject to different rules on the timing of income and a foreign holder may be subject to withholding in respect of any such payments.  Prospective purchasers are urged to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from ownership of a certificate.

Treatment as Real Estate Assets

The REMIC regular interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(5) of the Code, generally in the same proportion that the assets in the issuing entity would be so treated.  No mortgage loans have been identified that would fail to qualify as assets described in such sections of the Code.  In addition, interest accruing on the REMIC regular interest components of the offered certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(5) of the Code.  The REMIC regular interest components of the offered certificates will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code.  See “Taxation of Securities Treated as Debt Instruments—Special Tax Attributes—REMIC Certificates” in the accompanying prospectus.

Any portion of the value of an offered certificate that is allocated to the NPC component will not be treated as a qualifying asset for any holder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any amounts received from the reserve fund or the supplemental interest account will not be qualifying real estate income for real estate investment trusts.

Prohibited Transactions

It is not anticipated that any REMIC elected by the issuing entity will engage in any transactions that would subject it to the prohibited transactions tax imposed under Section 860F(a) of the Code, the contributions tax imposed under Section 860G(d) of the Code or the tax on net income from foreclosure property imposed under Section 860G(c) of the Code.  However, in the event that any such tax is imposed on any REMIC elected by the issuing entity, such tax will be borne (i) by the securities administrator, if the securities administrator has breached its obligations with respect to REMIC compliance under the trust agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the trust agreement and (iii) otherwise by the issuing entity, with a potential reduction in amounts otherwise distributable to the holders of one or more classes of the offered certificates.  See “Material Federal Income Tax Consequences—Types of Securities—REMIC Certificates Generally” in the accompanying prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the securities administrator or the master servicer.  See “Taxation of Securities Treated as Debt Instruments—REMIC Residual Certificates—Administrative Provisions” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Tax Return Disclosure Requirements

The Treasury Department recently issued regulations directed at “tax shelters” that could be read to apply to transactions generally not considered to be tax shelters.  These regulations require that taxpayers that participate in a “reportable transaction” disclose such transaction on their tax returns by attaching IRS Form 8886, and retain information related to the transaction.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to the certificates.  You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the certificates.]

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to Credit Suisse First Boston, 54 Fed. Reg. 42597, Oct. 17, 1989) (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (excluding the right to receive payments from the supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a security may change.  If a class of certificates is no longer rated at least BBB- or Ba[   ], certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the securities administrator unless the securities administrator receive the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the securities administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the securities administrator, the trustee, the depositor, the sellers, the master servicer, the sponsor or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

[ERISA CONSIDERATIONS WITH RESPECT TO THE INTEREST RATE SWAP AGREEMENT

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the sellers, the trustee, the securities administrator, the master servicer, the sponsor and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuing entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.]

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will [will not] constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions in the underwriting agreement dated [     ], among the underwriters named below, the sponsor and the depositor, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the principal amount of the offered certificates specified opposite their respective names.

Underwriters	Original Certificate Principal Balance of the Class [ ] Certificates	Original Certificate Principal Balance of the Class [ ] Certificates	Original Certificate Principal Balance of the Class [ ] Certificates	Original Certificate Principal Balance of the Class [ ] Certificates

Underwriters	Original Certificate Principal Balance of the Class [ ] Certificates	Original Certificate Principal Balance of the Class [ ] Certificates	Original Certificate Principal Balance of the Class [ ] Certificates	Original Certificate Principal Balance of the Class [ ] Certificates

The offered certificates to be purchased by the underwriters are referred to as the “underwritten certificates.”

[The depositor has been advised by the underwriters that they propose initially to offer the underwritten certificates of each class to the public in the United States and upon request in Europe at the offering price specified in this prospectus supplement and to certain dealers at such price less a selling concession, not in excess of the percentage specified in the table below of the original certificate principal balance of the related class of underwritten certificates.  The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage specified in the table below of the original certificate principal balance of the related class of underwritten certificates, to certain other dealers.  After the initial public offering, the public offering price, such concessions and such discounts may be changed.]

Class of Certificates	Selling Concession	Reallowance Discount
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]

Until the distribution of the underwritten certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the underwritten certificates.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the underwritten certificates.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the underwritten certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the underwritten certificates.  In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The depositor has been advised by each underwriter that it intends to make a market in the underwritten certificates actually purchased by it but no underwriter has any obligation to do so.  There can be no assurance that a secondary market for the underwritten certificates will develop or, if it does develop, that it will continue.

The depositor and the sponsor have agreed to indemnify the underwriters [](which indemnification obligation will be guaranteed by [insert name])] against, or make contributions to the underwriters with respect to, certain civil liabilities, including liabilities under the Act, that are based on a claim that the prospectus, this prospectus supplement, the related registration statement or any free writing prospectus prepared by the depositor, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the depositor or the sponsor by the underwriters).

LEGAL MATTERS

Certain legal matters with respect to the offered certificates will be passed upon for the sponsor and the depositor by Kirkpatrick & Lockhart Nicholson Graham LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by [         ], Washington, D.C.

RATINGS

It is a condition to the issuance of the offered certificates that they receive the ratings indicated from [   ] (“[   ]””), [   ] (“[   ]”) and [   ]. (“[   ]”):

	Rating Agency				Rating Agency
Class	[ ]	[ ]	[ ]	Class	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

The depositor has not engaged any rating agency other than the rating agencies to provide ratings on the offered certificates.  However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the rating agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The rating assigned to each class of offered certificates by each rating agency is based on that rating agency’s independent evaluation of that class of certificates. The rating assigned to a class of offered certificates by one rating agency may not correspond to any rating assigned to that class by any other rating agency.  In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

INDEX OF DEFINED TERMS

accrual period

61

adjusted net maximum mortgage rate

69

adjusted net mortgage rate

69

advances

80

Allocated Realized Loss Amount

61

available funds

57

beneficial owner

53

book-entry certificates

53

Certificate Margin

69

certificate owners

53

certificate principal balance

62

Class A Principal Distribution Amount

62

Clearstream

53

Clearstream participants

55

closing date

33

Code

87

Commission

77

compensating interest

76

CPR

83

Credit Enhancement Percentage

64

Cumulative Loss Trigger Event

64

Custodian

39

cut-off date

33

definitive certificate

53

Delinquency Trigger Event

65

delinquent

65

depositor

33

determination date

76

distribution date

53

DTC

53

due date

46

due period

65

Euroclear

53

Euroclear operator

55

Euroclear participants

55

European depositaries

53

Extra Principal Distribution Amount

65

final scheduled distribution date

53

Formula Rate

69

global securities

1

gross margin

45

HOEPA

24

index

45

initial periodic rate cap

45

Insurance proceeds

65

Interest Remittance Amount

65

Interest Settlement Rate

69

issuing entity

33

Junior Subordinate Certificates

46

liquidated mortgage loan

67

master servicer

36

master servicing fee

74

master servicing fee rate

74

Maximum Cap Rate

69

Monthly Interest Distributable Amount

65

mortgage

44

mortgage loan purchase agreement

44

mortgaged property

44

Net Counterparty Payment

66

net liquidation proceeds

67

Net Monthly Excess Cashflow

66

Net Swap Payment

66

Net WAC Rate

68

Net WAC Rate Carryover Amount

70

NIMS

1

NIMS insurer default

26

NIMS policy

26

nonrecoverable advance

80

Notional Principal Contract Regulations

89

NPC component

87

offered certificate

88

OID Regulations

88

one-month LIBOR

69

Optional Termination Date

66

Overcollateralization Deficiency Amount

66

Overcollateralization Floor

66

Overcollateralization Release Amount

66

Overcollateralization Target Amount

66

Overcollateralized Amount

66

Pass-Through Rate

68

Post-Stepdown Monthly Principal Distribution

59

Prepayment Assumption

83

prepayment interest excess

75

prepayment interest shortfall

76

prepayment period

67

Principal Distribution Amount

67

Principal Remittance Amount

67

qualified substitute mortgage loan

34

Realized Loss

67

record date

53

relevant depositary

53

Relief Act

22

Remaining Principal Distribution Amount

67

REMIC

87

REMIC regular interest component

87

REO property

77

reserve fund

70

Residual Certificates

8

scheduled principal balance

44

sellers

42

Senior Certificates

52

Senior Principal Distribution Amount

67

servicing advances

80

servicing fee

74

servicing fee rate

74

six-month LIBOR

45

SMMEA

10

stated principal balance

67

Stepdown Date

68

Structuring Assumptions

84

Subordinate Certificates

52

subsequent periodic rate cap

45

Subsequent Recoveries

68

substitution adjustment

34

termination payment

90

Terms and Conditions

56

Trigger Event

68

trust agreement

33

Trust Estate

33

trustee

33

U.S. person

4

underwritten certificates

94

Unpaid Interest Shortfall Amount

68

vector

83

APPENDIX A
MORTGAGE LOAN TABLES

[Below is an illustrative group of tables that would be provided for each of the groups of Mortgage Loans specified in the paragraph above.]

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of FICO, which is determined at origination).

	Summary Statistics	Range (if applicable)

Number of Mortgage Loans:
Aggregate Scheduled Principal Balance:
Average Scheduled Principal Balance:
Aggregate Original Principal Balance:
Average Original Principal Balance:
Fully Amortizing Mortgage Loans:
1st Lien:
Wtd. Avg. Mortgage Rates:
Wtd. Avg. Original Term to Maturity (months):
Wtd. Avg. Remaining Term to Maturity (months):
Wtd. Avg. Margin (ARM Loans Only):
Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Original LTV:
Wtd. Avg. Borrower FICO:
Geographic Distribution (Top 5):

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1/29 ARM
2/28 ARM
2/28 ARM - 40Yr Balloon
2/28 ARM (IO)
3/27 ARM
3/27 ARM (IO)
5/25 ARM
5/25 ARM (IO)
6 Month LIBOR ARM
Fixed
Fixed (IO)]
Total:

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0.01 - 50,000.00
50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0.01 - 50,000.00
50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[61 - 120
121 - 180
181 - 240
301 – 360]
Total:

DESCRIPTION OF THE GROUP [   ] COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 - 5.999
6.000 - 6.499
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999
10.000 - 10.499
10.500 - 10.999
11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Original Loan-to-Value Ratios
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[35.01 - 40.00
40.01 - 45.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00]
Total:

The loan-to-value (“OLTV”) of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP [  ] COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[500 - 519
520 - 539
540 - 559
560 - 579
580 - 599
600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 – 799]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[California
Florida
Minnesota
Illinois
Texas
Virginia
Maryland
Massachusetts
Michigan
Arizona
New Jersey
New York
Wisconsin
Louisiana
Colorado
Nevada
Ohio
Missouri
Pennsylvania
Connecticut
Washington
Oregon
Kansas
Indiana
Georgia
North Carolina
Rhode Island
Tennessee
South Carolina
Hawaii
Oklahoma
Mississippi
New Hampshire
Montana
Delaware
Utah
Iowa
Kentucky
Washington DC
North Dakota
West Virginia
Arkansas]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Occupancy Status
OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Primary Home
Investor Property
Vacation Home]
Total:

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Full Documentation
Stated Documentation
Limited Documentation]
Total:

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Refinance - Cash Out
Purchase
Refinance - Rate/Term]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Single Family
PUD
Two-Four Family
Condominium
Manufactured Housing
Townhouse/Rowhouse]
Total:

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0
6
12
24
36
60]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999
13.000 - 13.499
13.500 - 13.999
13.500 - 13.999
14.000 - 14.499
14.500 - 14.999
15.000 - 15.499
15.500 - 15.999
16.000 - 16.499
16.500 - 16.999
17.000 - 17.499
17.500 - 17.999
18.000 - 18.499
18.500 - 18.999]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 - 5.999
6.000 - 6.499
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999
10.000 - 10.499
10.500 - 10.999
11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[2.250 - 2.499
3.500 - 3.749
3.750 - 3.999
4.000 - 4.249
4.250 - 4.499
4.750 - 4.999
5.000 - 5.249
5.250 - 5.499
5.500 - 5.749
5.750 - 5.999
6.000 - 6.249
6.250 - 6.499
6.500 - 6.749
6.750 - 6.999
7.000 - 7.249
7.250 - 7.499
7.500 - 7.749
7.750 - 7.999]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[April 2006
October 2006
November 2006
July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
September 2008
October 2008
November 2008
February 2009
March 2009
September 2010
October 2010
November 2010]
Total:

DESCRIPTION OF THE GROUP [  ] COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.500
2.000
3.000]
Total:

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.000
1.500
2.000]
Total:

Originators
Originators	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[

]
Total:

DESCRIPTION OF THE [IO] COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of FICO, which is determined at origination).

	Summary Statistics	Range (if applicable)

Number of Mortgage Loans:
Aggregate Scheduled Principal Balance:
Average Scheduled Principal Balance:
Aggregate Original Principal Balance:
Average Original Principal Balance:
Fully Amortizing Mortgage Loans:
1st Lien:
Wtd. Avg. Mortgage Rates:
Wtd. Avg. Original Term to Maturity (months):
Wtd. Avg. Remaining Term to Maturity (months):
Wtd. Avg. Margin (ARM Loans Only):
Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Original LTV:
Wtd. Avg. Borrower FICO:
Geographic Distribution (Top 5):

DESCRIPTION OF THE [IO] COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[2/28 ARM (IO)
3/27 ARM (IO)
5/25 ARM (IO)
Fixed (IO)]
Total:

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[301 – 360]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 - 5.999
6.000 - 6.499
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999]
Total:

Original Loan-to-Value Ratios
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00]
Total:

The loan-to-value (“OLTV”) of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE [IO] COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[560 - 579
580 - 599
600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 – 799]
Total:

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[California
Minnesota
Florida
Illinois
Virginia
Maryland
New York
Massachusetts
New Jersey
Colorado
Michigan
Texas
Arizona
Nevada
Wisconsin
Rhode Island
Washington
Hawaii
Delaware
Georgia
New Hampshire
Indiana
Kansas
Oregon
South Carolina
Iowa]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Occupancy Status
OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Primary Home
Investor Property
Vacation Home]
Total:

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Full Documentation
Stated Documentation
Limited Documentation]
Total:

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Refinance - Cash Out
Purchase
Refinance - Rate/Term]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Single Family
PUD
Two-Four Family
Condominium
Manufactured Housing
Townhouse/Rowhouse]
Total:

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0
12
24
36]
Total:

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999
13.000 - 13.499
13.500 - 13.999
14.000 - 14.499
14.500 - 14.999
15.000 - 15.499
15.500 - 15.999]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 - 5.999
6.000 - 6.499
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999]
Total:

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[2.250 - 2.499
3.500 - 3.749
3.750 - 3.999
4.000 - 4.249
4.250 - 4.499
5.000 - 5.249
5.250 - 5.499
5.500 - 5.749
5.750 - 5.999
6.000 - 6.249
6.250 - 6.499
6.750 - 6.999]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
September 2008
October 2008
November 2008
March 2009
September 2010
October 2010
November 2010]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.500
2.000
3.000]
Total:

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.000
1.500
2.000]
Total:

Interest Only Terms of the Mortgage Loans
INTEREST ONLY TERMS (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[24
36
60]
Total:

Originators
ORIGINATORS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[

]
Total:

APPENDIX B
DECREMENT TABLES

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Certificate Balance Outstanding

	Class [ ]
	Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a certificate is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the certificate.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Certificates—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “global securities”) and will be available only in book-entry form.  Investors in the global securities may hold such global securities through DTC, or upon request through Clearstream or Euroclear.  The global securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan Mortgage Pass-Through Certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC participant’s account against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities who is an individual or a corporation holding securities on its own behalf or through a foreign partnership or trust, in either case through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.), will be subject to the 30% U.S. withholding tax that generally applies to payments to foreign persons of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner (or the foreign partnership or trust) and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of global securities that are non-U.S. persons can generally obtain an exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Non-U.S. persons that are certificate owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Form W-8BEN may be filed by the certificate owners or their agents.

Exemption for U.S. Persons (Form W-9).  U.S. persons can obtain an exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. federal income tax reporting procedure.  The certificate owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year from the date such form is signed unless a change in circumstances makes any information on the form incorrect.  If any information shown on the form changes, a new form must be filed within 30 days of the change.

The term “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in Treasury regulations), (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, a trust that was in existence on August 20, 1996 (other than a trust treated as wholly owned by the grantor under subpart E of part I of subchapter J of the Code), was treated as a United States person on August 19, 1996, and elects to continue to be treated as a United States person will also be a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

ANNEX II
[SWAP NOTIONAL AMOUNTS]

Period	Swap Notional Amount ($)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44

$[                 ] (Approximate)

BASIC ASSET BACKED SECURITIES TRUST 200_-_
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 200_-_

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

Depositor

BANCCAP ADVISORS, LLC

Sponsor and Program Administrator

[INSERT NAME]

Master Servicer and Securities Administrator

[INSERT NAME]

Servicer

____________________________________________

PROSPECTUS SUPPLEMENT

____________________________________________

UNDERWRITER	UNDERWRITER

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and an accompanying prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and accompanying prospectus for ninety days following the date of this prospectus supplement.

[    ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion- Prospectus Supplement dated [     ]
to Prospectus dated [      ]

$[    ] (Approximate)

BASIC ASSET BACKED SECURITIES TRUST  200_ _

Issuing Entity

MORTGAGE BACKED NOTES, SERIES 200_-_

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

Depositor

BANCCAP ADVISORS, LLC

Sponsor and Program Administrator

[                     ]

Master Servicer and Trust Administrator

[                     ]

Consider carefully the risk factors beginning on page S [  ] in this prospectus supplement and on page  [  ] in the accompanying prospectus.

The notes will represent obligations in the issuing entity only and do not represent an obligation of BancCap Asset Securitization Issuance Corporation or any of its affiliates, or any other party.

Neither these notes nor the underlying mortgage loans are guaranteed by any agency or instrumentality of the United States.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Servicer

The BASIC Asset Backed Securities Trust 200_-_ will issue notes including the following classes offered hereby:

● [  ] classes of senior notes

● [  ] classes of subordinate notes

Each class of offered notes will be entitled to receive monthly payments of interest or principal or both, The classes of notes offered by this prospectus supplement are listed, together with their initial Class [  ] principal amounts and interest rates, in the table under “The Offered Notes” on page S-[  ] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[  ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement. The primary asset of the issuing entity will be a pool of sub-prime [first] lien, adjustable-rate and fixed-rate residential mortgage loans.  The issuing entity will also contain other assets, which are described on page S [  ] of this prospectus supplement.

The Offered Notes Total principal amount (approximate) $[ ] (approximate) First payment date [ ] Interest and/or principal paid Monthly Monthly Assumed final payment date [ ]

Credit enhancement for the senior notes is being provided by [  ] classes of subordinate notes, which will be subordinated to the senior notes.  Additional credit enhancement is provided in the form of [excess interest], [overcollateralization], [subordination] and[ allocation of losse]s. [With respect to the [Class  ] Notes only, the [Class  ] Note guaranty insurance policy issued by [ ]. [The senior, mezzanine and [Junior Subordinate Notes] will have the benefits of the swap agreement.] [The [Class  ] Note guaranty insurance policy only applies to the [Class  ] Notes.] The credit enhancement for the notes is described in more detail in the prospectus supplement.

[Describe underwriting arrangements]

Neither the SEC nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Delivery of the notes offered by this prospectus supplement will be made in book entry form through the facilities of The Depository Trust Company, and upon request, Clearstream Banking Luxembourg and the Euroclear System on or about [  ].

UNDERWRITER UNDERWRITER

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the offered notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

You should be certain to review the information in this prospectus supplement for a description of the specific terms of your notes.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Defined Terms” beginning on page S 126 in this prospectus supplement and under the caption “Index of Defined Terms” beginning on page 124 in the accompanying prospectus.  Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

SUMMARY OF TERMS

TRANSACTION PARTICIPANTS

S-1

TRANSACTION

S-2

WHAT YOU OWN

S-2

Mortgage Loans

S-2

[Pre-Funding

S-3

Pre-Funded Amount

S-4

Funding Period

S-4

Use of Pre-Funded Amount

S-4

Restrictions on Subsequent Mortgage
Loan Purchases

S-4

Removal or Substitution of Mortgage Loans

S-4

THE NOTES

S-4

The Offered Notes

S-4

The Non-Offered Notes

S-4

Note Designations

S-5

PAYMENTS ON THE NOTES

S-5

Payment Dates

S-5

Source of Payments

S-6

Interest Payments

S-6

Compensating Interest and Interest Shortfalls

S-6

Principal Payments

S-6

Performance Triggers

S-6

Payment Priorities

S-6

Interest Payments

S-7

Principal Payments

S-7

Advances

S-7

Optional Termination

S-7

Fees and Expenses

S-7

CREDIT ENHANCEMENT

S-8

Subordination

S-8

Excess Interest

S-8

Overcollateralization

S-8

Allocation of Losses

S-8

Limited Cross-Collateralization

S-9

[Primary Mortgage Insurance

S-9

[SWAP AGREEMENT

S-9

MATURITY DATE

S-10

RATINGS

S-10

[FINANCING

S-10

FEDERAL INCOME TAX CONSEQUENCES

S-10

CONSIDERATIONS FOR BENEFIT PLAN
INVESTORS

S-10

LEGAL INVESTMENT

S-11

FORWARD-LOOKING STATEMENTS

S-12

SUMMARY OF TRANSACTION PARTIES

S-13

RISK FACTORS

S-13

RISK FACTORS

S-14

THE SPONSOR

S-30

General

S-30

The Sponsor’s Origination Channels

S-30

Re-Underwriting of the Mortgage Loans

S-30

STATIC POOL INFORMATION

S-32

THE DEPOSITOR

S-33

THE ISSUING ENTITY

S-33

Assignment of the Mortgage Loans and Other
Assets to the Issuing Entity

S-33

Discretionary Activities With Respect to the
Issuing Entity

S-35

THE MASTER SERVICER AND TRUST

ADMINISTRATOR

S-36

Trust Administrator

S-36

Master Servicer

S-36

THE SERVICER

S-36

General

S-36

[Insert name]

S-37

THE OWNER TRUSTEE

S-37

General

S-38

THE CUSTODIAN

S-38

ADMINISTRATION OF THE TRUST FUND

S-38

Servicing and Administrative Responsibilities

S-38

TRUST ACCOUNTS

S-41

THE SELLERS

S-41

THE ORIGINATORS

S-42

[Insert Name]

S-42

[Insert Name]

S-42

AFFILIATIONS AND RELATED
TRANSACTIONS

S-43

LEGAL PROCEEDINGS

S-43

THE MORTGAGE POOL

S-44

General

S-44

The Mortgage Loans

S-46

[Primary Mortgage Insurance

S-47

[Conveyance of Subsequent Mortgage Loans

S-47

Representations and Warranties Regarding the
Mortgage Loans

Criteria for Selection of Mortgage Loans

S-50

The Sponsor’s Performance Assumption
Grouping.

FLOW OF PAYMENTS

S-52

DESCRIPTION OF THE NOTES

S-53

DESCRIPTION OF THE NOTES

S-53

General

S-53

Book Entry Notes

S-54

Allocation of Available Funds

S-58

Credit Enhancement

S-62

The Swap Agreement

S-62

[The Cap Agreement.

S-63

Definitions

S-63

Interest rates

S-70

Calculation of One-Month LIBOR

S-72

Optional Termination of the Issuing Entity

S-72

Amendment of the Trust Agreement

S-73

Servicing Compensation, Payment of Expenses
and Compensating Interest

S-73

Reports and Other Information

S-79

Example of Payments

S-80

THE SERVICING AGREEMENT

S-81

THE TRUST AGREEMENT AND THE
INDENTURE

S-84

General

S-84

Certain Matters under the Agreements

S-84

Administration

S-88

Amendment

S-89

YIELD, PREPAYMENT AND MATURITY

CONSIDERATIONS

S-50

Additional Information

S-91

Weighted Average Lives

S-91

Prepayment Scenarios

S-93

Assumed Mortgage Loan Characteristics

S-94

Yield Sensitivity of the [Mezzanine Notes] and
the [Junior Subordinate Notes]

S-94

USE OF PROCEEDS

S-95

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES

S-95

Tax Classification of the Trust and of the Notes

S-95

Tax Consequences to Holders of the Notes

S-96

CONSIDERATIONS FOR BENEFIT PLAN
INVESTORS

S-96

LEGAL INVESTMENT CONSIDERATIONS

S-98

METHOD OF DISTRIBUTION

S-98

LEGAL MATTERS

S-100

RATINGS

S-100

INDEX OF DEFINED TERMS

S-102

Initial Settlement

S-1

Secondary Market Trading

S-1

Certain U.S. Federal Income Tax
Documentation Requirements

S-3

THE OFFERED NOTES

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes]. Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Initial Note Ratings
Class	[Related Mortgage Pool(s)]	Class [ ] Principal or Notional Amount (1)	Initial Interest Rate (2)	Summary Interest Rate Formula (until Initial Optional Termination Date) (3)	Summary Interest Rate Formula (after Initial Optional Termination Date) (3)	Principal Type	Interest Type	[Name of Rating Agency]	[Name of Rating Agency
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type]	[Summary description of principal type	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type	[Summary description of principal type	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type	[Summary description of principal type	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type	[Summary description of principal type	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type	[Summary description of principal type	[Rating]	[Rating]
Class [ ]	[ ]	[ ]	[ ]	[Insert description of interest rate]	[Insert description of interest rate]	[Summary description of principal type	[Summary description of principal type	[Rating]	[Rating]

______________________

(1) These balances are approximate, as described in this prospectus supplement.

(2) Reflects the interest rate as of the closing date.

(3) Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Maturity Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

SUMMARY OF TERMS

The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered notes, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

[Whenever we refer to a percentage of some or all of the Mortgage Loans in the issuing entity [or in any mortgage group], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise. We explain in this prospectus supplement under “Description of the Notes - Payments of Principal” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any Mortgage Loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

TRANSACTION PARTICIPANTS

Sponsor and Program Administrator

BancCap Advisors, LLC.

Sellers

BICEP Owner Trust and BICEP Owner Trust II.

Depositor

BancCap Asset Securitization Issuance Corporation, a Delaware special purpose corporation.  The Depositor’s principal address is at 553 Capital Drive, Lake Zurich, Illinois 60047.

Originators

[    ] and [    ] (as well as [    ], [    ] and [    ], which have each originated less than 10% of the mortgage loans).

Issuing Entity

BASIC Asset Backed Securities Trust 200_-_, a Delaware statutory trust.

Trustee

[Name of Trustee]

Indenture Trustee

[Insert Name]

Owner Trustee

[Insert Name]

Trust Administrator

[        ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

Custodian

[Name of Custodian]

[Swap Counterparty

The issuing entity will enter into an interest rate swap agreement with [name of provider] to protect against certain interest rate risk from the payment date in [    ] through the payment date in [    ].]

Master Servicer and Trust Administrator

[Name of Master Servicer and Trust Administrator]

Servicer

[Name of Servicer]

Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

[Class [    ] Note Guarantor

The [Class [    ]] Insurer [Name of Insurer] will unconditionally and irrevocably guarantee certain payments on the [Class [    ]] Notes on each payment date pursuant to the terms of a note guaranty insurance policy. See “Description of the Notes -- The [Class [    ]] Note Guaranty Insurance Policy” and -- The [Class [    ]] Insurer” in this prospectus supplement.]

TRANSACTION

On or about [    ], which is the closing date, the mortgage loans that support the notes will be sold by BICEP Owner Trust and BICEP Owner Trust II to BancCap Asset Securitization Issuance Corporation, the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the BASIC Asset Backed Securities Trust 200_-_.  In exchange for the mortgage loans and related assets, the issuing entity will issue the notes pursuant to the order of the depositor.

The mortgage loans will be master serviced by [    ], as master servicer, and serviced by [    ], as servicer. Some administrative functions with respect to the issuing entity will be performed by [    ]., as Trust Administrator.

The owner trustee of the issuing entity will be [    ].  [    ] will review the mortgage notes, mortgages and certain other legal documents related to the mortgage loans as custodian for the issuing entity in accordance with the review requirements of the trust agreement or a custodial agreement.

WHAT YOU OWN

Your notes represent obligations only of the issuing entity.  All payments to you will come only from the amounts received in connection with the assets held by the issuing entity.

The issuing entity will own a pool of mortgage loans and other assets, as described in “The Issuing Entity” in this prospectus supplement.

On the closing date, there will be no outstanding series or classes of securities that are backed by the assets of the issuing entity or otherwise have claims on the assets of the issuing entity, other than the notes. The depositor does not expect that any securities representing additional interests in or claims on the assets of the issuing entity will be issued in the future.

Mortgage Loans

The issuing entity will acquire a pool of [first] lien, adjustable-rate and fixed-rate residential mortgage loans.  The mortgage loans will be divided into [two] separate groups. Each group of mortgage loans is referred to as a “loan group.” Loan group [1] will consist of [first lien] [fixed] rate mortgage loans. Loan group [2] will consist of [first lien] [adjustable] rate mortgage loans.

As of [    ], which is the cut-off date, the mortgage loans will consist of approximately [    ] mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $[    ].  The scheduled principal balance of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at origination, less all scheduled payments of principal on that mortgage loan due on or before that date, whether or not received.  Approximately [     ]% of the mortgage loans were originated by [    ]  Approximately [    ]% of the mortgage loans were originated by [    ].

The statistical information in this prospectus supplement reflects the characteristics of the mortgage loans as of the cut-off date.  Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balances as of the cut-off date of the mortgage loans.  After the date of this prospectus supplement and prior to the closing date, some mortgage loans may be removed from the mortgage pool and some mortgage loans may be added to the mortgage pool.

As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

The mortgage loans have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:

%

Interest Only Loans:

%

Range of Remaining Terms to Maturity:

months to months

Weighted Average Remaining Term to

Maturity:

months

Range of Original Principal Balances:

$          to  $

Average Original Principal Balance:

$

Range of Outstanding Principal Balances:

$    to  $

Average Outstanding Principal Balance:

$

Range of Mortgage Rates:

% to %

Weighted Average Mortgage Rate:

%

Range of Original Loan-to-Value Ratios:

% to %

Weighted Average Original Loan-to-
Value Ratio:

%

Geographic Concentrations in Excess
of 5%:

[ ]

%

(1)All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

[The mortgage loans in group [  ] have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:

%

Interest Only Loans:

%

Range of Remaining Terms to Maturity:

months to months

Weighted Average Remaining Term to

Maturity:

months

Range of Original Principal Balances:

$          to $

Average Original Principal Balance:

$

Range of Outstanding Principal Balances:

$    to $

Average Outstanding Principal Balance:

$

Range of Mortgage Rates:

% to %

Weighted Average Mortgage Rate:

%

Range of Original Loan-to-Value Ratios:

% to %

Weighted Average Original Loan-to-Value
Ratio

%

Geographic Concentrations in Excess of
5%:

[    ]

(1)All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.]

[The mortgage loans in group [  ] have the following characteristics as of the cut-off date(1):

Loans with Prepayment Charges:

%

Interest Only Loans:

%

Range of Remaining Terms to Maturity

months to months

Weighted Average Remaining Term to

Maturity:

months

Range of Original Principal Balances:

$          to $

Average Original Principal Balance:

$

Range of Outstanding Principal Balances:

$    to $

Average Outstanding Principal Balance:

$

Range of Mortgage Rates:

% to %

Weighted Average Mortgage Rate:

%

Range of Original Loan-to-Value Ratios:

% to %

Weighted Average Original Loan-to-
Value Ratio:

%

Geographic Concentrations in Excess
of 5%:

[  ] %

(1)All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.]

Approximately [    ]% of the mortgage loans, by aggregate scheduled principal balance as of the cut-off date, are adjustable-rate mortgage loans.  The adjustable-rate mortgage loans have the following characteristics as of the cut-off date(1):

Weighted Average Gross Margin:

%

Weighted Average Maximum Mortgage Rate:

%

Weighted Average Minimum Mortgage Rate:

%

Weighted Average Initial Periodic Rate Cap:

%

Weighted Average Subsequent Periodic Rate Cap:

%

Weighted Average Time Until Next Adjustment

Date:

months

(1)All figures are approximate.  Percentages and weighted averages are based on scheduled principal balances as of the cut-off date.

Information about the characteristics of the mortgage loans is described in the section entitled “The Mortgage Pool” and Appendix A to this prospectus supplement.

[Pre-Funding

On the closing date, the depositor may elect to deposit an amount of up to 25% of the initial note principal balance of the offered notes in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount

Any pre-funded amount shall not exceed 25% of the initial note principal balance of the offered notes, which will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the note principal balance of the classes of notes related to that loan group.

Funding Period

If the depositor elects to deposit a pre-funded amount on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $[ ] and (y) [ ], 200[ ].

Use of Pre-Funded Amount

If the depositor elects to deposit a pre-funded amount on the closing date, the pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior notes as a prepayment of principal on the payment date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.]

Removal or Substitution of Mortgage Loans

Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The Sellers’ rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the owner trustee for the benefit of noteholders under the trust agreement.  In the event of a material breach of the representations and warranties made by any originator with respect to the related mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.  [[    ] will guarantee the repurchase obligation of each originator.]

THE NOTES

The Offered Notes

On the closing date, BASIC Asset Backed Securities Trust  200_-_ will issue offered notes with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[  ]. The assets of the issuing entity that will support the notes will consist primarily of a pool of [first] lien, fixed-rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement.

The offered notes will be book entry securities clearing through The Depository Trust Company (in the United States) and, upon request, through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations that are set forth in the table on page S-[   ].

The Non-Offered Notes

In addition to the offered notes, the issuing entity will issue five additional classes of notes.  The Class [[]] and Class [[]] Notes are collectively referred to in this prospectus supplement as the [Junior Subordinate Notes] (and together with the [Mezzanine Notes] and the Class [  ] Notes, the subordinate notes) and are not being offered to the public by this prospectus supplement.   The original note principal balance of the Class [   ] Notes is $[    ] and the original note principal balance of the Class [   ] Notes is $[    ] . The [Junior Subordinate Notes] may be privately offered, are subordinated to the classes of offered notes and provide credit enhancement for the classes of offered notes. In addition the issuing entity will issue notes designated as the Class [  ] Notes, the Class [  ] Notes and the Class R Notes, which are not being offered to the public by this prospectus supplement and the accompanying prospectus.  The Class [  ] Notes, the Class [  ] Notes and the Class R Notes

will be delivered to a bankruptcy remote entity.  [insert name] Mortgage Loans Trust II, an affiliate of the servicer, will be the majority owner of this bankruptcy remote entity.

The Class [  ] Notes will accrue interest as provided in the trust agreement and will have an original note principal balance of approximately $[    ], which is approximately equal to the initial overcollateralization that will be required by the trust agreement.  The note principal balance of the Class [  ] Notes on any date will represent the overcollateralization for the offered notes and the [Junior Subordinate Notes] and may change from time to time as provided in the trust agreement.  The Class [  ] Notes will initially evidence an interest of approximately [   ]% of the aggregate principal balance of the mortgage loans in the issuing entity on the closing date.

The Class [  ] Notes will have an original note principal balance of $100 and will not be entitled to payments in respect of interest.  The Class [  ] Notes will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.  The ownership certificates will not have an original principal balance and represent the residual interest in the issuing entity.

See “Description of the Notes—General” in this prospectus supplement.

Note Designations

Each class of notes will have different characteristics, some of which are reflected in the following general designations:

•

Offered Notes

Class A Notes and [Mezzanine Notes].

•

Class A Notes

•

Senior Notes

Class [   ] Notes, Class [   ] Notes and Class [   ] Notes.

•

[Related Notes

The Class [   ] Notes are related to the group [  ] loans and the Class [   ] and Class [   ] Notes are related to the group [  ] loans.]

•

[Variable Rate Notes

The Class [   ] Notes are variable rate notes.]

•

[Fixed Rate Notes

The Class [   ] and [   ] Notes are fixed rate notes.]

•

[Mezzanine Notes]

Class [   ] Notes, Class [   ] Notes, Class [   ] Notes, Class [   ] Notes and Class [   ] Notes.

•

[Junior Subordinate Notes]

Class [   ] and Class [   ] Notes.

•

Subordinate Notes

[Mezzanine Notes], [Junior Subordinate Notes] and Class [  ] Notes.

PAYMENTS ON THE NOTES

Payment Dates

The Trust Administrator will make payments on the notes on the [  ]th day of each calendar month (or if the [  ]th day of a month is not a business day, then on the next business day) beginning in [    ] to the persons in whose names such notes are registered at the close of business on the related record date.  The record date for the [adjustable rate] offered notes (for so long as they are book-entry notes) for any payment date will be the business day immediately preceding such payment date.

The record date for the [fixed rate] offered notes (for so long as they are book-entry notes) for any payment date will be the last business day of the month preceding the month of such payment date.

Source of Payments

The mortgagors will pay their interest and principal during the month to the servicer.  Each month, the  servicer will subtract the servicing fee, other servicing compensation and other amounts reimbursable to the servicer or other parties as specified in the servicing agreement and will send the remainder to the master servicer.  The master servicer will then subtract the master servicing fee, the program administrator fee and other amounts reimbursable to any party pursuant to the servicing agreement or the trust agreement and certain other amounts as specified in the servicing agreement and remit the remainder of the funds to the Trust Administrator.  On the payment date for that month the Trust Administrator will distribute that amount to the holders of the notes in the order described in this prospectus supplement under “Description of the Notes – Allocation of Available Funds”.

Interest Payments

The interest rates for the offered notes will be as set forth in the table on page s-[  ] of this prospectus supplement.

See “Description of the Notes— Interest Rates” in this prospectus supplement for additional information.

The interest accrual period for the offered notes for any payment date will be the period from the previous payment date (or, in the case of the first accrual period, from the closing date) to the day prior to the current payment date.  Interest will be calculated for the offered notes on the basis of the actual number of days in the accrual period, based on a 360-day year.

The offered notes will accrue interest on their note principal balances outstanding immediately prior to each payment date.

The Class [  ] Notes will accrue interest as provided in the trust agreement.  The Class [  ] Notes and the ownership certificate will not accrue interest.

See “Description of the Notes” in this prospectus supplement for additional information.

Compensating Interest and Interest Shortfalls

When mortgagors make prepayments in full, they need not pay a full month’s interest.  Instead, they are required to pay interest only to the date of their prepayment.  When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment.  To compensate noteholders for net shortfalls in interest resulting from prepayments in full, the servicer will pay compensating interest to the noteholders out of the servicing fee it collects.  The master servicer will pay compensating interest to the noteholders out of the master servicing fee it collects to the extent not previously paid by the servicer.  For a description of how compensating interest is allocated among the notes, as well as important limitations on the amount of compensating interest that will be allocated among the notes, see “Description of the Notes—Servicing Compensation, Payment of Expenses and Compensating Interest” in this prospectus supplement.

Principal Payments

Principal will be distributed to holders of the offered notes on each payment date in the priority, in the amounts and to the extent described in this prospectus supplement under “Description of the Notes—Allocation of Available Funds.”

Performance Triggers

The priority of the payment of principal to the holders of the offered notes may be altered if cumulative losses on the mortgage loans exceed a specified percentage on any payment date in or after [    ], or if mortgage loan delinquencies exceed a specified percentage on any payment date.  See “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

Payment Priorities

In general, on any payment date, funds available for payment from payments and other amounts received on the [group [  ]] [group [  ]] mortgage loans will be distributed as follows:

Interest Payments

first, to pay interest on the Class A Notes as described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement; and

second, to pay interest on the [Mezzanine Notes] and the [Junior Subordinate Notes], but only in the order of priority, in the amounts and to the extent described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

Principal Payments

to pay principal on the offered notes and the [Junior Subordinate Notes], but only in the order of priority, in the amounts and to the extent described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

See “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

Advances

The servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on a mortgage loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.  To the extent that the servicer fails to make any required advance, the master servicer shall make such advance in its capacity as successor servicer.

See “The Servicing Agreement—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the accompanying prospectus.

Optional Termination

The [     ] (or if the [     ] fails to exercise such right, the [     ], if any) may purchase all of the mortgage loans and retire the notes when the aggregate stated principal balance of the mortgage loans and the REO properties as of the last day of the related collection period is equal to or less than [  ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.

See “Description of the Notes—Optional Termination of the Trust” in this prospectus supplement and “The Agreements—Termination, Optional Termination” in the accompanying prospectus.

Fees and Expenses

[Before payments are made on the notes, the swap counterparty will be paid any net swap payment owing to it with respect to each payment date and, in certain circumstances, any swap termination amounts owing to it (subject to reductions as described in this prospectus supplement).]

Before payments are made on the notes, the servicer will be paid a monthly fee calculated as [    ]% annually on the total principal balance of the mortgage loans.

Before payments are made on the notes, the master servicer will be paid a monthly fee calculated as [    ]% annually on the total principal balance of the mortgage loans.

The owner trustee will receive certain fees and other compensation, [which will be paid by the master servicer].

Before payments are made on the notes, the program administrator will be paid a monthly fee calculated as [    ]% annually, subject to a minimum of $[    ]per month, on the total principal balance of the mortgage loans.  The program administrator will also receive a one time up front fee equal to [    ]% on the total principal balance of the mortgage loans to be paid from proceeds from the sale of the notes.

The servicer, the master servicer, the Trust Administrator, the owner trustee, the indenture trustee, the program administrator and the custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments on the notes are made.

[Describe any other fees and expenses]

CREDIT ENHANCEMENT

Subordination

•

the rights of the [Mezzanine Notes], the [Junior Subordinate Notes] and the Class [  ] Notes to receive payments will be subordinated to the rights of the Class A Notes;

•

the rights of the [Mezzanine Notes] with higher numerical class designations and the [Junior Subordinate Notes] to receive payments will be subordinated to the rights of the [Mezzanine Notes] with lower numerical class designations;

•

the rights of the Class [  ] Notes and the [Junior Subordinate Notes] to receive payments will be subordinated to the rights of the [Mezzanine Notes];

in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular payments on the more senior classes of notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.

Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the notes, the fees and expenses of the issuing entity and [certain net amounts owed to the swap counterparty].  The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels as described in the trust agreement.

Generally, excess cashflow from loan group [1] will be allocated to the [Class [  ]] Notes and the [fixed rate] subordinate notes and excess cashflow from loan group [2] and loan  group [3] will be allocated to the [Class [  ]] Notes and the

[adjustable rate] subordinate notes, however, if there is excess cashflow remaining after certain payments on the related classes of notes, a portion of the excess cashflow may be allocated to an unrelated class of notes as described in this prospectus supplement under “Description of the Notes”

See “Description of the Notes—Allocation of Available Funds” and “—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

As of the closing date, the aggregate principal balance of the [group [  ]][group [  ]] mortgage loans as of the cut-off date will exceed the aggregate note principal balance of the related Class [  ] Notes, the related [Mezzanine Notes], the related [Junior Subordinate Notes] and the related Class [  ] Notes on the closing date by approximately $[    ], [    ] and [    ], respectively, which will be equal to the original note principal balance of the related Class [  ] Notes.  Such amount represents approximately [    ]%, [    ]% and [    ]%  of the aggregate principal balance of the [group [  ]][group [  ]] mortgage loans, respectively, as of the cut-off date, and is approximately equal to the initial amount of overcollateralization that will be required to be provided under the trust agreement.  Excess interest generated by the [group [  ]][group [  ]] mortgage loans will be distributed as a payment of principal to the related class of notes then entitled to payments of principal to the extent necessary to maintain or restore the required level of overcollateralization.  The required level of over¬collateralization may be permitted to step down as provided in the trust agreement.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See “Description of the Notes—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement.

Allocation of Losses

If, on any payment date, excess interest, overcollateralization and [any net payments by the swap counterparty pursuant to the swap agreement ]are not sufficient to absorb realized losses on the mortgage loans as described under “Description of the Notes—Credit Enhancement—Overcollateralization Provisions” in this prospectus supplement, then realized losses of a particular loan group or loan groups are allocated to the related subordinate notes, beginning with the related subordinate notes with the lowest payment priority, until the principal balance of that related subordinate class has been reduced to zero..  If realized losses on the mortgage loans are allocated to such notes, such losses will be allocated first to the Class [   ] Notes, second, to the Class [   ] Notes, third, to the Class [   ] Notes, fourth, to the Class [   ] Notes, fifth, to the Class [   ] Notes, sixth, to the Class [   ] Notes and seventh, to the Class [   ] Notes.  The trust agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Notes, the Class [  ] Notes or the ownership certificate; however, investors in the Class A Notes should be aware that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to pay the Class A Notes all interest and principal amounts to which the Class A Notes are then entitled.

Once realized losses are allocated to the [Junior Subordinate Notes] and the [Mezzanine Notes], such amounts will not be reinstated after that (other than the amounts reinstated due to a subsequent recovery on a liquidated mortgage loan).  However, the amount of any realized losses allocated to the [Mezzanine Notes] or the [Junior Subordinate Notes] may be paid to the holders of those notes at a later date from net monthly excess cash flow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement, according to the priorities described under “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

See “Description of the Notes—Credit Enhancement—Allocation of Losses” in this prospectus supplement.

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

Limited Cross-Collateralization

Under certain limited circumstances, principal and interest payments on the mortgage loans in one group may be paid as principal to holders of the senior notes corresponding to the other group.

If the senior notes relating to one group have been retired, then principal and interest payments on the mortgage loans relating to the retired senior notes will be paid to the remaining senior notes of the other group, if any, before being paid to the offered subordinate notes.

See “Risk Factors—Credit Enhancement for the Notes May be Inadequate” and “Description of the Notes— Allocation of Available Funds—Principal Payments on the Notes” in this prospectus supplement.

[Primary Mortgage Insurance

[Approximately [    ]% of the first lien mortgage loans with original loan-to-value ratios in excess of [80]% are covered by existing borrower-paid primary mortgage insurance policies.] [On the closing date, [   ] loan-level primary mortgage insurance policies will be obtained on behalf of the trust fund from [    ] in order to provide initial primary mortgage insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios in excess of [80]%. However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.]

[[Note] [Pool] Insurance Policy

The [  ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [  ] Notes under the instances described in this prospectus supplement. [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [  ] and for a more detailed discussion of the [  ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

[SWAP AGREEMENT

On the closing date, the issuing entity will enter into a swap agreement with the swap counterparty to the swap agreement described in this prospectus

supplement.  On the business day prior to each payment date from the fourth payment date through the payment date in [    ], the issuing entity will be obligated to make a payment to the swap counterparty at a rate equal to [    ]% (per annum), and the swap counterparty will be obligated to make a payment at a rate equal to one-month LIBOR (as determined pursuant to the swap agreement), in each case, on a scheduled notional amount specified on Annex II attached to this prospectus supplement based upon a 30/360 convention in the case of the payment by the issuing entity and adjusted to an actual/360 basis in the case of the payment by the counterparty.  Payments under the swap agreement will be made on a net basis.  To the extent that the fixed payment exceeds the floating payment for any payment date, amounts otherwise available to noteholders will be applied to make a net swap payment to the swap counterparty before payments are made on the notes, and to the extent that the floating payment exceeds the fixed payment for any payment date, the swap counterparty will owe a net swap payment to the issuing entity. Any net amounts received by the issuing entity under the swap agreement will generally be applied to maintain overcollateralization, pay interest shortfalls and repay losses, as described in this prospectus supplement.

See “Description of the Notes—The Swap Agreement” in this prospectus supplement.]

MATURITY DATE

The maturity date for the offered notes will be the applicable payment date specified in the table on page S-[  ]. The actual final payment date for each class of the offered notes may be earlier or later, and could be substantially earlier, than the payment date in [    ].

RATINGS

The notes offered by this prospectus supplement will initially have the ratings from [  ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors- Reduction or Withdrawal of Ratings of the Offered Notes May Affect Their

Market Value and Liquidity”in this prospectus supplement and”Risk Factors— Ratings of the Securities Do Not Assure Their Payment; Ratings May be Lowered or Withdrawn at Any Time” in the prospectus.

[FINANCING

An affiliate of [     ] has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications described under “Material Federal Income Tax Consequences” in this prospectus supplement, Kirkpatrick & Lockhart Nicholson Graham, LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes. Furthermore, special tax counsel to the depositor is of the opinion that neither the issuing entity nor any portion of the issuing entity will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The [offered notes] may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met.

A fiduciary of an employee benefit or other plan or an individual retirement account must  determine that the purchase of an [offered note] is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires an [offered note] on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus..

LEGAL INVESTMENT

The Class [    ] notes will constitute and the Class {   ] notes will not constitute “mortgage related

securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus supplement consists of forward-looking statements relating to future economic performance or projections and other financial items.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control.  Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

SUMMARY OF TRANSACTION PARTIES

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information presented under “Risk Factors” in the accompanying prospectus.

Higher Expected Delinquencies of the Mortgage Loans

In general, the underwriting guidelines applied to the mortgage loans to be included in the issuing entity are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. The originators’ underwriting of the mortgage loans generally consisted of analyzing the creditworthiness of a borrower based on both a credit score and mortgage history, the income sufficiency of a borrower’s projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and the adequacy of the mortgaged property expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the issuing entity than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

[Financial Condition of the Sponsor May Materially and Adversely Affect Liquidity for and Value of the Offered Notes

The sponsor is a start-up enterprise, has negligible net worth and the fee received by the sponsor as program administrator will constitute its primary source of income.  There can be no assurance that the income received by the sponsor as program administrator (or from any other source) will be sufficient to satisfy the sponsor’s debts and other obligations as they become due.  Accordingly, there can be no assurance that the sponsor will be able to remain solvent and continue as a going concern.

Any material adverse effect on the sponsor’s financial health or its ability to continue as a going concern could have a material adverse effect on the liquidity for and value of the offered notes.]

The Yield on Your Notes is Directly Related to the Prepayment Rate on the Related Mortgage Loans

Mortgagors may prepay their mortgage loans in whole or in part at any time.  The yield to maturity on your notes is directly related to the rate at which the mortgagors in the related group of mortgage loans pay principal on the related mortgage loans.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a prepayment on the related classes of notes.

• If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•

The rate of prepayments on the mortgage loans may be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on those mortgage loans.  In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates.  Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease.  Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•

The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors.  If, at the time of their first adjustment, the mortgage rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to the related mortgagors, such mortgagors may prepay their adjustable-rate mortgage loans.  The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their mortgage rates, especially following their initial adjustments.

•

Approximately [    ]% and [    ]% of the mortgage loans in [group [  ]][group [  ]], respectively (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date), require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•

The originators or [name of guarantor] may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured.  In addition, certain originators may be required to repurchase mortgage loans from the issuing entity to the extent that up to the first three scheduled monthly payments due after sale of the mortgage loans by the related originator becomes 30 or more days delinquent.  In addition, the [    ] (or if the [    ] fails to exercise such option, the [    ]), has the option to purchase mortgage loans that become 90 days or more delinquent, which option is subject to certain limitations and conditions described in this prospectus supplement.  These purchases will have the same effect on the holders of the offered notes as a prepayment of those mortgage loans.

•

The [    ] (or if the [    ] fails to exercise such option, the [    ]), may purchase all of the mortgage loans and retire the notes when the aggregate stated principal balance of the mortgage loans and the REO properties as of the last day of the related collection period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, subject to certain limitations.  Such purchases will result in an earlier return of the principal on the notes and will affect the yield on the offered notes in a manner similar to the manner in which principal prepayments on the mortgage loans will affect the yield on the offered notes.

• If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and [certain payments from the swap counterparty] as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the offered notes and will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered notes.

•

The overcollateralization provisions are intended to result in an accelerated rate of principal payments to the related class of offered notes and the related [Junior Subordinate Notes] then entitled to principal payments at any time that the overcollateralization provided by the related mortgage group falls below the required level.  An earlier return of principal to the holders of the offered notes as a result of the overcollateralization provisions will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered notes.  In addition, if the related Class A Notes are entitled to payments of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated based on the amount of principal actually received on the mortgage loans for the related payment date.  This may magnify the prepayment effect on the related Class A Notes caused by the rates of prepayments and defaults experienced by the mortgage loans.

•

The multiple class structure of the notes will cause the yield of certain classes of the offered notes to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because payments of principal will be made to the classes of notes according to the priorities described in this prospectus supplement, the yield to maturity on the offered notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such classes of notes.  In particular, the [Mezzanine Notes] and will not receive any portion of the amount of principal payable to the notes prior to the payment date in [    ] or a later date as provided in the trust agreement, unless the note principal balance of the Class A Notes has been reduced to zero.  After that, subject to the loss and delinquency performance of the related mortgage loan group, the [Mezzanine Notes] may continue (unless the note principal balance of the Class A Notes has been reduced to zero) to receive no portion of the amount of principal then payable to the notes.  The weighted average lives of the [Mezzanine Notes] will therefore be longer than would otherwise be the case.  The effect on the market value of the [Mezzanine Notes] of changes in market interest rates or market yields for similar securities may be greater than for the Class A Notes.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The First Payment Date on Some Mortgage Loans Has Not Occurred Yet Meaning that those Borrowers Could Not be Delinquent on the Referenced Monthly Payment

[None/[  ]%] of the mortgage loans (by aggregate scheduled principal balance) are 30 or more days contractually delinquent as of the cut-off date (i.e., mortgagors had made their [    ] monthly payments).  However, approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance) have initial due dates on or after [    ] and therefore could not have been 30 or more days contractually delinquent as of the cut-off date.  Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.]

[A Silent-Second Lien Mortgage Loan on a Mortgaged Property May Increase the Risk that the Related Mortgage Loan Becomes Subject to Foreclosure

With respect to approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) a second lien mortgage loan was originated which is not included in the issuing entity.  The weighted average original loan-to-value ratio of such mortgage loans is approximately [    ]%, and the weighted average original combined loan-to-value ratio of such mortgage loans (including the related silent second lien, if any,) is approximately [    ]%.  The weighted average original combined loan-to-value ratio (including the related silent second lien) of all mortgage loans is approximately [    ]%.  With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien because mortgagors with a silent second lien have less equity in the mortgaged property.  Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.]

Credit Enhancement for the Notes May be Inadequate

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Notes, and to a limited extent, the holders of the [Mezzanine Notes] and the [Junior Subordinate Notes], will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

If you buy a senior note, your principal payments will depend, for the most part, on collections on the mortgage loans in the group that relates to your class of notes. However, each class of notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from each group. That means that even if the rate of losses on mortgage loans in the group that relates to your class of notes is low, losses in the other group may reduce the loss protection for your notes.

[If you buy a senior note, your principal payments will depend, for the most part, on collections on the mortgage loans in the group that relates to your class of notes. However, each class of notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from each group. That means that even if the rate of losses on mortgage loans in the group that relates to your class of notes is low, losses in the other group may reduce the loss protection for your notes.]

[Payments Provided by the Swap Agreement May Not be Adequate

Any amounts received by the issuing entity under the swap agreement will be applied as described in this prospectus supplement to maintain overcollateralization, pay interest shortfalls and repay realized losses.  However, no amounts will be payable to the supplemental interest reserve account by the swap counterparty unless the floating amount owed by the swap counterparty for a payment date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap agreement) exceeds the applicable rate of payment owed by the issuing entity, which will be [    ]% per annum.  We cannot assure you that any amounts will be received by the issuing entity under the swap agreement, or that any such amounts that are received will be sufficient to maintain overcollateralization, pay interest shortfalls or repay realized losses on the mortgage loans.  See “Description of the Notes—The Swap Agreement” in this prospectus supplement.]

Excess Interest from the Mortgage Loans May Not be Sufficient to Maintain Overcollateralization And Absorb Losses

The weighted average of the mortgage rates on the mortgage loans each month in each group is expected to be higher than the weighted average interest rate on the related notes for the related payment date.  The mortgage loans in each group are expected to generate more interest each month than is needed to pay interest owed on the related notes, to pay [certain net amounts owed to the swap counterparty], and to pay the fees and expenses of the issuing entity on the related payment date.  Any remaining interest generated by the mortgage loans each month will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans each month will be used to maintain overcollateralization at the required level determined as provided in the trust agreement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

•Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, may be generating less interest.

•Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

•If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the offered notes.

•The adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the interest rates on the offered notes and the fixed-rate mortgage loans have mortgage rates that do not adjust.  In addition, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will occur within six months of the date of origination, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until twelve months after the date of origination, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until two years after the date of origination, the first adjustment of the mortgage rates for approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until three years after the date of origination and the first adjustment of the mortgage rates for approximately [      ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will not occur until five years after the date of origination.  As a result, the interest rates on the offered notes may increase relative to the weighted average of the mortgage rates on the mortgage loans, or the interest rate on such notes may remain constant as the weighted average of the mortgage rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered notes.

•If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•If neither the [    ] or the [    ], terminates the issuing entity on the Optional Termination Date, then the interest rates on the offered notes will, subject to the limitation described in the next risk factor below, increase.  Any such increase will reduce the amount of excess interest that could become available for other purposes.

Mortgage Loan Interest Rates May Limit Interest Rates on the Offered Notes

The [adjustable rate] offered notes accrue interest at interest rates based on the one-month LIBOR index plus specified margins, but all of such interest rates are subject to a limit.  The limit on the interest rate for the offered notes is based on the weighted average of the mortgage rates on all the mortgage loans.  The mortgage rates on which the limits on the interest rates are based are net of [certain net amounts owed to the swap counterparty] and certain fees and expenses of the issuing entity.

A variety of factors, in addition to those described in the previous risk factor, could limit the interest and adversely affect the yield to maturity on the offered notes.  Some of these factors are described below:

•The mortgage rates on the fixed-rate mortgage loans will not adjust, and the mortgage rates on the adjustable rate mortgage loans generally are based on a six-month LIBOR index.  Generally, the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) will have their first adjustment within six months of the date of origination, and approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date), will not have the first adjustment to their mortgage rates until one year, two years, three years or five years after the origination.  As a result of the limits on the interest for the offered notes, such notes may accrue less interest than they would accrue if their interest rates were based solely on the one-month LIBOR index plus the specified margins.

•Six-month LIBOR may change at different times and in different amounts than one-month LIBOR.  As a result, it is possible that mortgage rates on certain of the adjustable-rate mortgage loans may decline while the interest rates on the offered notes are stable or rising.  It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the interest rates for the [adjustable rate] offered notes may decline or increase during the same period, but that the interest rates on these notes may decline more slowly or increase more rapidly.

•The interest rates for the [adjustable rate] offered notes adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust.  Consequently, the limits on the interest rates for the [adjustable rate] offered notes may limit increases in the interest rates for such notes for extended periods in a rising interest rate environment.

•If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the interest rates on the [adjustable rate] offered notes are more likely to be limited.

•[The required payment by the issuing entity of certain net amounts payable to the swap counterparty will result in the limit on the interest rates on the offered notes being lower than would be the case if the issuing entity did not have such obligation.]

If the interest rates on the[adjustable rate]  offered notes are limited for any payment date, the resulting basis risk shortfalls may be recovered on the same payment date or on future payment dates on a subordinated basis to the extent that on such payment date or future payment dates there are available funds remaining after certain other payments on the [adjustable rate] offered notes, [the payments of certain net amounts made to the swap counterparty], and the payment of the fees and expenses of the issuing entity.  The ratings on the offered notes will not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered notes.

[Amounts used to pay basis risk shortfalls on the [adjustable rate] offered notes may be supplemented by amounts received by the issuing entity under the swap agreement, if any.  However, the amount received under the swap agreement may be insufficient to pay the holders of the applicable notes the full amount of interest which they would have received absent the limits on the interest rates.]

[Payments to the Swap Counterparty Will Reduce Amounts Available for Payment to the Offered Notes

Any net swap payment, including certain termination payments payable by the issuing entity, payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for payment to the offered notes and may reduce payments of interest on the offered notes.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayments and low prevailing interest rates could adversely affect the yields on the offered notes.

In the event that the issuing entity, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for payment to the offered notes, unless the swap counterparty is the Defaulting Party or the sole Affected Party (each as defined in the swap agreement).]

[A Reduction of the Swap Counterparty’s Ratings May Reduce the Ratings of the Offered Notes

As of the date of this prospectus supplement, the swap counterparty currently has the ratings described under “Description of the Notes—The Swap Counterparty.”  The ratings of the offered notes are dependent in part upon the credit ratings of the swap counterparty.  If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty does not post collateral securing its obligations under the swap agreement or does not furnish a guaranty of its obligations under the swap agreement or does not obtain a substitute counterparty in accordance with the terms of the swap agreement, the ratings of the offered notes may be qualified, reduced or withdrawn.  In that event, the value and marketability of those offered notes will be adversely affected.  See “Description of the Notes—Swap Agreement.”]

The [ ] Have a Greater Risk of Loss Than the Class A Notes

The weighted average lives of, and yields to maturity on, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes will be more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on mortgage loans is higher than those assumed by an investor in such notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such investor based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization, excess interest and net swap payments, if any, following payments of principal on the related payment date, will reduce the note principal balance of the Class [   ] Notes, Class [   ] Notes, Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes, in that order.  As a result of such reductions, less interest will accrue on such class of [Mezzanine Notes] than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Note, no principal or interest will be distributable with respect to such written down amount unless such written down amount is reinstated due to a subsequent recovery on a liquidated mortgage loan.  However, the amount of any realized losses allocated to the [Mezzanine Notes] and the [Junior Subordinate Notes]  may be paid to the [Mezzanine Notes] and the [Junior Subordinate Notes] on a later payment date from collections on the mortgage loans [and from amounts, if any, received from the swap counterparty pursuant to the swap agreement], according to the priorities specified under “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Unless the note principal balance of each Class A Note has been reduced to zero, the [Mezzanine Notes] will not be entitled to any principal payments until [    ] or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative realized losses on the related mortgage loans exceed certain levels.  As a result, the weighted average lives of the [Mezzanine Notes] will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time.  As a result of the longer weighted average lives of the [Mezzanine Notes], the holders of such notes have a greater risk of suffering a loss on their investments.  Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such notes to receive no principal payments even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the [Mezzanine Notes] and the [Junior Subordinate Notes] causes the yield of the [Mezzanine Notes] to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because payments of principal will be made to such notes according to the priorities described in this prospectus supplement, the yield to maturity on the [Mezzanine Notes] will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such classes of notes.  The yield to maturity on the [Mezzanine Notes] will also be extremely sensitive to losses due to defaults on the mortgage loans (and their timing), to the extent such losses are not covered by excess interest, overcollateralization, net swap payments or the [Mezzanine Notes] with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the [Mezzanine Notes] may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

The Return on Your Notes Could be Reduced Due to Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next payment date.  The servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full (except in respect of principal prepayments in full received during the period from the first through the 14th day of the month of the related payment date), but only up to the amount of the servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”) or similar state or local law, will not be covered by the servicer.

On any payment date, any shortfalls resulting from the application of the Relief Act or similar state or local law, and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the current interest with respect to the Class [  ] Notes, and after that, to the current interest with respect to the offered notes and the [Junior Subordinate Notes], on a pro rata basis based on the respective amounts of interest accrued on such notes for such payment date.  The holders of the offered notes will not be entitled to reimbursement for prepayment interest shortfalls not covered by compensating interest or for shortfalls resulting from application of the Relief Act or similar state or local law.  If these shortfalls are allocated to the offered notes the amount of interest paid on those notes will be reduced, adversely affecting the yield on your investment.

Delays in Liquidating Delinquent Mortgage Loans May Result in Losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the notes.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Mortgages with High Loan-to- Value Ratios May have a Greater Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.  Approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) had loan-to-value ratios at origination in excess of 80%, but no more than [   ]%.  Additionally, the originators’ determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

[The Yield on Your Notes May be Affected by Commencement of Amortization of the Interest Only Mortgage Loans

Approximately [    ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination.

After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date.  If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default on or may refinance the related mortgage loan to avoid the higher payment.  Because no principal payments are required on such mortgage loans during such interest only period, the offered notes and the [Junior Subordinate Notes] then entitled to payments of principal will receive smaller principal payments during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal payments may reduce the return on an investment in the related offered notes that are purchased at a discount.]

The Geographic Concentration of the Mortgaged Properties in Certain States Increases the Risk of the Related Mortgage Loans Incurring Losses Due to Developments in those States

The charts presented under “Summary of Terms—What You Own—Mortgage Loans” list the states with the highest concentrations of mortgage loans.  Mortgaged properties in [       ] and [     ] may be particularly susceptible to certain types of uninsurable hazards, such as [earthquakes, floods, mudslides and other natural disasters] not covered by standard hazard insurance policies for each mortgage loan or otherwise insured against for the benefit of the issuing entity.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

• Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•

Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•

Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of Federal or State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the sponsor.  In addition, other state laws, municipal ordinances, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices (including predatory lending practices), and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.  In particular, the sponsor’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and could result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.  See “Legal Aspects of the Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the accompanying prospectus.

The related originator will represent that at origination each mortgage loan complied with all applicable federal and state laws and regulations.  In addition, the related originator will represent that none of the mortgage loans is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or is a “high cost” or “predatory” loan under any state or local law or regulation applicable to the originator of such mortgage loan, or which would result in liability to the purchaser or assignee of such mortgage loan under any predatory or abusive lending law.  In the event of a breach of any of such representations, the related originator will be obligated to cure such breach or repurchase (which repurchase obligation will be guaranteed by [insert name] Financial Corporation) or replace the affected mortgage loan, in the manner and to the extent described under “The Issuing Entity—Assignment of the Mortgage Loans and Other Assets to the Issuing Entity” in this prospectus supplement.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied.  Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related originator or [insert name] Financial Corporation will be required to repurchase such mortgage loan from the issuing entity.

In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans.  In some cases, state law may impose requirements and restrictions more stringent than those in HOEPA.  The related originator’s failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in mortgagors exercising their rights to rescind their mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost mortgage loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Proceeds of the Assets in the Trust are the Sole Source of Payment on the Notes

The notes will not represent an interest in or obligation of the depositor, the master servicer, the sponsor, the servicer, the owner trustee, the indenture trustee, the Trust Administrator or any of their respective affiliates.  None of the offered notes, or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the sponsor, the servicer, the owner trustee, the indenture trustee, the Trust Administrator or any of their respective affiliates.  Proceeds of the assets held by the issuing entity will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the master servicer, the sponsor, the servicer, the owner trustee, the indenture trustee, the Trust Administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes.

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Notes

The underwriters intend to make a secondary market in the classes of offered notes actually purchased by them, but they have no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield.  The market values of the offered notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Reduction or Withdrawal of Ratings of the Offered Notes May Affect Their Market Value and Liquidity

Each rating agency rating the offered notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered notes, the liquidity and market value of the affected notes is likely to be reduced.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Notes

Since the terrorist attacks in the United States on September 11, 2001, there exists an increased likelihood of further terrorist activity in the United States.  In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region.  Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans.  In accordance with the servicing standard in the servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to mortgagors affected in some way by past and possible future events.  In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage payments are reduced by the application of the Relief Act or similar state or local law.  See “Legal Aspects of Loans—Servicemembers Civil Relief Act” in the accompanying prospectus.

The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty.  These reductions are not required to be paid by the mortgagor at any future time, will not be advanced by the servicer and will reduce accrued interest on each class of offered notes and the [Junior Subordinate Notes] on a pro rata basis.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances during an additional period after that.  Certain reductions in interest collections arising from the application of the Relief Act or any state or local law providing for similar relief will not be covered by the servicer or any subservicer.

The Offered Notes May Not be Suitable Investments For Certain Investors

The offered notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

[Inexperience of the Depositor, the Sponsor and the Program Administrator May Limit Liquidity or Affect Performance of the Transaction

The depositor, the sponsor and the program administrator have very limited experience securitizing mortgage loans.  In addition, the lack of static pool, historical loss and delinquency data as well as other factors may make it difficult to evaluate an investment in the offered notes.  The parties’ lack of experience together with the absence of relevant data may negatively affect liquidity for such securities relative to securities backed by mortgage loans similar to the mortgage loans issued by more seasoned issuers.  In addition, the program administrator’s lack of experience may have a negative impact on its ability to administer the transaction in accordance with the transaction documents.]

[Small Deal Size May Make it Difficult to Evaluate an Investment in the Offered Notes

Data related to mortgage loans similar to the Mortgage Loans may not have the same statistical significance when evaluating the offered notes as it does when evaluating a transaction with a larger aggregate original principal balance.  Generally, statistical data and trends tend to be less reliable indicators of performance as a statistical sample becomes smaller.  As a result, there can be no assurance that assumptions regarding statistical performance of mortgage loans similar to the mortgage loans will be useful tools in evaluating the future performance of the mortgage loans.  In addition, prepayment, default, delinquency and loss events with respect to the mortgage loans may have a greater relative impact on the offered notes than would be the case if the aggregate original principal balance of the mortgage loans were larger.

The relatively small aggregate original principal balance of the offered notes may also negatively affect liquidity for the offered notes.]

There May Exist Conflicts of Interest Between the Servicer and the Issuing Entity

It is anticipated that the servicer or an affiliate of the servicer may acquire, directly or indirectly, all or a portion of the Class [   ], Class [   ], Class [  ] and Class [  ] Notes.  The timing of the mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may adversely affect the weighted average lives and yields of the offered notes.  You should consider that the timing of such foreclosures or sales may not be in the best interests of all noteholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

[You May Receive A Prepayment Because Subsequent Mortgage Loans Are Not Acquired

If the depositor elects to deposit the pre-funded amount in the pre-funding account on the closing date, the ability of the issuing entity to acquire subsequent mortgage loans will depend on the ability of [the Sellers] to acquire mortgage loans during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of [the Sellers] to acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally. If the full amount of any deposit to the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior notes as a prepayment of principal on the payment date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [  ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors- A Silent-Second Lien Mortgage Loan on a Mortgaged Property May Increase the Risk that the Related Mortgage Loan Becomes Subject to Foreclosure” in this  prospectus supplement and “Risk Factors-Junior Lien Status of Some Mortgage Loans Could Adversely Affect You” in the prospectus.]

[Additional risk factors to be provided as applicable]

THE SPONSOR

General

BancCap Advisors, LLC, the sponsor of the securitization transaction, is a Delaware limited liability company that manages the purchase and sale by the sellers of sub-prime mortgage loans secured by first liens on one- to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio.  Borrowers who qualify under the sponsor’s underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The sponsor directs the sellers to buy mortgage loans based on the sponsor’s general program guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. The mortgage loans purchased by the sellers are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veteran Affairs. The sponsor is a direct wholly owned subsidiary of Berkshire Advisors, LLC.

Securitization  of  the type of mortgage  loans  originated  by the  sellers  is an integral  part of the  sponsor's  management  of its  capital.  The sponsor commenced its securitization program in April 2006 with BASIC Asset-Backed Securities Trust 2006-1.  The cut-off date aggregate principal balance of the mortgage loans included in that securitization was $214,512,779.39.  That securitization has not experienced any loss or delinquency triggering event.

The sponsor participated with the underwriters in structuring the securitization transaction.

[The sponsor has negligible net worth.  In addition, the sponsor’s principal sources of liquidity are two warehouse facilities entered into with certain affiliates of the underwriters.  See “Risk Factors—Financial Condition of the Sponsor May Materially and Adversely Affect Liquidity for and Value of the Offered Notes” and “Affiliations and Related Transactions” for a detailed discussion of the risks associated with the sponsor’s negligible net worth and financing arrangements.]

The Sponsor’s Origination Channels

All of the mortgage loans owned by the issuing entity have been purchased by the sellers from the originators or from other entities that acquired the mortgage loans from the originators and were underwritten or re-underwritten by the sponsor generally in accordance with its underwriting guidelines as described in this prospectus supplement. See “Underwriting of the Mortgage Loans” in this Prospectus Supplement.

Re-Underwriting of the Mortgage Loans

The sponsor maintains a formal program for the acquisition and securitization of subprime mortgage loans.  The program involves evaluation and qualification of originators for inclusion of their loans in the program (corporate due diligence), as well as the loans each originator submits for sale into the program (loan file due diligence).

The corporate due diligence begins with each originator completing a detailed application and sending organizational, underwriting, quality control, licensing and other documents to the sponsor.  Also, the sponsor receives a tape of recent mortgage loan production.  The sponsor reviews and evaluates these materials, performs background searches on the company and key personnel, completes a site visit, and performs other due diligence procedures.  The originator must be approved by the sponsor’s credit committee prior to acquisition of loans.

The sponsor maintains underwriting guidelines generally setting forth the combination of loan characteristics allowed for a mortgage loan to qualify for acquisition.  Loans offered for sale to the sponsor are first evaluated to determine if they fall within the guidelines, and if not, whether there exist compensating factors to still allow a given loan to be purchased.  The sponsor then re-underwrites loans acquired from each originator according to the respective originator’s guidelines.

A four level review is performed, including:

•

Verification of the creditworthiness of the borrower and proper credit classification of the loan according to the originator’s underwriting guidelines;

•

Verification of the value of the mortgaged property;

•

Verification of compliance with local, state, and federal compliance guidelines and laws;

•

Verification of data integrity for each field on the mortgage tape.

[The underwriting review is performed at a centralized fulfillment center under contract with [insert name] Financial Corporation.  The sponsor has a dedicated team of underwriting personnel assigned to it by [insert name] Financial Corporation at the fulfillment center.]

As the review is performed, a formal report is prepared daily of conditions that must be satisfied prior to the purchase of each loan.  These conditions may be generated at each of the four levels of the underwriting review.  The originator must generally clear the conditions prior to a loan being funded.

To the extent funding occurs prior to such conditions being cleared, the originator may be required to repurchase loans for which conditions are not satisfactorily cleared subsequent to funding.  [Some [   ] and [    ] mortgage loans were acquired prior to completion of the formal review.  After the formal review of the mortgage loans originated by [    ] was completed, mortgage loans not meeting the program requirements were resold to [    ] and will not be included in the issuing entity.  As of the date hereof, certain mortgage loans originated by [    ] remain under formal review, and could be subject to repurchase from the issuing entity or substitution.]

STATIC POOL INFORMATION

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for the Depositor’s prior securitized pools is available online at [ .com]. The depositor will also provide static pool information, material to this offering, with respect to the experience of [    ] in securitizing asset pools of the same type on the internet at [internet site].  [    ] commenced lending operations in [    ] and has no prior experience sponsoring securitizations.  Therefore, there is currently no available or meaningful static pool information regarding [    ] prior securitizations or originations available at this time.

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securitized pool or vintage year pool formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

THE DEPOSITOR

BancCap Asset Securitization Issuance Corporation, the depositor, is a Delaware corporation and a wholly owned subsidiary of the sponsor.  The depositor engages in no activities other than securitizing assets.  It will have no material continuing obligations with respect to the mortgage loans or the notes following the issuance of the notes.

THE ISSUING ENTITY

BASIC Asset Backed Securities Trust 200_-_ (the “issuing entity”) will be a Delaware statutory trust formed pursuant to a trust agreement dated as of [    ] (the “trust agreement”), among BancCap Asset Securitization Issuance Corporation, as depositor (the “depositor”), [    ], as Trust Administrator (the “Trust Administrator”) and [    ], as owner trustee (the “owner trustee”). The issuing entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the issuing entity and proceeds therefrom (such mortgage loans, assets and proceeds, collectively, the “Trust Estate”), issuing the notes, making payments on the notes, and related activities.

On or about [    ], the issuing entity will purchase the mortgage loans from the depositor pursuant to the transfer agreement (as defined herein) in exchange for the notes and the ownership certificates.  The depositor will sell the offered notes to the underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the mortgage loans.

Other than the trust estate, the issuing entity will not have any significant assets available for payment of the Offered Notes.

The issuing entity will pledge the Mortgage Loans and the related assets acquired by the issuing entity on and after the Closing Date to the Indenture Trustee as security for the Notes pursuant to the Indenture, dated as of the Cut-off Date (the “Indenture” ), between the issuing entity, the Trust Administrator and the Indenture Trustee.

The equity ownership in the issuing entity will be evidenced by the ownership certificate. The holder of the ownership certificate, the ownership certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) [any payments under the Interest Rate Swap remaining on such Payment Date after payments on the Notes and (2)] any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the issuing entity for such Distribution Date have been made.

Assignment of the Mortgage Loans and Other Assets to the Issuing Entity

A pool of mortgage loans, as described in this prospectus supplement, will be sold to the issuing entity on or about [    ] (the “closing date”).  The issuing entity will own the right to receive all payments of principal and interest on the mortgage loans due after [    ] (the “cut-off date”).  A schedule to the trust agreement will include information about each mortgage loan, including:

•

the scheduled principal balance as of the close of business on the cut-off date;

•

the term of the mortgage loan; and

•

the mortgage interest rate as of the close of business on the cut-off date and information about how that mortgage interest rate adjusts, if applicable.

The mortgage notes will be endorsed in blank or to the owner trustee and assignments of the mortgages to the issuing entity will be prepared in blank or to the owner trustee but will not be recorded except upon the occurrence of certain events described in the trust agreement.  [    ], the custodian, will have possession of and will review the mortgage notes, mortgages and mortgage files containing the documents specified in the trust agreement in accordance with its terms.

The custodian will review each mortgage file either on or before the closing date or within 180 days of the closing date or subsequent transfer date, as applicable (or promptly after the custodian’s receipt of any document permitted to be delivered after the closing).  If any document in a mortgage file is found to be missing or materially defective with the criteria specified in the trust agreement, such defect is material and the related originator does not cure that defect within 90 days of notice from the custodian on behalf of the owner trustee (or within a longer period after the closing date as provided in the trust agreement in the case of missing documents not returned from the public recording office), the related originator or [name of guarantor] will be obligated to repurchase the related mortgage loan from the issuing entity.  See “The Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement for a description of the requirements with respect to repurchases of mortgage loans.

Rather than repurchase the mortgage loan as provided above, the related originator or [name of guarantor] may remove the mortgage loan (a “deleted mortgage loan”) from the issuing entity and substitute in its place another mortgage loan (a “qualified substitute mortgage loan”); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the owner trustee and the Trust Administrator to the effect that substitution will not disqualify the issuing entity as a REMIC or result in a prohibited transaction tax under the Code.  Any qualified substitute mortgage loan generally will, on the date of substitution, among other characteristics specified in the trust agreement:

•

have a principal balance, after deduction of all scheduled payments due in or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the deleted mortgage loan (the amount of the difference between the purchase price of the deleted mortgage loan and the principal balance of the qualified substitute mortgage loan will be deposited by the seller and held for payment to the noteholders on the related payment date (a “substitution adjustment”),

•

have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

•

with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate subject to a minimum mortgage rate not less than the minimum mortgage rate applicable to the deleted mortgage loan, (b) have a margin at least equal to that of the deleted mortgage loan, (c) have a mortgage rate subject to a maximum rate that is not greater than the maximum rate applicable to the deleted mortgage loan and (d) have a next adjustment date that is not more than two months later than the next adjustment date on the deleted mortgage loan,

•

have a loan-to-value ratio not higher than that of the deleted mortgage loan,

•

not result in the ratings on the offered notes being reduced, qualified or withdrawn,

•

have a remaining term to maturity not later than (and not more than one year less than) that of the deleted mortgage loan, and

•

comply with all of the representations and warranties applicable to the mortgage loans as specified in the mortgage loan purchase agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to noteholders or the owner trustee for omission of, or a material defect in, a mortgage loan document.

The mortgage pool will be the primary asset of the issuing entity.  The issuing entity will also contain other assets, including:

•

[insurance policies related to individual mortgage loans, if applicable;

•

any property that secured a mortgage loan that the issuing entity acquires after the cut-off date by foreclosure or deed in lieu of foreclosure;

•

the rights of the depositor under the mortgage loan purchase agreements, assignment, assumption and recognition agreements and sale and assignment agreements;

•

the rights of the issuing entity under the swap agreement; and

•

amounts held in the payment account, the reserve fund and the supplemental interest account.]

In exchange for the mortgage loans and the other assets described above, the Trust Administrator will authenticate and deliver the notes pursuant to the order of the depositor.  It is the intent of the parties to the trust agreement that the conveyance of the mortgage loans and the related assets to the issuing entity constitute an absolute sale of those assets.  However, in the event that the trust agreement for any reason is held or deemed to create a security interest in those assets, then the trust agreement will constitute a security agreement and the depositor will grant to the issuing entity a security interest in those assets.

Discretionary Activities With Respect to the Issuing Entity

The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the notes:

•

The servicer will be authorized under the servicing agreement to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the servicing agreement.  See “The Servicing Agreement” in this prospectus supplement.

•

The servicer will be authorized to engage subservicers to service the mortgage loans in accordance with the servicing standard specified in the servicing agreement and may terminate any subservicer.  See “The Agreements—Sub-Servicing by Sellers” in the accompanying prospectus.

•

The originators or [name of guarantor] will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the applicable agreement to repurchase or substitute for a defective mortgage loan.  See “The Issuing Entity—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement.

•

On or after the Optional Termination Date, the [    ] (or if the [    ]fails to exercise such option, the [    ]), will be permitted to purchase all of the mortgage loans owned by the issuing entity, subject to certain limitations. See “Description of the Notes—Optional Termination of the Trust” in this prospectus supplement.

•

In the event that certain events of default by the servicer under the servicing agreement have not been remedied, either the depositor, the master servicer, holders of notes evidencing at least 51% of the voting rights, will have the right to terminate the servicer.  If the servicer is terminated or resigns, except as provided below under “The Servicing Agreement—Pledge of Servicing Rights,” the master servicer will become the successor servicer; however, the master servicer will have the right to appoint, or to petition a court to appoint, a successor servicer.  See “The Servicing Agreement—Events of Default or Breaches Under the Servicing agreement” in this prospectus supplement.

•

In the event that the owner trustee resigns or is no longer qualified to perform its duties, the depositor will have the right to appoint a successor owner trustee, and holders of notes evidencing at least 51% of the voting rights.  The holders of notes evidencing at least 51% of the voting rights may remove a owner trustee at any time and appoint a successor owner trustee.  See “The Owner trustee—Resignation or Removal of the Owner trustee” in this prospectus supplement.

•

[In the event the swap agreement is cancelled or terminated, the depositor, will have the discretion to choose a  replacement counterparty.]

•

[As a third party beneficiary of the trust agreement, the swap counterparty will be entitled to consent to any amendments to the trust agreement that materially affects the swap counterparty’s rights or interests under the trust agreement.  See “Description of the Notes—Amendment of the Trust agreement” in this prospectus supplement.]

•

The servicer may enter into a facility with any person which provides that such person may fund advances and/or servicing advances or receive a pledge or assignment of advances and/or servicing advances.  Such facility will not reduce the servicer’s obligation to fund such advances and/or servicing advances.  See “The Servicing Agreement—Advances” in this prospectus supplement.

•

The servicer may assign its servicing to a successor servicer if the Trust Administrator receives a letter from each rating agency that such assignment will not result in a downgrade of the rating of any of the notes, provided that such successor is acceptable to the master servicer.

THE MASTER SERVICER AND TRUST ADMINISTRATOR

[insert master servicer/Trust Administrator description]

Trust Administrator

[Description of any Trust Administrator, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

Master Servicer

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

THE SERVICER

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Mortgage Loans or of any mortgage pool.

[Insert name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the Mortgage Loans or of any mortgage pool, including the following.]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loans Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.] [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loans Servicing” in this prospectus supplement.]

THE OWNER TRUSTEE

General

[ Insert name   ] (“[insert name]”) will act as owner trustee under the trust agreement.

[Additional information  to be provided by the Owner Trustee in  accordance  with Item 1109 of Regulation AB]

[insert description of owner trustee]

See “The Trust Agreement and the Indenture-Duties of the Owner Trustee” in this prospectus supplement.

THE CUSTODIAN

[Insert name] will act as custodian (the “Custodian”) of the mortgage loan documents and the custodian will be compensated by the master servicer for its services. The office of the custodian is located at [    ], or any other address that the custodian may designate from time to time by notice to the noteholders, the depositor, the servicer, the master servicer, the Trust Administrator, the indenture trustee and the owner trustee.

ADMINISTRATION OF THE TRUST FUND

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Trustee and the Custodian will have the following responsibilities with respect to the Trust Fund:

Party: Responsibilities:

Servicer

Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Custodial Account, and delivering all amounts on deposit in the Custodial Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•

making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

•

providing monthly loan-level reports to the [Master Servicer];

•

maintaining certain insurance policies relating to the Mortgage Loans; and

•

initiating foreclosure proceedings.

See “The Servicer” and “Mortgage Loans Servicing” below.

[Master Servicer

Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:

•

monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Payment Account on the Master Servicer Remittance Date;

•

upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

•

upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.

See “The Master Servicer” and “Mortgage Loans Servicing” below.]

[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Payment Account and delivering all amounts on deposit in the Payment Account to the Trustee for deposit in the Note Payment Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];

•

preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;

•

preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Notes; and

•

until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.

See “The Trust Agreement—The Trust Administrator” and “—Reports to Noteholders” below.]

Indenture Trustee

Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

•

[depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Note Payment Account;]

•

preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Trust Agreement, the Indenture and the Servicing Agreement; and

•

acting as successor [Trust Administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [Trust Administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.

Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

•

taking direction from the Residual Holder regarding the management of the Trust.

See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.

Custodian

Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:

•

holding and maintaining the Mortgage Loans documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of Mortgage Loans files on behalf of the Trustee.

See “The Custodian” above.

TRUST ACCOUNTS

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Custodial Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders
Collection Account	Master Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders
[Trust Administration Account]	Trust Administrator	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders
Note Payment Account	Indenture Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders
[Basis Risk reserve Account]	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders
[Reserve Account]	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

THE SELLERS

BICEP Owner Trust and BICEP Owner Trust II (each referred to herein as a “seller” and both referred to herein as the “sellers “) were organized as Delaware statutory trusts.  Each Seller acquired the related mortgage loans from the originators (as defined below) or entities which acquired the mortgage loans directly from the originators and will convey the mortgage loans on the closing date to the depositor. [Insert description of other Sellers]

The sellers, the depositor and the sponsor maintain their principal offices at 553 Capital Drive, Lake Zurich, Illinois 60047. Their telephone number is (847) 540-6554.

THE ORIGINATORS

The information set forth in the following paragraphs with regard to the [    ] largest originators and their underwriting standards has been provided to the sellers and the depositor or compiled from information provided to the sellers and the depositor by BancCap Advisors, LLC.  .  [Identify each originator or group of affiliated originators that originated 10% or more of the mortgage loans.]  [Provide all of the information required by Item 1110(b) of Regulation AB for originators of 20% or more of the pool assets]

[Insert Name]

General

[Insert originator description]

Underwriting Guidelines

[Insert description of underwriting guidelines]

[Insert Name]

General

[Insert originator description]

Underwriting Guidelines

[Insert description of underwriting guidelines]

AFFILIATIONS AND RELATED TRANSACTIONS

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

LEGAL PROCEEDINGS

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

THE MORTGAGE POOL

The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of [    ], the cut-off date.  As of the cut-off date, the mortgage pool will consist of approximately [    ] mortgage loans with an aggregate scheduled principal balance as of the cut-off date of approximately $[    ].  Prior to the closing date, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation, delinquency, payment in full, insufficient collateral value or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time, and some mortgage loans may be added to the mortgage pool.  As a result, the characteristics of the mortgage loans on the closing date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

Unless otherwise noted, all statistical percentages or weighted averages presented in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balance as of the cut-off date of the mortgage loans, or of the indicated subset of the mortgage loans.  The “scheduled principal balance” of a mortgage loan as of any date is equal to the principal balance of that mortgage loan at its origination, less the sum of all scheduled payments in respect of principal due on that mortgage loan on or before that date, whether or not received.

General

BASIC Asset Backed Securities Trust 200_-_ will consist of a pool of residential mortgage loans, which consist of fixed-rate and adjustable-rate, first lien residential mortgage.  The mortgage loans have original terms to maturity ranging from [10] years to [30] years and an aggregate scheduled principal balance as of the cut-off date of approximately $[    ].  All of the mortgage loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a “mortgage”).  The mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a “mortgaged property”).

The depositor will purchase the mortgage loans from the sellers, which purchased the mortgage loans from the originators or other parties pursuant to several mortgage loan purchase agreements (each a “mortgage loan purchase agreement”) between such parties and the related seller.  Pursuant to the trust agreement, dated as of [    ], among the depositor, the Trust Administrator and the trustee, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the noteholders.  See “The Issuing Entity—Assignment of the Mortgage Loans and Other Asset to the Trust” in this prospectus supplement.

Each of the mortgage loans was acquired from each originator’s portfolio of mortgage loans.  The mortgage loans were originated by the originators or acquired by the originators in the secondary market or from one of its affiliates in the ordinary course of its business and were underwritten or re-underwritten by or on behalf of the originators generally in accordance with its underwriting guidelines as described under “Underwriting of the Mortgage Loans” in this prospectus supplement.

No proceeds from any mortgage loan were, or will be, used to finance single-premium credit insurance policies.

Each mortgage loan will accrue interest at the fixed-rate or adjustable-rate calculated as specified under the terms of the related mortgage note.

Approximately [    ] % of the mortgage loans are fixed-rate mortgage loans that have mortgage rates that are fixed for the life of the related mortgage loan.

Approximately [    ] % of the mortgage loans are adjustable-rate mortgage loans.  Each adjustable-rate mortgage loan accrues interest at a mortgage rate that adjusts from time to time as described below.  Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment of their mortgage rates and for corresponding adjustments to the monthly payment amount due on the mortgage loans, in each case on each adjustment date applicable to the mortgage loan; provided, that the first adjustment for the adjustable-rate mortgage loans will occur within an initial period of six months, in the case of approximately [    ]% of the mortgage loans, twelve months, in the case of approximately [    ] % of the mortgage loans, two years, in the case of approximately [    ] % of the mortgage loans, three years, in the case of approximately [    ] % of the mortgage loans and five years, in the case of approximately [    ] % of the mortgage loans.  On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded to the nearest or next highest multiple of [    ] %, of six-month LIBOR and a related fixed percentage amount specified in the mortgage note (“gross margin”).

The mortgage rate on each adjustable-rate mortgage loan will not decrease or increase on the first related adjustment date by more than a stated percentage specified in the related mortgage note on the first related adjustment date (“initial periodic rate cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any adjustment date after that (“subsequent periodic rate cap”).  The adjustable-rate mortgage loans have a weighted average initial periodic rate cap of approximately [    ] % per annum and a weighted average subsequent periodic rate cap of approximately [    ] % per annum.  Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate over the life of such mortgage loan or be less than a specified minimum mortgage rate over the life of such mortgage loan.  Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding scheduled principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described in this prospectus supplement.  None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate to a fixed mortgage rate.  With respect to the adjustable-rate mortgage loans, the “index”) is generally the average of interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western Edition of The Wall Street Journal (“six-month LIBOR”).  If the index is no longer published or is otherwise unavailable, the servicer will select an alternative index which is based upon comparable information.

Approximately [    ] %, [    ] %, and [    ] % of the mortgage loans require the mortgagors to make monthly payments only of accrued interest for the first two, three and five years, respectively, following origination.  At the end of such periods, the monthly payments on each such interest only mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.  With respect to such mortgage loans, the related mortgage rate is fixed for the related interest only period following origination and adjusts based on six-month LIBOR with semi-annual adjustments after the initial fixed period.

Approximately [    ] % of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  Generally, each mortgage loan having a prepayment charge provision provides for payment of a prepayment charge on certain partial prepayments and prepayments in full made during the 6 month to 60 month period from the first due date of such mortgage loan.  The holders of the Class [  ] Notes will be entitled to all prepayment charges received on the mortgage loans, and such amounts will not be available for payment on the other classes of notes.  Under certain circumstances, as described in the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge.  Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.  The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of payment charges, may have on the prepayment performance of the mortgage loans.

Approximately [    ] % of the mortgage loans had loan-to-value ratios at origination in excess of 80%.  No mortgage loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the mortgage loans at origination was approximately [    ] %.  There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.  Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

All of the mortgage loans have a scheduled payment due each month on the first day of the month (the “due date”).

The weighted average remaining term to maturity of the mortgage loans was approximately [    ]  months as of the cut-off date.  None of the mortgage loans had a first due date prior to [    ] or after [    ] or will have a remaining term to maturity of less than [    ]  months or greater than [    ] months as of the cut-off date.  The latest maturity date of any mortgage loan is [    ].

The Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes ,the [Mezzanine Notes] and the [Junior Subordinate Notes] will represent interests in all mortgage loans.  Information about the characteristics of the mortgage loans is described under “The Mortgage Loans” below.

The Mortgage Loans

The average principal balance of the mortgage loans at origination was approximately $[    ].  The average scheduled principal balance of the mortgage loans as of the cut-off date was approximately $[    ].  No mortgage loans had a principal balance as of the cut-off date greater than $[    ] or less than $[    ].

The mortgage loans had a weighted average credit score of approximately [    ].  The credit scores for the mortgage loans ranged from a minimum credit score of [    ]  to a maximum credit score of [    ].

The mortgage loans had mortgage rates as of the cut-off date of not less than [    ] % per annum and not more than [    ] % per annum and the weighted average mortgage rate of the mortgage loans was approximately [    ] % per annum as of the cut-off date.

As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from [    ] % per annum to [    ] % per annum, minimum mortgage rates ranging from [    ] % per annum to [    ] % per annum and maximum mortgage rates ranging from [    ] % per annum to [    ] % per annum.  As of the cut-off date, the adjustable-rate mortgage loans had a weighted average gross margin of approximately [    ] % per annum, a weighted average minimum mortgage rate of approximately [    ] % per annum and a weighted average maximum mortgage rate of approximately [    ] % per annum.  The first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs on [    ], and the weighted average time until the first adjustment date for the adjustable-rate mortgage loans following the cut-off date is approximately [    ]  months.

The mortgage loans are expected to have the characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding) described under “Mortgage Loan Tables” in Appendix A (which is incorporated by reference into this prospectus supplement).

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. See “Description of the Mortgage Pool—General.” Approximately [    ]% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies which were acquired by the related borrower. In addition, the [    ] Policy will be acquired on or prior to the Closing Date from [    ] with respect to approximately [    ]% of the 80+ LTV Loans.

The LPMI Policy is subject to various limitations and exclusions as described above or as provided in the LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

[LPMI Provider]. [Description of the LPMI Provider to be provided.]

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[  ], which represents [  ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account. During the period from the Closing Date to [  ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Sellers and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool. The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Sellers will have the same general characteristics as the Mortgage Loans in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Mortgage Loan Sale and Assignment Agreement being satisfied, including, among others, that:

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

The Trustee receives an officer’s note confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [  ] months;

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [  ] Payment date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[  ], which represents approximately [  ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date. Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount. At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

Representations and Warranties Regarding the Mortgage Loans

Under each mortgage loan purchase agreement pursuant to which the originators have sold the mortgage loans, the related originator made representations and warranties in respect of the mortgage loans, which representations and warranties the seller will assign to the depositor pursuant to an assignment, assumption and recognition agreement.  The depositor will assign these representations and warranties to the issuing entity pursuant to the trust agreement.  In addition, [insert name] Financial Corporation will guarantee the originators’ repurchase obligation.  Among those representations and warranties are the following:

•

Each mortgage is a valid and enforceable first lien on the mortgaged property, except as provided in the mortgage loan purchase agreement;

•

Immediately prior to the assignment of the mortgage loans to the depositor, the seller had good title to, and was the sole legal and beneficial owner of, each mortgage loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the mortgage loan;

•

There are no mortgage loans with respect to which the monthly payment due thereon in March 2006 had not been made, none of the mortgage loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no mortgage loan has ever experienced a delinquency of 60 or more days since the origination thereof;

•

To the best of the related originator’s knowledge, there are no delinquent tax or assessments liens against any mortgaged property;

•

There is no valid offset, defense or counterclaim to any mortgage note or mortgage;

•

To the best of related originator’s knowledge, each mortgaged property is free of material damage and at least in average repair;

•

Each mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws;

•

A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each adjustable rate mortgage loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the mortgage loan as of the cut-off date or a commitment (binder) to issue the same was effective on the date of the origination of each mortgage loan, and each such policy is valid and remains in full force and effect;

•

The loan-to-value ratio for each mortgage loan was no greater than 100% at the time of origination;

•

The improvements upon each mortgage property are covered by a valid and existing hazard insurance policy required under the mortgage loan purchase agreement;

•

The mortgage note and the related mortgage are genuine, and each is the legal, valid and binding obligation of the mortgagor enforceable against the mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law; and

•

Each mortgage loan constitutes a qualified mortgage within the meaning of Section 860G(a)(3) of the Code.

Under the trust agreement, the depositor will make the following representations and warranties to the issuing entity in respect of the mortgage loans:

•

Immediately prior to the sale and assignment by the depositor to the trustee on behalf of the issuing entity of each mortgage loan, the depositor had good and marketable title to each mortgage loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

•

As of the Closing Date, the depositor has transferred all of its right, title and interest in the mortgage loans to the trustee on behalf of the issuing entity.

In the event of a material breach of the representations and warranties made by the originators, the related originator will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan.  Performance of this obligation of each originator will be guaranteed by [insert name] Financial Corporation.  In the event that a required loan document is not included in the mortgage files for the mortgage loans, the related originator generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan.  The purchase price for each mortgage loan repurchased by the originator will be equal to the stated principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that mortgage loan, computed at the applicable mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed advances and servicing advances made by the servicer, plus in the case of a mortgage loan required to be purchased because that mortgage loan is in breach of the representation that it is in compliance with certain predatory and abusive-lending laws, any additional costs or damages incurred by the issuing entity as assignee or purchaser of that mortgage loan.  The proceeds of the purchase will be treated as a prepayment of the mortgage loan for purposes of payments to noteholders.  See “The Trust—Assignment of the Mortgage Loans and Other Assets to the Trust” in this prospectus supplement for a description of the requirements with respect to substitutions of mortgage loans.

The parties to the trust agreement will be required to notify the depositor, the trustee, the Trust Administrator, the master servicer and the servicer if any of them discovers a breach of any of the representations or warranties made by the originators in the related mortgage loan purchase agreement with respect to any mortgage loan which materially and adversely affects the value of such mortgage loan or the interests of the noteholders in such mortgage loan.

Criteria for Selection of Mortgage Loans

The sponsor selected the mortgage loans from among the mortgage loans owned by the originators for sale based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix A (which is incorporated by reference into this prospectus supplement) to this prospectus supplement, and taking into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the notes.

The Sponsor’s Performance Assumption Grouping.

The sponsor performs due diligence on all mortgage loan portfolios which the sellers acquire from the originators, including the mortgage loans included in the issuing entity. Part of the sponsor’s review includes a review of the credit-grading process of the related originators.  The sponsor has developed Performance Assumption Groupings (“PAGs”) which are similar to a credit-grading criteria. The sponsor determines which PAG the originators’ related credit grade most closely matches, and all loans which the originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. The sponsor uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that the sponsor does not make any attempt to determine how individual loans would fall under the PAG criteria, but only associates the existing credit grades of the originator to the various PAG categories.

SELLER’S PAG I

In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures.  In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit.  In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of  judgments, charge offs, collections or bankruptcies affecting the mortgagor.  In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

SELLER’S PAG II

In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies.

SELLER’S PAG III

In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency.  Mortgage credit should be current at the time of origination, and in the last 24 months, a maximum of 60 days delinquent.  In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit.  In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit.

SELLER’S PAG IV

In the last 12 months, mortgage credit should include no more than four 30-day delinquencies, two 60-day delinquencies and one 90-day delinquencies, and mortgage credit should be current at the time of origination.  In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit.  In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit.

SELLER’S PAG V

In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and mortgage credit should be current at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent.  There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

FLOW OF PAYMENTS

The diagram below illustrates the flow of collections and other payments on the mortgage loans and payments by the swap counterparty through the transaction accounts described herein.

DESCRIPTION OF THE NOTES

General

The offered notes will be issued pursuant to the trust agreement.  Summaries of the specific terms and provisions pursuant to which such notes will be issued are presented below.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the trust agreement.  When particular provisions or terms used in the trust agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The BASIC Asset Backed Securities Trust  200_-_ Mortgage Backed Notes, Series 200_-_ will consist of the following classes:

• Class [ ]	• Class [ ]	• Class [ ]
• Class [ ]	• Class [ ]	• Class [ ]
• Class [ ]	• Class [ ]	• Class [ ]
• Class [ ]	• Class [ ]	• Class [ ]

Collectively, the notes will represent all of the obligations of the issuing entity.  The notes will have the following designations:

Senior Notes.	Class [ ] Notes, Class [ ] Notes and Class [ ] Notes.
Class A Notes	Senior Notes.
[Mezzanine Notes]	Class [ ] Notes, Class [ ] Notes, Class [ ] Notes, Class [ ] Notes and Class [ ] Notes.
Offered Notes	Class [ ] Notes, the Class [ ] Notes, the Class [ ] Notes, the Class [ ] Notes, the Class [ ] Notes, the Class [ ] Notes, the Class [ ] Notes and the Class [ ] Notes.
[Junior Subordinate Notes]	Class [ ] Notes and Class [ ] Notes.
Notes	Class A Notes, [Mezzanine Notes], [Junior Subordinate Notes], Class [ ] Notes and Class [ ] Notes.
Subordinate Notes	[Mezzanine Notes], [Junior Subordinate Notes] and Class [ ] Notes.

Only the Class A Notes and the [Mezzanine Notes] are offered by this prospectus supplement.  The [Junior Subordinate Notes], the Class [  ] Notes and the Class [  ] Notes are not offered by this prospectus supplement.  The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.  The ownership interest is not offered by this prospectus supplement.

The Class A Notes, the [Mezzanine Notes] and the [Junior Subordinate Notes] will represent interests in all of the mortgage loans.

The offered notes will have the original note principal balances specified on the cover of this prospectus supplement.  The original note principal balance of the Class [  ] Notes will be approximately $[    ], which will be equal to the excess of the aggregate principal balance of the mortgage loans as of the cut-off date over the original note principal balances of the Class A Notes, the [Mezzanine Notes], the [Junior Subordinate Notes] and the Class [  ] Notes.  The Class [  ] Notes will have an original note principal balance of $100 and will not bear interest.  The Class [  ] Notes will be entitled to all prepayment charges received in respect of the related mortgage loans and such amounts will not be available for payment to the holders of the offered notes.  The Ownership certificate will not have original note principal balances and will not bear interest.

The offered notes will be issued in book-entry form as described below.  The offered notes will be issued in minimum denominations of $25,000 original note principal balance and integral multiples of $1.00 in excess thereof.  The “maturity date” for the offered notes is set forth in the table on page S-[  ] of this prospectus supplement.  The actual final payment date for the offered notes may occur earlier or later, and could be significantly earlier, than the maturity date.

Payments on the offered notes will be made by the Trust Administrator on the [  ]th day of each month, or if such day is not a business day, on the first business day after that, commencing in April 2006 (each, a “payment date”), to the persons in whose names such notes are registered at the close of business on the related record date.  The “record date” for the offered notes and any payment date (for so long as they are book-entry notes) is the business day immediately preceding such payment date and the “record date” for any book-entry note that becomes a definitive note is the last business day of the month immediately preceding the month in which the related payment date occurs.

Book Entry Notes

The offered notes will be “book-entry notes” (for so long as they are registered in the name of the applicable depository or its nominee).  Persons acquiring beneficial ownership interests in the book-entry notes (“note owners”) will hold such notes through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The book-entry notes will be issued in one or more notes which equal the aggregate note principal balance of such notes and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “relevant depositary” and collectively the “European depositaries”).  Investors may hold such beneficial interests in the book-entry notes in minimum denominations of $25,000 and in $1 integrals in excess thereof.  Except as described below, no note owner acquiring a book-entry note (each, a “beneficial owner”) will be entitled to receive a physical note representing such note (a “definitive note”).  Unless and until definitive notes are issued, it is anticipated that the only noteholder of the offered notes will be Cede & Co., as nominee of DTC.  Note owners will not be “noteholders” as that term is used in the trust agreement.  Note owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

The note owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “financial intermediary”) that maintains the note owner’s account for such purpose.  In turn, the financial intermediary’s ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Note owners will receive all payments of principal of and interest on the book-entry notes from the Trust Administrator through DTC and DTC participants.  While the book-entry notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry notes and is required to receive and transmit payments of principal of and interest on, the book-entry notes.  DTC participants and indirect participants with whom note owners have accounts with respect to book-entry notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective note owners.  Accordingly, although note owners will not possess notes representing their respective interests in the book-entry notes, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

Note owners will not receive or be entitled to receive notes representing their respective interests in the book-entry notes, except under the limited circumstances described below.  Unless and until definitive notes are issued, note owners who are not DTC participants may transfer ownership of book-entry notes only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry notes, by book-entry transfer, through DTC for the account of the purchasers of such book-entry notes, which account is maintained with their respective DTC participants.  Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry notes will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited.  Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the notes, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I, which is incorporated in this prospectus supplement by reference.

Transfers between DTC participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry notes will be subject to the DTC rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear operator in Brussels to facilitate settlement of trades between systems.  Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear operator”).  The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of such participants or other securities intermediaries.  The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the book-entry notes through accounts with a Euroclear participant or any other securities intermediary that holds a book-entry interest in the book-entry notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments on the book-entry notes will be made on each payment date by the Trust Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the note owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent.  Each such financial intermediary will be responsible for disbursing funds to the note owners of the book-entry notes that it represents.

Under a book-entry format, note owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co.  Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences—Types of Securities” and “Taxation of Securities Treated as Debt Securities” in the accompanying prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for such book-entry notes.  In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Monthly reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to note owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of such note owners are credited.

DTC has advised the Trust Administrator that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the trust agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry notes.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the trust agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry notes which conflict with actions taken with respect to other book-entry notes.

Definitive notes will be issued to note owners of the book-entry notes, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the depositor, the Trust Administrator or the trustee is unable to locate a qualified successor, (b) the depositor notifies the Trust Administrator and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants with a position in the book-entry notes agree to initiate such termination or (c) after the occurrence of a servicer Event of Default (as defined in the servicing agreement), note owners having percentage interests aggregating not less than 51% of the book-entry notes advise the Trust Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of note owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all note owners of the occurrence of such event and the availability through DTC of definitive notes.  Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration at the office of the Trust Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-BASIC 200_-_ or such other address as the Trust Administrator may designate from time to time, the Trust Administrator will issue definitive notes, and thereafter the Trust Administrator will recognize the holders of such definitive notes as noteholders under the trust agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry notes among DTC participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicer, the Trust Administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

Payments with respect to the notes will be made on each payment date primarily from available funds.  With respect to any payment date, funds available for payment to the noteholders (“available funds”) will be equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable therefrom to the servicer, the master servicer, the Trust Administrator or the trustee:  (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the determination date, after deduction of the servicing fee, master servicing fee and program administrator fee for such payment date and any accrued and unpaid servicing fees, master servicing fees and program administrator fees in respect of any prior payment dates, (ii) certain unscheduled payments in respect of the mortgage loans, including any prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries, termination price deposits and proceeds from repurchases of and substitutions for such mortgage loans occurring during the related prepayment period, excluding prepayment charges and any prepayment interest excess, and (iii) payments from the servicer in connection with advances and prepayment interest shortfalls for such payment date.  The holders of the Class [  ] Notes will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be part of available funds or available for payment with respect to the offered notes.

Interest Payments on the Notes

On each payment date, the Trust Administrator will withdraw from the payment account that portion of available funds equal to the Interest Remittance Amount for such payment date, and make the following disbursements and transfers in the order of priority described below, to the extent of the Interest Remittance Amount remaining for such payment date as follows; provided that with respect to the amounts payable under paragraph (A) below, such portion of the Interest Remittance Amount equal to the amount payable under paragraph (A) below shall be withdrawn from the payment account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date:

(A)

[first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount remaining unpaid from prior payment dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable for the related payment date; ]

(B)

second, concurrently, to the Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such classes, in each case allocated among the Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes, pro rata, based on their respective entitlements;

(C)

third, to the Class [   ] Notes, the related Monthly Interest Distributable Amount;

(D)

fourth, to the Class [   ] Notes, the related Monthly Interest Distributable Amount;

(E)

fifth, to the Class [   ] Notes, the related Monthly Interest Distributable Amount;

(F)

sixth, to the Class [   ] Notes, the related Monthly Interest Distributable Amount;

(G)

seventh, to the Class [   ] Notes, the related Monthly Interest Distributable Amount;

(H)

eighth, to the Class [   ] Notes, the related Monthly Interest Distributable Amount; and

(I)

ninth, to the Class [   ] Notes, the related Monthly Interest Distributable Amount.

Any Interest Remittance Amount remaining undistributed following these payments will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such payment date.

On any payment date, any shortfalls resulting from the application of the Relief Act or similar state or local law and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class [  ] Notes and after that, to the Monthly Interest Distributable Amounts with respect to the notes, on a pro rata basis based on the respective amounts of interest accrued on such notes for such payment date.  The holders of the notes will not be entitled to reimbursement for any prepayment interest shortfalls not covered by the compensating interest paid by the servicer or any shortfalls resulting from the application of the Relief Act or similar state or local law.

If on any payment date, the notes do not receive the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, then such unpaid amounts will be recoverable by the holders of such classes, with interest on such unpaid amounts, on future payment dates, as Unpaid Interest Shortfall Amounts, subject to the priorities described in this prospectus supplement.

Principal payments on the Notes

On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the notes will be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority; provided that with respect to amounts payable under paragraph (A) below, such portion of the Principal Payment Amount equal to the amount payable under paragraph (A) shall be withdrawn from the payment account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date:

(A)

first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior payment dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the payment of the Interest Remittance Amount for such payment date;

(B)

second, to the Senior Notes (allocated among the Senior Notes in the priority described below), until their note principal balances have been reduced to zero;

(C)

third, to the Class [   ] Notes, until their note principal balance has been reduced to zero;

(D)

fourth, to the Class [   ] Notes, until their note principal balance has been reduced to zero;

(E)

fifth, to the Class [   ] Notes, until their note principal balance has been reduced to zero;

(F)

sixth, to the Class [   ] Notes, until their note principal balance has been reduced to zero;

(G)

seventh, to the Class [   ] Notes, until their note principal balance has been reduced to zero;

(H)

eighth, to the Class [   ] Notes, until their note principal balance has been reduced to zero; and

(I)

ninth, to the Class [   ] Notes, until their note principal balance has been reduced to zero.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the note principal balance of the Class A Notes is reduced to zero, any Principal Payment Amount remaining after principal payments to the Class A Notes pursuant to the priorities above will be included as part of the payments of the Post-Stepdown Monthly Principal payments below.

Any principal remaining undistributed following these payments will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such payment date.

On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the notes will be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority (the “Post-Stepdown Monthly Principal Payment”); provided that with respect to amounts payable under paragraph (A) below, such portion of the Principal Payment Amount equal to the amount payable under paragraph (A) shall be withdrawn from the payment account and disbursed in accordance with such paragraph (A) on the related Swap Payment Date

(A)

first, to the supplemental interest account for payment to the swap counterparty, the Net Swap Payment, provided a swap default has not occurred and is not continuing, and any unpaid Swap Termination Payment (including any amount not paid on prior payment dates) (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), as applicable, remaining unpaid after giving effect to the payment of the Interest Remittance Amount for such payment date;

(B)

second, to the Senior Notes, the Senior Principal Payment Amount (allocated among the Senior Notes in the priority described below), until their note principal balances have been reduced to zero;

(C)

third, to the Class [   ] Notes, the Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero;

(D)

fourth, to the Class [   ] Notes, the Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero;

(E)

fifth, to the Class [   ] Notes, the Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero;

(F)

sixth, to the Class [   ] Notes, the Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero;

(G)

seventh, to the Class [   ] Notes, the Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero;

(H)

eighth, to the Class [   ] Notes, Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero; and

(I)

ninth, to the Class [   ] Notes, Class [   ] Principal Payment Amount, until their note principal balance has been reduced to zero.

Any principal remaining undistributed following these payments will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such payment date.

With respect to the Senior Notes, all principal payments will be allocated sequentially, to the Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes in that order, in each case, until their note principal balances have been reduced to zero, with the exception that beginning on the first payment date on or after which the note principal balances of the [Mezzanine Notes] and the [Junior Subordinate Notes] have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralized Amount for such payment date are insufficient to cover realized losses on the mortgage loans, principal payments among the Senior Notes will be allocated, pro rata, based on their note principal balances, in each case, until their note principal balances have been reduced to zero.

The allocation of payments in respect of principal to the Class A Notes on each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes.  Increasing the respective percentage interest in the issuing entity of the Subordinate Notes relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

The Swap Agreement

[Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty

[Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [     ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [     ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)

to the Class [    ] Note, any remaining amount.

[The Cap Agreement.

As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [     ] Notes. The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Definitions

[The “accrual period” for the notes for any payment date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding payment date (or, in the case of the first such accrual period, commencing on the closing date) and ending on the day immediately preceding such payment date.

An “Allocated Realized Loss Amount” with respect to any class of the [Mezzanine Notes] or the [Junior Subordinate Notes] and any payment date is an amount equal to (a) the sum of (i) any realized losses allocated to that class of the notes on such payment date and (ii) any Allocated Realized Loss Amount for that class of the notes remaining unpaid from the previous payment date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such class of notes on prior payment dates due to subsequent recoveries.

The “note principal balance” of any Class A Note, Mezzanine Note, [Junior Subordinate Notes] or Class [  ] Note immediately prior to any payment date will be equal to its note principal balance on the closing date reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Note or a [Junior Subordinate Notes], realized losses allocated to such class on all prior payment dates and, in the case of a Mezzanine Note or [Junior Subordinate Notes], increased by the Allocated Realized Loss Amounts reinstated to such class on all prior payment dates due to subsequent recoveries.  The “note principal balance” of the Class [  ] Notes as of any date of determination is equal to the excess, if any, of (a) the then aggregate stated principal balance of the mortgage loans over (b) the sum of the then aggregate note principal balances of the Class A Notes, the [Mezzanine Notes], the [Junior Subordinate Notes] and the Class [  ] Notes.

The “Class A Principal Payment Amount” with respect to any payment date is the Senior Principal Payment Amount.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date) and (ii) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date), (ii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date) and (iii) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date), (ii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date) and (iv) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately  [  ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date), (ii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iv) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), and (v) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately [    ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date), (ii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iv) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (v) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date) and (vi) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date), (ii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iv) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (v) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (vi) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date) and (vii) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Class [   ] Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date and (II) the excess of (x) the sum of (i) the aggregate note principal balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such payment date), (ii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (iv) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (v) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (vi) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date), (vii) the aggregate note principal balance of the Class [   ] Notes (after taking into account the payment of the Class [   ] Principal Payment Amount on such payment date) and (viii) the aggregate note principal balance of the Class [   ] Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately [   ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “Credit Enhancement Percentage” for any payment date is the percentage obtained by dividing (x) the aggregate note principal balance of the Subordinate Notes calculated prior to payment of the Principal Payment Amount in respect of the notes then entitled to payments of principal on such payment date by (y) the aggregate stated principal balance of the mortgage loans, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period.

A “Cumulative Loss Trigger Event” is in effect with respect to any payment date in or after [    ], if the percentage obtained by dividing (x) the aggregate amount of realized losses incurred (less any subsequent recoveries received) with respect to the mortgage loans from the cut-off date through the last day of the related due period by (y) the aggregate stated principal balance of the mortgage loans as of the cut-off date, exceeds the applicable percentage set forth below for such payment date:

Payment date Occurring in	Cumulative Loss Percentage
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter.
[ ]	for each month thereafter.

A “Delinquency Trigger Event” is in effect with respect to a payment date if the percentage obtained by dividing (x) the aggregate stated principal balance of (i) mortgage loans delinquent 60 days or more, (ii) REO properties and (iii) mortgage loans in foreclosure and in bankruptcy (excluding any such mortgage loans which are less than 60 days delinquent under the bankruptcy plan) by (y) the aggregate stated principal balance of the mortgage loans, in each case, calculated prior to taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period, exceeds [   ]% of the Credit Enhancement Percentage.

A mortgage loan is “delinquent” if any monthly payment due on a due date is not made by the close of business on the next scheduled due date for such mortgage loan.  A mortgage loan is “30 days delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days delinquent” and “90 days delinquent,” etc.

A “due period” with respect to any payment date is the period commencing on the second day of the month preceding the month in which such payment date occurs and ending on the first day of the month in which such payment date occurs.

The “Extra Principal Payment Amount” with respect to any payment date is the lesser of (x) the Net Monthly Excess Cashflow for such payment date and (y) the Overcollateralization Deficiency Amount for such payment date.

“Insurance proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a mortgage loan to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage, or constitute subsequent recoveries with respect to such mortgage loan.

The “Interest Remittance Amount” with respect to any payment date is that portion of the available funds for such payment date attributable to interest received or advanced with respect to the mortgage loans or to compensating interest paid by the servicer with respect to the mortgage loans.

The “Monthly Interest Distributable Amount” for any payment date and each class of notes equals the amount of interest accrued during the related accrual period at the related Interest rate on the note principal balance of such class of notes immediately prior to such payment date, in each case reduced by any net prepayment interest shortfalls allocated to such class of notes and shortfalls resulting from the application of the Relief Act or similar state or local law allocated to such class of notes, in each such case as such shortfall allocations are described under “—Allocation of Available Funds—Interest Payments on the Notes” above.

The “Net Counterparty Payment” means, with respect to any payment date, the amount, if any, by which the Counterparty Payment for such payment date exceeds the Swap Payment for such payment date.

The “Net Monthly Excess Cashflow” for any payment date is an amount equal to the sum of (a) any Overcollateralization Release Amount for such payment date, (b) any Remaining Principal Payment Amount and (c) the positive excess of (x) the available funds for such payment date over (y) the sum for such payment date of (A) the Monthly Interest Distributable Amounts for the offered notes and the [Junior Subordinate Notes], (B) the Unpaid Interest Shortfall Amounts for the Class A Notes, (C) the Net Swap Payment, (D) any unpaid Swap Termination Payment payable by the issuing entity, including any amount remaining unpaid from prior payment dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (E) the Principal Remittance Amount.

The “Net Swap Payment” means, with respect to any payment date, the amount, if any, by which the Swap Payment exceeds the Counterparty Payment on such payment date.

The “Optional Termination Date” is the first payment date on which the aggregate stated principal balance of the mortgage loans and REO properties as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

An “Overcollateralization Deficiency Amount” with respect to any payment date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such payment date.

The “Overcollateralization Floor” means [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

The “Overcollateralization Release Amount” means, with respect to any payment date, the lesser of (x) the Principal Remittance Amount for such payment date and (y) the excess, if any, of (i) the Overcollateralized Amount for such payment date over (ii) the Overcollateralization Target Amount for such payment date.

The “Overcollateralization Target Amount” means with respect to any payment date (i) prior to the Stepdown Date, approximately [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) approximately [   ]% of the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (y) [   ]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date.

The “Overcollateralized Amount” for any payment date is the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans on the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) exceeds (ii) the aggregate note principal balance of the Class A Notes, the [Mezzanine Notes], the [Junior Subordinate Notes] and the Class [  ] Notes as of such payment date (after giving effect to payments of the Principal Remittance Amount to be made on such payment date), but without giving effect to payments of any Extra Principal Payment Amount to be made on such payment date.

The “prepayment period” means, with respect to any payment date (i) the period from the 15th day of the month immediately preceding the month in which such payment date occurs (or in the case of the first payment date, the cut-off date) through the 14th day of the month in which such payment date occurs, inclusive, in the case of principal prepayments in full; and (ii) the calendar month immediately preceding the month in which such payment date occurs, for any other purpose.

The “Principal Payment Amount” for any payment date is the sum of (i) (x) the Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such payment date, and (ii) the Extra Principal Payment Amount for such payment date.

The “Principal Remittance Amount” means with respect to any payment date, the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the servicer that were due during the related due period, (ii) all partial and full principal prepayments of the mortgage loans applied by the servicer during the related prepayment period, (iii) the principal portion of all net liquidation proceeds, insurance proceeds and subsequent recoveries received during the related prepayment period with respect to the mortgage loans, (iv) that portion of the purchase price, representing principal of any repurchased mortgage loan, deposited to the collection account during the related prepayment period, (v) the principal portion of any substitution adjustments deposited in the collection account during the related prepayment period with respect to the mortgage loans and (vi) on the payment date on which the issuing entity is to be terminated in accordance with the trust agreement, that portion of the termination price representing principal with respect to the mortgage loans, minus any fees owed to the program administrator for that payment date to the extent not previously paid from interest collections on the mortgage loans.

“Realized Loss” means, with respect to any defaulted mortgage loan that is finally liquidated (a “liquidated mortgage loan”), the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees (such amount, the “net liquidation proceeds”) and all insurance proceeds in respect of such mortgage loan.

The “Remaining Principal Payment Amount” means with respect to any payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the Principal Payment Amount remaining after the payments described in the Post-Stepdown Monthly Principal Payment.

The “Senior Principal Payment Amount” for any payment date is an amount equal to the lesser of (I) the aggregate note principal balance of the Senior Notes immediately prior to such payment date and (II) the excess of (x) the aggregate note principal balance of the Senior Notes immediately prior to such payment date over (y) the lesser of (A) the product of (i) approximately [    ]% and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the Overcollateralization Floor.

The “stated principal balance” with respect to any mortgage loan:  (a) as of any date of determination up to but not including the payment date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, the scheduled principal balance as of the cut-off date, as shown in the mortgage loan schedule, minus the sum of (i) the principal portion of each monthly payment due on a due date subsequent to the cut-off date, to the extent received from the mortgagor or advanced by the servicer and distributed on or before such date of determination, (ii) all principal prepayments received after the cut-off date, to the extent distributed on or before such date of determination, (iii) all liquidation proceeds and insurance proceeds to the extent distributed on or before such date of determination and (iv) any realized loss incurred with respect to such mortgage loan as a result of a deficient valuation made during or prior to the due period for the most recent payment date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the payment date on which the proceeds, if any, of a liquidation event with respect to such mortgage loan would be distributed, zero.

The “Stepdown Date” means the earlier of (a) the later of (i) the payment date in [   ] and (ii) the first payment date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans due on the related due date or received during the related prepayment period but prior to payment of the Principal Payment Amount in respect of the notes then entitled to payments of principal on such payment date) is greater than or equal to approximately [    ]% and (b) the date on which the aggregate note principal balance of the Class A Notes has been reduced to zero.

“Subsequent Recoveries” means unexpected recoveries related to a liquidated mortgage loan received by the servicer (net of amounts reimbursable to the servicer for related advances, servicing advances and servicing fees), which were allocated as a realized loss, in reducing a note principal balance of a class of the [Mezzanine Notes] or the [Junior Subordinate Notes], on a payment date prior to the prepayment period in which such funds were received.  Subsequent recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

A “Trigger Event” is in effect with respect to any payment date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event is in effect on such payment date.

The “Unpaid Interest Shortfall Amount” means (i) for each class of the notes and the first payment date, zero, and (ii) for each class of notes and any payment date after the first payment date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of notes for the immediately preceding payment date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of notes for such preceding payment date exceeds (b) the aggregate amount distributed on such class of notes in respect of interest pursuant to clause (a) of this definition on such preceding payment date, plus interest on the amount of interest due but not paid on the class of notes on such preceding payment date, to the extent permitted by law, at the Interest rate on such payment date for such class of notes for the related accrual period.

Interest rates

The “Interest rate” for each class of the notes for any payment date (other than the first payment date) will equal the lesser of (x) the related Formula Rate for such payment date and (y) the Net WAC Rate for such payment date.

The “Net WAC Rate” for any payment date is a per annum rate equal to the product of (a) the excess, if any, of (i) the weighted average of the adjusted net mortgage rates of the mortgage loans, weighted on the basis of their stated principal balances as of the first day of the related due period over (ii) the percentage equivalent of a fraction, (1) the numerator of which is the sum of (A) any unpaid Swap Termination Payment, including any amount remaining unpaid from prior payment dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), and (B) the Net Swap Payment, if any, for such payment date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the first day of the related due period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

The “adjusted net mortgage rate” for any mortgage loan for any payment date is a per annum rate equal to excess, if any, of the applicable mortgage rate for such mortgage loan as of the first day of the related due period minus the servicing fee rate, the master servicing fee rate and the program administrator fee rate.

The “Formula Rate” for any class of the notes is the lesser of (a) the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (“one-month LIBOR”) as of the related LIBOR Determination Date plus the related Note Margin and (b) the related Maximum Cap Rate.

The “Note Margin” with respect to each class of the notes will be as specified below.

Class	Margin (1)	Margin (2)
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
(1) On each payment date through and including the Optional Termination Date. (2) On each payment date after the Optional Termination Date.

The “Maximum Cap Rate” for any payment date is a per annum rate equal to the product of (a) the sum of (i) the weighted average of the adjusted net maximum mortgage rates of the mortgage loans, weighted on the basis of the stated principal balances thereof as of the first day of the related due period and (ii) a fraction (1) the numerator of which (which may be a negative number) is (A) any Net Counterparty Payment for such payment date less (B) any unpaid Swap Termination Payment payable by the issuing entity, including any amount remaining unpaid from prior payment dates (unless the swap counterparty is the Defaulting Party or the sole Affected Party (each, as defined in the swap agreement)), less (C) the Net Swap Payment, if any, for such payment date, in each case multiplied by 12, and (2) the denominator of which is the aggregate stated principal balance of the mortgage loans as of the first day of the related due period multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related accrual period.

The “adjusted net maximum mortgage rate” for any mortgage loan for any payment date is a per annum rate equal to the excess, if any, of the maximum mortgage rate for such mortgage loan (if such mortgage loan is an adjustable-rate mortgage loan) or the mortgage rate for such mortgage loan (if such mortgage loan is a fixed-rate mortgage loan), in either case as of the first day of the related due period, minus the servicing fee rate, the master servicing fee rate and the program administrator fee rate.]

[On the closing date, the Trust Administrator will establish a reserve fund account (the “reserve fund”) from which payments in respect of Net WAC Rate Carryover Amounts on the offered notes and the [Junior Subordinate Notes] will be made.  The reserve fund will be an asset of the issuing entity but not of any REMIC.  On each payment date, the Trust Administrator will deposit in the reserve fund that portion of the Net Monthly Excess Cashflow described in clause (xvii) under “Description of the Notes—Credit Enhancement—Excess Interest” above.  On each payment date, to the extent required following the payment of the available funds as described under “Allocation of Available Funds” above, the Trust Administrator will withdraw from amounts in the reserve fund to pay the offered notes and the [Junior Subordinate Notes], any Net WAC Rate Carryover Amounts for such payment date.

Amounts in the reserve fund will be distributed in the following order of priority:  first, concurrently, to the Class A Notes, up to the amount of the related Net WAC Rate Carryover Amount, allocated among the Class A Notes, pro rata, based on their Net WAC Rate Carryover Amounts; second, to the [Mezzanine Notes], up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority:  first to the Class [   ] Notes, second to the Class [   ] Notes, third to the Class [   ] Notes, fourth to the Class [   ] Notes, fifth to the Class [   ] Notes, and then to the [Junior Subordinate Notes], up to the amount of the related Net WAC Rate Carryover Amount, in the following order of priority: first to the Class [   ] Notes, and second to the Class [   ] Notes, in each case to the extent of such amounts remaining in the reserve fund.]

[For any payment date (other than the first payment date), the “Net WAC Rate Carryover Amount” for such class of notes for such payment date will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest that would have been distributable to such class of notes on such payment date if the Interest rate for such class of notes for such payment date were calculated at the related Formula Rate over (y) the amount of interest distributable on such class of notes at the Net WAC Rate for such payment date and (ii) the excess described in clause (i) for previous payment dates not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of notes for the most recently ended accrual period.  If on any payment date, the Interest rate for any class of the offered notes or the [Junior Subordinate Notes] is the related Formula Rate, then the Net WAC Rate Carryover Amount for such class of notes for such payment date will be equal to the  Net WAC Rate Carryover Amount, if any, for the previous payment date not previously distributed together with interest thereon at a rate equal to the related Formula Rate for such class of notes for the most recently ended accrual period.

To the extent interest on any class of the offered notes is paid at the Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will be payable only from the Net Monthly Excess Cashflow and payments received under the swap agreement by the issuing entity, as described under “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

Calculation of One-Month LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Optional Termination of the Issuing Entity

On or after the Optional Termination Date, the [     ] (or if the[     ] fails to exercise such option, the [     ], if any), may purchase the mortgage loans and all property acquired in respect of a mortgage loan owned by the issuing entity, which will cause the termination of the issuing entity and the retirement of the notes.  In the event that the option is exercised by the [     ], the purchase price will equal the par value of the mortgage loans and the appraised value of any REO properties plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid.  In the event that the option is exercised by [     ] or the [     ], the purchase will be made at a purchase price generally equal to the greater of (i) the par value of the mortgage loans and the appraised value of any REO properties and (ii) the fair market value of all the mortgage loans and REO properties in the issuing entity (as determined by the [     ] or the [     ], as applicable), in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such purchase price is paid.  The payment of the related purchase price allocable to the offered notes will result in the following amounts, to the extent of available funds, being distributed on the offered notes:

(i)

100% of the then outstanding note principal balance of the offered notes, plus

(ii)

interest for the final accrual period on the then outstanding note principal balance of the offered notes at the then applicable Interest rate for each class of the offered notes, plus

(iii)

any previously accrued but unpaid interest to which the holders of the offered notes are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

(iv)

in the case of the [Mezzanine Notes] and the [Junior Subordinate Notes], any previously unpaid Allocated Realized Loss Amount.

Amendment of the Trust Agreement

The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Noteholders:

•

to cure any ambiguity;

•

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•

to add any other provisions with respect to matters or questions arising under the trust agreement; or

•

to comply with any requirements imposed by the code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Noteholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Noteholders of not less than [   ]% of the Class [  ] Principal Amount (or Percentage Interest) of each class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Noteholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Note without the consent of the holder of such Note, or reduce the percentage required to consent to the amendment, without the consent of Noteholders of 100% of the Class [  ] Principal Amount (or Percentage Interest) of each class of Notes affected by the amendment.

Servicing Compensation, Payment of Expenses and Compensating Interest

The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

Fee or Expense	General Purpose of Fee or Expense	Party Receiving Fee or Expense	Source of Funds for Payment of Fee or Expense	Distribution Priority of Fee or Expense
servicing fee (1)	compensation of the servicer for services provided under the servicing agreement	servicer	all collections on the mortgage loans	prior to payments to noteholders
[master servicing fee (2)	compensation of the master servicer for services provided under the servicing agreement	master servicer	all collections on the mortgage loans	prior to payments to noteholders]
[program administrator fee (3)	compensation of the program administrator or services provided under the program administration agreement	program administrator	all collections on the mortgage loans	prior to payments to noteholders]
Indenture trustee fee	Compensation for services provided under the indenture	Indenture trustee	Funds on deposit in the [ ] account	before payment of any amounts to Noteholders
owner trustee fee	Compensation for services provided under the trust agreement	Owner trustee	Funds on deposit in the [ ] account	before payment of any amounts to Noteholders
[LPMI provider	Compensation for providing LPMI insurance	LPMI provider	funds on deposit in the [ ] Account,	before payment of any amounts to Noteholders
[all late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans	compensation of the servicer for services provided under the servicing agreement	servicer	all late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans	prior to payments to noteholders]
[all interest payments (net of servicing fee) on payoffs received from the first day through the 14th day of any calendar month	compensation of the servicer for services provided under the servicing agreement	servicer	all interest payments (net of servicing fee) on payoffs received from the first day through the 14th day of any calendar month	prior to payments to noteholders]
[all investment earnings earned on funds held in the [custodial account, collection account and payment account]	compensation of the master servicer, the servicer or the Trust Administrator for services provided under the servicing agreement	master servicer, servicer or Trust Administrator	all investment earnings earned on funds held in the custodial account, collection account and payment account	prior to payments to noteholders]
[reimbursement for advances and servicing advances made under the trust agreement, other than nonrecoverable advances (4)	reimbursement of the servicer for advances and servicing advances made under the servicing agreement	servicer	collections on the mortgage loans with respect to which advances and servicing advances were made	prior to payments to noteholders]
[reimbursement for nonrecoverable advances (4)	reimbursement of the servicer for advances and servicing advances made under the servicing agreement	servicer	all collections on the mortgage loans	prior to payments to noteholders]

[reimbursement for certain expenses, costs and liabilities incurred by the master servicer, the servicer or the depositor in connection with the trust agreement, the servicing agreement or the notes (5)

	reimbursement of the master servicer, the servicer and the depositor for certain expenses, costs and liabilities incurred under the trust agreement or the servicing agreement	master servicer, the servicer or depositor	all collections on the mortgage loans	prior to payments to noteholders]

[indemnification for certain losses, liabilities and expenses incurred by the trustee, the master servicer or the Trust Administrator in connection with its acceptance or administration of its obligations and duties under the trust agreement (6)

	indemnification of the trustee, the master servicer, or the Trust Administrator for certain losses, liabilities and expenses incurred under the trust agreement	trustee, master servicer or Trust Administrator	all collections on the mortgage loans	prior to payments to noteholders]
[reimbursement for master servicer’s costs associated with the transfer of servicing to the master servicer in the event of termination of the servicer to the extent not paid by the servicer	reimbursement for master servicer’s costs associated with the transfer of servicing to the master servicer	master servicer	all collections on the mortgage loans	prior to payment to noteholders]
[reimbursement for any expenses incurred by the trustee or the Trust Administrator in connection with a tax audit of the issuing entity	reimbursement for any expenses incurred by the trustee or the Trust Administrator in connection with a tax audit of the issuing entity	trustee or Trust Administrator	all collections on the mortgage loans	prior to payment to noteholders]

[reimbursement for enforcement expenses incurred by the servicer, the trustee in respect of a breach by the originators of their representations and warranties in the mortgage loan purchase agreement or the trust agreement

	reimbursement for enforcement expenses incurred by the servicer, the trustee	the servicer or the trustee	all collections on the mortgage loans	prior to payment to noteholders]

[Net Swap Payments, provided a swap default has not occurred and is not continuing, and Swap Termination Payment (unless the swap counterparty is the defaulting party or the sole affected party under the swap agreement) (7)

	payment of Net Swap Payments and Swap Termination Payments to the swap counterparty	swap counterparty	all collections on the mortgage loans	prior to payment to noteholders]
[any tax imposed under the Internal Revenue Code on a REMIC formed under the trust agreement in the event the REMIC engages in a prohibited transaction (8)	compliance with Internal Revenue Code	United States Treasury	all collections on the mortgage loans	prior to payments to noteholders]

[(1) The “servicing fee” will be calculated as a per annum percentage for each mortgage loan (the “servicing fee rate”). The servicing fee rate with respect to each mortgage loan will equal [   ]% per annum.

(2) The “master servicing fee” will be calculated as a per annum percentage for each mortgage loan (the “master servicing fee rate”). The master servicing fee rate with respect to each mortgage loan will equal [      ]% per annum.

(3) The “program administrator fee” will be calculated as a per annum percentage for each mortgage loan (the “program administrator fee rate”). The program administrator fee rate with respect to each mortgage loan will equal [   ]% per annum, subject to a minimum of $[   ] per month.

(4) See “The Servicing Agreement—Advances” in this prospectus supplement for a description of the servicer’s obligation to make advances and servicing advances.

(5) See “The Agreements—Payments on Loans; Deposits to Security Account” in the accompanying prospectus for a description of these reimbursable expenses, costs and liabilities.

(6) See “The Trustee—Indemnification of the Trustee” in this prospectus supplement for description of this indemnification.

(7) See “Description of the Securities”—”Allocation of Available Funds,”—”Swap Agreement” and —”Definitions” in this prospectus supplement for payments to the swap counterparty.

(8) See “Material Federal Income Tax Consequences—Types of Securities—REMIC Notes Generally” in the accompanying prospectus. It is not anticipated that any REMIC will engage in a prohibited transaction.]

The servicer will receive a fee for its services as servicer under the servicing agreement.  The “servicing fee” will be calculated using a “servicing fee rate” of [   ]% per annum on the principal balance of each mortgage loan.  Any late payment charges, assumption fees, modification fees, reconveyance fees, nonsufficient funds fees and other similar fees and charges (but not prepayment charges) on the mortgage loans, together with interest and other income earned on the funds in the custodial account and any servicing account, will be retained by the servicer as additional servicing compensation and will not be included in the available funds.  For any payment date with respect to a mortgage loan for which a principal prepayment in full is applied on or after the first calendar day of the month of such payment date and before the 15th calendar day of such month, the servicer is also entitled to retain as additional servicing compensation the excess, if any, of (i) amount of interest collected on such prepayment at the applicable mortgage rate (net of the servicing fee rate) from the first day of the month in which such payment date occurs through the day on which such prepayment is applied (the “prepayment interest excess”) over (ii) any prepayment interest shortfalls.

The servicing fee will be paid out of collections on the mortgage loans.  The servicer will be permitted to withdraw the servicing fee each month from funds on deposit in the custodial account, before those funds are transferred to the payment account for payment to noteholders.  The servicer will be solely responsible for subservicing fees payable to any subservicer which will be paid from the servicing fee.

In the event of any resignation or termination of the servicer pursuant to the servicing agreement, the successor servicer will be entitled to the same compensation and reimbursement of expenses as that to which the servicer would have been entitled.  If another successor servicer is appointed, the master servicer will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation may not exceed the compensation to which the servicer would have been entitled.  Any assignee of the servicer shall receive the same compensation and reimbursement of expenses as that to which the servicer would have been entitled.

The servicer will pay all expenses incurred in connection with its responsibilities under the servicing agreement (subject to reimbursement for advances and servicing advances, as described under “The Servicing Agreement—Advances” in this prospectus supplement).

The Trust Administrator will be entitled to retain all interest and other income earned on the funds in the payment account as additional servicing compensation and those amounts will not be included in the available funds.

After the application of prepayment interest excess as set forth above, the servicer is obligated to deposit into the custodial account the amount of any remaining unpaid prepayment interest shortfall (payments made by the servicer in satisfaction of such obligation, “compensating interest”) but only up to the amount of its servicing fee for the related payment date.  The “determination date” with respect to any payment date will be the 15th day of the calendar month in which such payment date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.  With respect to any determination date and each mortgage loan as to which a principal prepayment is applied during the portion of the related prepayment period (except for principal prepayments in full received during the period from the first through the 14th day of the month of the related payment date), the “prepayment interest shortfall” is an amount equal to interest at the applicable mortgage rate (net of the servicing fee rate) on the amount of such principal prepayment for the lesser of (i) the number of days from the date on which the principal prepayment is applied until the last day of the month in which such principal prepayment is applied and (ii) 30 days.  Principal prepayments in full on the mortgage loans applied from the first day through the 14th day of any month will be passed through to the noteholders on the payment date in the same month (except for principal prepayments in full applied through March 14, 2006, which will be passed through to the noteholders on the payment date in April 2006), rather than on the payment date of the following month, together with a full month’s interest for the prior month.  Accordingly, no compensating interest will be payable for principal prepayments in full applied during that period.  Principal prepayments in full applied during the period from the 15th day through the last day of any month will be passed through on the payment date in the following month, and, in order to provide for a full month’s interest payment for the prior month, compensating interest will be passed through to the noteholders for that period.

Reports and Other Information

On each payment date, the Trust Administrator will prepare and make available to each holder of a note, a statement based upon loan-level information received from the servicer generally setting forth, among other things:

(i)

[the record dates, the accrual period, the determination date and the payment date;

(ii)

the amount of payments with respect to each class of notes;

(iii)

the amount of such payments in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal;

(iv)

the amount of such payments in clause (i) allocable to interest and the Interest rates;

(v)

the amount of any Net WAC Rate Carryover Amounts or Unpaid Interest Shortfall Amounts;

(vi)

the Interest Remittance Amount and the Principal Remittance Amount for such payment date;

(vii)

the note principal balance of each class of the notes before and after giving effect to the payment of principal on such payment date;

(viii)

the number and the stated principal balance for the mortgage loans at the beginning and the end of the related due period for the mortgage loans and updated mortgage loan pool composition information;

(ix)

the amounts of all fees paid or received by the parties to the transaction;

(x)

in the aggregate, the amount of advances and servicing advances made by the servicer for the related collection period, the amount of unrecovered advances and servicing advances (after giving effect to advances and servicing advances made on the payment date) outstanding, and the aggregate amount of non-recoverable advances and servicing advances for such payment date;

(xi)

the number and aggregate stated principal balance of mortgage loans that were (A) delinquent (exclusive of mortgage loans in bankruptcy or foreclosure or REO properties) (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days and (4) 120 or more days, as of the last day of the calendar month, (B) in foreclosure, (C) in bankruptcy and (D) REO properties;

(xii)

the aggregate stated principal balance of all mortgage loans with respect to which the related mortgaged property was acquired by the issuing entity in foreclosure or by deed in lieu of foreclosure (any such mortgaged property, an “REO property”) as of the close of business on the last day of the related prepayment period;

(xiii)

the amount of principal and interest realized losses incurred during the related prepayment period and the cumulative amount of principal and interest realized losses;

(xiv)

the amount of any net prepayment interest shortfalls for such payment date to the extent not covered by the servicer and the amount of any shortfalls resulting from the application of the Relief Act or similar state or local law for such payment date;

(xv)

any Overcollateralization Deficiency Amount (after giving effect to payment of principal on such payment date);

(xvi)

the principal balance of mortgage loans repurchased by the sponsor;

(xvii)

the date when a Stepdown Date or a Trigger Event has occurred;

(xviii)

the Overcollateralization Target Amount as of such payment date;

(xix)

the aggregate amount of extraordinary trust expenses (as described in the trust agreement) paid to the Trust Administrator for such payment date;

(xx)

the amount of subsequent recoveries for the related prepayment period and the cumulative amount of subsequent recoveries; and

(xxi)

the Swap Payment, the Counterparty Payment, the Net Swap Payment and the Net Counterparty Payment for such payment date; the Swap Termination Payment paid on such payment date and the Swap Termination Payment remaining unpaid from prior payment dates, and in each case whether payable by the issuing entity or by the swap counterparty; and any Counterparty Payments unpaid from prior payment dates. ]

The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trust Administrator’s internet website.  The Trust Administrator’s internet website will initially be located at www.ctslink.com.  Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at 301-815-6600.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trust Administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator will provide timely and adequate notification to all above parties regarding any such changes.

Reports about the notes required to be filed with the Securities and Exchange Commission (the “Commission”), including the issuing entity’s Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, will be filed under the Commission file number for the issuing entity, 333-97289.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that internet website is http://www.sec.gov.

In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each holder of a note of record during the previous calendar year a statement containing information necessary to enable noteholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment date in [     ]:

[ ] through [ ]	Collection Period

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Custodial Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Custodial Account for remittance to the [    ] on the Servicer Remittance Date.

[ ] through [ ]	Servicer Remittance Date

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[ ] through [ ]	[Master Servicer Remittance Date]

[    ] Business Days immediately before the Payment date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment date.

[ ] through [ ]	Record Date	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment date.
[ ] through [ ]	Deposit Date	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[ ] through [ ]	Distribution Date	On the [ ] day of each month (or if the [ ] day is not a Business Day, the next Business Day), the Trustee will make payments to Noteholders from amounts on deposit in the Note Payment Account.

Succeeding months follow the same pattern.

THE SERVICING AGREEMENT

Permitted Withdrawals.  The servicing agreement will permit the servicer to make withdrawals, from time to time, from the custodial account, for the following purposes:

•

to reimburse itself for advances and servicing advances, as described under “—The Servicing Agreement—Advances” below;

•

to pay the servicing fee (to the extent not applied to pay compensating interest);

•

to pay to itself investment earnings earned on funds held in the custodial account;

•

to pay to itself interest that was accrued and received on payoffs received during the period from the first day through the 14th day of any month as additional servicing compensation;

•

to reimburse itself and its directors, officers, employees or agents for certain expenses, costs and liabilities incurred in connection with any legal action relating to the trust agreement, the servicing agreement or the notes, as and to the extent described under “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus; and

•

other permitted purposes described in the servicing agreement.

Servicing of Delinquent Mortgage Loans; Foreclosure.  The servicer will be required to act with respect to delinquent mortgage loans in accordance with the procedures set forth in the servicing agreement.  These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forebearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the principal balance of such mortgage loan in final satisfaction of such mortgage loan.  These procedures are intended to lead to the alternative that would maximize the proceeds for the issuing entity on such mortgage loan.  However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the noteholders.  If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Maintenance of Hazard and Flood Insurance.  The servicer will be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

[Primary Mortgage Insurance.  The [Master Servicer] and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.]

Advances.  The servicer will be required under the servicing agreement to advance its own funds (or, in the case of advances described in clause (i), either its own funds or funds held by the servicer for future distribution) (i) to cover any shortfalls between payments of principal and interest scheduled to be received in respect of the mortgage loans each month and the amounts actually received, and (ii) to pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (A) the preservation, restoration, inspection and protection of the mortgaged properties, (B) environmental audit reports, (C) any enforcement or judicial proceedings, including foreclosures, (D) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage and (E) certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the servicer in connection with its responsibilities under the servicing agreement.  The amounts described in clause (i) of this paragraph are referred to as “advances” and the amounts described in clause (ii) of this paragraph are referred to as “servicing advances” in this prospectus supplement.   The servicer, however, will not be required to make any of the advances or servicing advances if it determines in its good faith business judgment they would not be recoverable from late payments, insurance proceeds or liquidation proceeds on a mortgage loan (“nonrecoverable advance”); provided further, that the servicer will not be required to make advances for the restoration of foreclosure properties unless it determines that the restoration will increase the liquidation proceeds after reimbursement to itself for those advances.  The servicer will not charge interest or other fees with respect to any advances or servicing advances.  To the extent that the servicer fails to make any required advance, the master servicer shall make such advance in its capacity as successor servicer.

If the servicer determines that any advance or servicing advance is a nonrecoverable advance, the servicer will be entitled to be reimbursed for such advance from collections on other mortgage loans owned by the issuing entity.

The servicing agreement provides that the servicer may enter into a facility with any person which provides that such person may fund or otherwise finance advances and/or servicing advances, although no such facility may reduce or otherwise affect the servicer’s obligation to fund such advances and/or servicing advances.  Any advances and/or servicing advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Limitations on the Servicer’s Liability.  See “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the accompanying prospectus for a description of certain limitations on the servicer’s liability under the servicing agreement.

Evidence as to compliance.  The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual note of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such note or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such note or report.]

[The Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Depositor and the Trust Administrator to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Pledge of Servicing Rights

The servicing agreement provides that the servicer may pledge its servicing rights under the servicing agreement to one or more lenders.  No such pledge will reduce or otherwise affect the servicer’s obligations under the servicing agreement.  Upon a servicer event of default by the servicer under the servicing agreement, the master servicer may remove the servicer and the master servicer will, or under certain circumstances the servicer or its designee may, appoint a successor servicer.  In any event, the successor servicer must meet the requirements for successor servicers under the servicing agreement.  In the event the servicer is removed under the servicing agreement, its servicing rights will be transferred to any successor servicer, and none of the issuing entity, the depositor, the master servicer or the trustee will have any right or claim to the portion of the servicer’s servicing rights pledged or to any unreimbursed Advances or Servicing Advances of the servicer that were pledged.]

Events of Default or Breaches Under the Servicing Agreement

If certain events of default by the servicer under the servicing agreement occur and remain unremedied, either the master servicer, the Trust Administrator, the depositor, or holders of notes evidencing at least 51% of the voting rights will have the right to terminate the servicer.  If the servicer is terminated, or the servicer resigns because its duties under the servicing agreement are no longer permitted under applicable law, then except as provided under “-Pledge of Servicing Rights” above, the master servicer will become the successor servicer.  However, if the master servicer is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.  The servicing agreement provides that the trustee will act as successor master servicer, or appoint a successor master servicer, upon a master servicer event of default.

The Trust Administrator will be required to notify noteholders and the rating agencies of any event of default by the servicer actually known to a responsible officer of the Trust Administrator, and of the appointment of any successor servicer.

See “The Agreements—Events of Default, Rights Upon Events of Default” in the accompanying prospectus.

THE TRUST AGREEMENT AND THE INDENTURE

General

As described under “Description of the Trust,” the Trust Agreement will provide for the formation of the Issuer.  The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Administrator, which will serve as Note Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to [    ].

The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

Certain Matters under the Agreements

Duties of the Owner Trustee.  The Owner Trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and any other document or agreement to which the Issuer or the Owner Trustee is a party and will administer the Trust in the interest of the Residual Holder, in accordance with the provisions of the Trust Agreement.  As described under “Description of the Trust” above and “—Administration” below, the Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Trust Agreement, the Indenture and the Sale Agreement and Servicing Agreement.

[      ], in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as Owner Trustee; provided, however, that [       ] will not be liable for any error of judgment made in good faith by an officer of the Owner Trustee or with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Residual Holder.  [     ] is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, or in the exercise of any of the Owner Trustee’s rights or powers, if [      ] has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from income on funds held in the Collection Account.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [        ] own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Distribution Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

Resignation or Removal of Owner Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee.”

Duties of the Indenture Trustee.  If no event of default under the Indenture (each, an “Indenture Default”) has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture and the Transfer and Servicing Agreement.  As described under “—Administration” below, the Trust Administrator will perform on behalf of the Indenture Trustee certain administrative functions required under the Indenture and the Servicing Agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Issuer, the Depositor, the Trust Administrator, the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in an Indenture Default, and the Indenture Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture Trustee has actual knowledge of Indenture Default or written notice of an Indenture Default is received by the Indenture Trustee at its Corporate Trust Office.  See “—Events of Default under the Indenture” below.  The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Events of Default under the Indenture. Events of default under the Indenture (each, an “Indenture Default”) will generally consist of:

(i) a default for one month or more in the payment of any Accrued Note Interest due on any Class of Notes then outstanding;

(ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date;

(iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture;

(iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture;

(v) [the receipt of notice from the Residual Holder to the Indenture Trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary]; or

(vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The “Priority Class” is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any Class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the Indenture Trustee, the Master Servicer, the Administrator or the Owner Trustee in their respective individual capacities, or the Residual Holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture. See also “The Agreements—Events of Default; Rights upon Event of Default—Indenture” in the prospectus.

Expenses and Indemnities of the Indenture Trustee.  The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to distribution of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and for each subsequent anniversary year thereafter.  The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from any Interest Remittance Amount remaining after payment of any Net Swap Payment, Swap Termination Payment, Accrued Note Interest and the Credit Risk Manager’s Fee, as described under “Description of the Notes—Payments of Interest—Interest Payment Priorities.”

Resignation or Removal of Indenture Trustee.  The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting. If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Indenture Trustee.”

Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of Mortgage Loans.”

The Indenture will be discharged upon the delivery to the Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Administrator, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Servicing Agreement, the Indenture and the Trust Agreement. Neither the Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Agreements—Amendment” in the prospectus. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Agreements—Amendment” in the prospectus, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yield to maturity of the offered notes will be sensitive to defaults on the mortgage loans.  If a purchaser of an offered note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  The mortgage loans were underwritten in accordance with guidelines that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio.  Borrowers who qualify under the originators’ underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The originators originate mortgage loans based on their underwriting guidelines and do not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.  As a result, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in a more traditional manner.

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered notes will be affected by the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the originators or [insert name] Financial Corporation).  Certain of the mortgage loans contain prepayment charges, and the rate of principal payments on such mortgage loans may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charges.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans which provide that the mortgage loan is due upon the transfer of the related mortgaged property, subject to limitations described under “Legal Aspects of the Mortgage Loans—Enforceability of Provisions” in the accompanying prospectus.  We refer you to “The Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase) will result in payments on the offered notes of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of the offered notes may vary from the anticipated yield will depend upon the degree to which such class of notes is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any offered note purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered note purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs or general creditworthiness of the mortgagors, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease.  The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable- rate mortgage loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable periodic rate cap and maximum mortgage rate with respect to the adjustable-rate mortgage loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.  In addition, the delinquency and loss experience of the fixed-rate mortgage loans may differ from that of the adjustable-rate mortgage loans because the amount of the monthly payments on the adjustable-rate mortgage loans are subject to adjustment on each adjustment date.  In addition, a majority of the adjustable-rate mortgage loans will not have their initial adjustment date for two, three or five years after their origination.  The adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the adjustable-rate mortgage loans as mortgagors seek to avoid changes in their monthly payments.

The interest only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates.  However, as a mortgage loan with such a feature nears the end of its interest only period, the mortgagor may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate of such mortgage loan in order to avoid the increase in the monthly payments necessary to amortize the mortgage loan over its remaining life.

Approximately [   ]% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of the cut-off date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.  The holders of the Class [  ] Notes will be entitled to all prepayment charges received on the mortgage loans, and such amounts will not be available for payment on the other classes of notes.  Under certain circumstances, as described in the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge.  Investors should conduct their own analysis of the effect, if any, that prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on the prepayment performance of the mortgage loans.  The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver of prepayment charges, may have on prepayment performance of the mortgage loans.

[The yields on the offered notes may be adversely affected by Net Swap Payments and the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the issuing entity.  Any Net Swap Payment or the Swap Termination Payment (unless the swap counterparty is the Defaulting Party or the Sole Affected Party (each as defined in the swap agreement)) payable by the issuing entity will reduce amounts available for payment to noteholders.  If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional amount on which payments due under the swap agreement are calculated may exceed the aggregate stated principal balance of the mortgage loans, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make any Net Swap Payment to the swap counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered notes.]

To the extent interest on any class of the offered notes is paid at the Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will only be payable from the Net Monthly Excess Cashflow and payments received under the swap agreement by the issuing entity, as described under “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Additional Information

The depositor has filed certain yield tables and other computational materials with respect to the offered notes with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the offered notes with the Commission in a report on Form 8-K.  Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  These tables and assumptions may be based on assumptions that differ from the structuring assumptions.  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.  Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction.  The final terms and structure of the securitization transaction are as described in this prospectus supplement.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered notes may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an offered note is the average amount of time that will elapse from the date such note is sold to investors (on or about [     ]), until each dollar of principal is repaid to the investors in such note.  Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these notes are expected to vary substantially from the weighted average remaining terms to maturity of the mortgage loans as described in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement (the “Prepayment Assumption”) assumes:

(i)

In the case of the fixed-rate mortgage loans, [   ]% of the related vector.  In the case of the fixed-rate mortgage loans, the related “vector” means a constant prepayment rate (“CPR”) of [    ]% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [      ]% (precisely [   ]%/[   ]) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such mortgage loans, a CPR of [   ]% per annum.

(ii)

In the case of the adjustable-rate mortgage loans, [    ]% of the related vector.  In the case of the adjustable-rate mortgage loans, the related “vector” means a CPR of [  ] % per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [     ]% (precisely [   ]%/[  ]) per annum in each month thereafter until the 12th month, beginning with the 13th month remaining at [  ]% per annum in each month thereafter until the 24th month, beginning with the [  ]th month remaining at [   ]% per annum in each month thereafter until the 28th month, and then beginning in the 29th month and in each month thereafter during the life of such mortgage loans, a CPR of [  ]% per annum.

CPR is a Prepayment Assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The prepayment assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity.  Each of the prepayment scenarios in the tables in Appendix B (which is incorporated by reference into this prospectus supplement) assumes the respective percentages of CPR or the vector, as applicable, indicated for such scenario.

The tables entitled “Percent of Original Note Principal Balance Outstanding” in Appendix B were prepared on the basis of the assumptions in the following paragraph and the tables set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans.  Any such discrepancy may have an effect upon the percentages of original note principal balances outstanding and weighted average lives of the offered notes indicated in the tables in Appendix B.  In addition, since the actual mortgage loans in the issuing entity will have characteristics that differ from those assumed in preparing the tables in Appendix B, the payments of principal on such classes of offered notes may be made earlier or later than indicated in the tables in Appendix B.

The percentages and weighted average lives in the tables entitled “Percent of Original Note Principal Balance Outstanding” in Appendix B were determined assuming, among other things, that (the “Structuring Assumptions”):

•

[the mortgage loans have the characteristics specified in the tables below (based on the mortgage pool on the closing date consisting of the mortgage loans with an aggregate stated principal balance of the mortgage loans as of the cut-off date of approximately $[        ]),

•

the closing date for the offered notes occurs on [      ] and the offered notes are sold to investors on [        ],

•

payments on the notes are made on the [  ]th day of each month regardless of the day on which the payment date actually occurs, commencing in [     ], in accordance with the allocation of available funds specified above under “Description of the Notes—Allocation of Available Funds,”

•

the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

•

prepayments include thirty days’ interest,

•

the sponsor is not required to substitute or repurchase any or all of the mortgage loans pursuant to the trust agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Termination” in the tables in Appendix B,

•

the Overcollateralization Target Amount is as specified in this prospectus supplement,

•

scheduled payments for all mortgage loans are received on the first day of each month commencing in [        ], the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month, and there are no losses or delinquencies with respect to such mortgage loans,

•

all mortgage loans prepay at the indicated rate and all such payments are treated as prepayments in full of individual mortgage loans, with no shortfalls in collection of interest,

•

such prepayments are received on the last day of each month commencing in [          ],

•

the level of one-month LIBOR is at all times equal to [     ]%,

•

the Interest rates for the offered notes are as specified in this prospectus supplement,

•

the mortgage rate for each adjustable-rate mortgage loan is adjusted on its next adjustment date (and on subsequent adjustment dates, if necessary) to equal the sum of (a) the assumed level of six-month LIBOR and (b) the respective gross margin (such sum being subject to the applicable periodic rate caps, minimum mortgage rates and maximum mortgage rates),

•

the mortgage rate for each adjustable-rate mortgage loan adjusts every six months following its first adjustment date,

•

with respect to the adjustable-rate mortgage loans, six-month LIBOR at all times is equal to [     ]%,

•

the servicing fee rate is equal to [    ]% per annum,

•

the master servicing fee rate is equal to [    ]% per annum,

•

the program administrator fee rate is equal to [    ]% per annum, subject to a minimum of $[   ] per month,

•

the note principal balance of the Class [  ] Notes is equal to zero,

•

no Swap Termination Payment occurs, and

•

the note principal balance of the offered notes is reduced to zero no later than the maturity date.]

Nothing contained in the assumptions described above should be construed as a representation that the mortgage loans will not experience delinquencies or losses.

Prepayment Scenarios

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
Fixed-Rate Mortgage Loans(1)
Adjustable-Rate Mortgage Loans(1)
(1) Percentage of the related vector

Assumed Mortgage Loan Characteristics

Loan Number	Principal Balance ($)	Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original Term (months)	Remaining Term (months)	Original Interest Only Term (months)	Original Amortization Term (months)

Based on the assumptions described above, the tables in Appendix B indicate the percentages of the original note principal balance of the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes and the Class [   ] Notes that would be outstanding after each of the dates shown, at various prepayment scenarios and the corresponding weighted average lives.

Yield Sensitivity of the [Mezzanine Notes] and the [Junior Subordinate Notes]

If the note principal balances of all classes of notes that are subordinate to a class of the [Mezzanine Notes] have been reduced to zero, the yield to maturity on that class of the [Mezzanine Notes] will become extremely sensitive to losses on the mortgage loans (and their timing) because the entire amount of any related realized losses (to the extent not covered by Net Monthly Excess Cashflow and any payments by the swap counterparty pursuant to the swap agreement) will be allocated to that class of the [Mezzanine Notes].  The initial undivided interests in the mortgage loans evidenced by the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes, the Class [   ] Notes and the Class [  ] Notes are approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] %, approximately [   ] % and approximately [   ] %, respectively.  Investors in the [Mezzanine Notes] should fully consider the risk that realized losses on the mortgage loans could result in the failure of such investors to fully recover their initial investments.  In addition, once realized losses have been allocated to the [Mezzanine Notes], such amounts with respect to such notes will no longer accrue interest and will not be reinstated after that, and no amounts in respect of the realized losses so allocated will be distributable to such notes (other than amounts reinstated due to subsequent recoveries on a liquidated mortgage loan as described under “Description of the Notes—Credit Enhancement—Allocation of Losses”).  However, Allocated Realized Loss Amounts may be paid to the [Mezzanine Notes] from the Net Monthly Excess Cashflow, to the extent available, and from amounts, if any, received from the swap counterparty pursuant to the swap agreement in the priorities described under “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Unless the note principal balances of the Class A Notes have been reduced to zero, the [Mezzanine Notes] will not be entitled to any principal payments until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the [Mezzanine Notes] will be longer than would otherwise be the case if payments of principal were allocated on a pro rata basis among the Class A Notes, the [Mezzanine Notes] and the [Junior Subordinate Notes].  As a result of the longer weighted average lives of the [Mezzanine Notes], the holders of such notes have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may be based on delinquencies and not necessarily losses, it is possible for the [Mezzanine Notes] to receive no principal payments (unless the note principal balance of the Class A Notes has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool.  For additional considerations relating to the yield on the [Mezzanine Notes], we refer you to “Yield and Maturity Considerations” in the accompanying prospectus.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered notes (net of the one time up front fee equal to [   ] % on the total principal balance of the mortgage loans paid to the program administrator) to the purchase of the mortgage loans transferred to the issuing entity.  The sellers will use all or a portion of the net proceeds of the sale of the offered notes to pay their respective debts, including warehouse debt secured by the mortgage loans prior to their transfer to the issuing entity, and for general purposes.  Warehouse debt is owed to both underwriters or their respective affiliates as described under “Affiliations and Related Transactions”, so a portion of the proceeds that is used to pay warehouse debt will be paid to the underwriters or their respective affiliates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Notes

In the opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.

The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [      ]% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes.

If, contrary to the opinion of [      ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Tax Return Disclosure Requirements

The Treasury Department recently issued regulations directed at “tax shelters” that could be read to apply to transactions generally not considered to be tax shelters.  These regulations require that taxpayers that participate in a “reportable transaction” disclose such transaction on their tax returns by attaching IRS Form 8886, and retain information related to the transaction.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to the notes.  You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the notes.]

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss.2510.3-101 (the “Plan Assets Regulation”).

General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be “plan assets” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the Offered Notes are not treated as equity interests in the issuing entity for purposes of the Plan Assets Regulation, a plan’s investment in the Offered Notes would not cause the assets of the issuing entity to be deemed plan assets. If the Offered Notes are deemed to be equity interests in the issuing entity, the issuing entity could be considered to hold plan assets because of a plan’s investment in the Offered Notes. In that event, the Master Servicer and other persons exercising management or discretionary control over the assets of the issuing entity or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuing entity’s assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuing entity by a plan. However, based on the features of the Offered Notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuing entity believes that the Offered Notes should be treated as indebtedness without substantial equity features for ERISA purposes.

Prohibited Transactions. Without regard to whether the Offered Notes are considered to be equity interests in the issuing entity, certain affiliates of the issuing entity might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of Offered Notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain “in-house asset managers.” Each purchaser or transferee of a Offered Note that  is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan’s investment in the Offered Notes.

The issuing entity, the Master Servicer, [a servicer], the Indenture Trustee and the Underwriters of the Offered Notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the Master Servicer, [a servicer], the Indenture Trustee and the  underwriters of the Offered Notes, or any of their respective affiliates:

•

has investment or administrative discretion with respect to plan assets;

•

has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to plan assets, and (ii) will be based on the particular investment needs for the plan; or

•

is an employer maintaining or contributing to the plan,

are encouraged to discuss with counsel whether an investment in the Offered Notes by the plan may give rise to a violation of ERISA.

The sale of Offered Notes to a plan is in no respect a representation by the issuing entity or any Underwriter of the Offered Notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any  particular plan.

Any plan investor proposing to invest in the Offered Notes are encouraged to consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

LEGAL INVESTMENT CONSIDERATIONS

The offered notes will [will not] constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered notes under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered notes.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions in the underwriting agreement dated [     ], among the underwriters named below, the sponsor and the depositor, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the principal amount of the offered notes specified opposite their respective names.

Underwriters	Original Note Principal Balance of the Class [ ] Notes	Original Note Principal Balance of the Class [ ] Notes	Original Note Principal Balance of the Class [ ] Notes	Original Note Principal Balance of the Class [ ] Notes

Underwriters	Original Note Principal Balance of the Class [ ] Notes	Original Note Principal Balance of the Class [ ] Notes	Original Note Principal Balance of the Class [ ] Notes	Original Note Principal Balance of the Class [ ] Notes

The offered notes to be purchased by the underwriters are referred to as the “underwritten notes.”

[The depositor has been advised by the underwriters that they propose initially to offer the underwritten notes of each class to the public in the United States and upon request in Europe at the offering price specified in this prospectus supplement and to certain dealers at such price less a selling concession, not in excess of the percentage specified in the table below of the original note principal balance of the related class of underwritten notes.  The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage specified in the table below of the original note principal balance of the related class of underwritten notes, to certain other dealers.  After the initial public offering, the public offering price, such concessions and such discounts may be changed.]

Class of Notes	Selling Concession	Reallowance Discount
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]
Class [ ]

Until the distribution of the underwritten notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the underwritten notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the underwritten notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the underwritten notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the underwritten notes.  In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The depositor has been advised by each underwriter that it intends to make a market in the underwritten notes actually purchased by it but no underwriter has any obligation to do so.  There can be no assurance that a secondary market for the underwritten notes will develop or, if it does develop, that it will continue.

The depositor and the sponsor have agreed to indemnify the underwriters [](which indemnification obligation will be guaranteed by [insert name])] against, or make contributions to the underwriters with respect to, certain civil liabilities, including liabilities under the Act, that are based on a claim that the prospectus, this prospectus supplement, the related registration statement or any free writing prospectus prepared by the depositor, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the depositor or the sponsor by the underwriters).

LEGAL MATTERS

Certain legal matters with respect to the offered notes will be passed upon for the sponsor and the depositor by Kirkpatrick & Lockhart Nicholson Graham LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by [         ], Washington, D.C.

RATINGS

It is a condition to the issuance of the offered notes that they receive the ratings indicated from [   ] (“[   ]”), [   ] (“[   ]”) and [   ]. (“[   ]”):

	Rating Agency				Rating Agency
Class	[ ]	[ ]	[ ]	Class	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

A securities rating addresses the likelihood of the receipt by a noteholder of payments on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the notes.  The ratings on the offered notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered note might realize a lower than anticipated yield.

The depositor has not engaged any rating agency other than the rating agencies to provide ratings on the offered notes.  However, there can be no assurance as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered notes by the rating agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The rating assigned to each class of offered notes by each rating agency is based on that rating agency’s independent evaluation of that class of notes. The rating assigned to a class of offered notes by one rating agency may not correspond to any rating assigned to that class by any other rating agency.  In the event that the ratings initially assigned to any of the offered notes by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered notes.

INDEX OF DEFINED TERMS

[   ]

100

[insert name]

37

“Post-Stepdown Monthly Principal Payment

60

accrual period

63

adjusted net maximum mortgage rate

71

adjusted net mortgage rate

71

advances

82

Allocated Realized Loss Amount

63

available funds

58

beneficial owner

54

book-entry notes

54

Class [   ] Principal Payment Amount

64

Class A Principal Payment Amount

64

Clearstream

54

Clearstream participants

56

closing date

33

Commission

80

compensating interest

78

CPR

91

Credit Enhancement Percentage

66

Cumulative Loss Trigger Event

66

Custodian

38

cut-off date

33

definitive note

54

deleted mortgage loan

34

Delinquency Trigger Event

67

delinquent

67

depositor

33

determination date

78

DTC

54

due date

46

due period

67

Euroclear

54

Euroclear operator

56

Euroclear participants

56

European depositaries

54

Extra Principal Payment Amount

67

Federal Truth-in-Lending Act

25

financial intermediary

54

Formula Rate

71

global securities

1

gross margin

45

HOEPA

26

Indenture Default

85

Index

ii

initial periodic rate cap

45

Insurance proceeds

67

Interest rate

70

Interest Remittance Amount

67

Interest Settlement Rate

71

issuing entity

33

Junior Subordinate Notes

53

liquidated mortgage loan

69

maturity date

54

Maximum Cap Rate

71

Monthly Interest Distributable Amount

67

mortgage

44

mortgage loan purchase agreement

44

mortgaged property

44

Net Counterparty Payment

68

net liquidation proceeds

69

Net Monthly Excess Cashflow

68

Net Swap Payment

68

Net WAC Rate

70

Net WAC Rate Carryover Amount

72

nonrecoverable advance

82

Note Margin

71

note owners

54

note principal balance

63

offered notes

73

one-month LIBOR

71

Optional Termination Date

68

Overcollateralization Deficiency Amount

68

Overcollateralization Floor

68

Overcollateralization Release Amount

68

Overcollateralization Target Amount

68

Overcollateralized Amount

68

owner trustee

33

payment date

54

Prepayment Assumption

91

prepayment interest excess

78

prepayment interest shortfall

78

prepayment period

69

Principal Payment Amount

69

Principal Remittance Amount

69

Priority Class

86

qualified substitute mortgage loan

34

Realized Loss

69

record date

54

relevant depositary

54

Relief Act

23

Remaining Principal Payment Amount

69

REO property

79

reserve fund

71

scheduled principal balance

44

sellers

41

Senior Notes

53

Senior Principal Payment Amount

69

servicing advances

82

servicing fee

77

servicing fee rate

77

six-month LIBOR

45

SMMEA

11

stated principal balance

69

Stepdown Date

70

Structuring Assumptions

92

Subordinate Notes

53

subsequent periodic rate cap

45

Subsequent Recoveries

70

substitution adjustment

34

Terms and Conditions

57

Trigger Event

70

trust agreement

33

Trust Estate

33

U.S. person

4

underwritten notes

99

Unpaid Interest Shortfall Amount

70

vector

91

APPENDIX A
MORTGAGE LOAN TABLES

[Below is an illustrative group of tables that would be provided for each of the groups of Mortgage Loans specified in the paragraph above]

DESCRIPTION OF THE GROUP [ ] COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of FICO, which is determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:
Aggregate Scheduled Principal Balance:
Average Scheduled Principal Balance:
Aggregate Original Principal Balance:
Average Original Principal Balance:
Fully Amortizing Mortgage Loans:
1st Lien:
Wtd. Avg. Mortgage Rates:
Wtd. Avg. Original Term to Maturity (months):
Wtd. Avg. Remaining Term to Maturity (months):
Wtd. Avg. Margin (ARM Loans Only):
Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Original LTV:
Wtd. Avg. Borrower FICO:
Geographic Distribution (Top 5):

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1/29 ARM
2/28 ARM
2/28 ARM - 40Yr Balloon
2/28 ARM (IO)
3/27 ARM
3/27 ARM (IO)
5/25 ARM
5/25 ARM (IO)
6 Month LIBOR ARM
Fixed
Fixed (IO)]
Total:

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0.01 - 50,000.00
50,000.01 - 100,000.00
100,000.01 – 150,000.00
150,000.01 – 200,000.00
200,000.01 – 250,000.00
250,000.01 – 300,000.00
300,000.01 – 350,000.00
350,000.01 – 400,000.00
400,000.01 – 450,000.00
450,000.01 – 500,000.00
500,000.01 – 550,000.00
550,000.01 – 600,000.00
600,000.01 – 650,000.00
700,000.01 – 750,000.00]
Total:

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0.01 - 50,000.00
50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[61 – 120
121 – 180
181 – 240
301 – 360]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 - 5.999
6.000 - 6.499
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999
10.000 - 10.499
10.500 - 10.999
11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Original Loan-to-Value Ratios
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[35.01
40.01
45.01
50.01
55.01
60.01
65.01
70.01
75.01
80.01
85.01
90.01
95.01
Total:

The loan-to-value (“OLTV”) of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP [ ] COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[500 – 519
520 – 539
540 – 559
560 – 579
580 – 599
600 – 619
620 – 639
640 – 659
660 – 679
680 – 699
700 – 719
720 – 739
740 – 759
760 – 779
780 – 799]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[California
Florida
Minnesota
Illinois
Texas
Virginia
Maryland
Massachusetts
Michigan
Arizona
New Jersey
New York
Wisconsin
Louisiana
Colorado
Nevada
Ohio
Missouri
Pennsylvania
Connecticut
Washington
Oregon
Kansas
Indiana
Georgia
North Carolina
Rhode Island
Tennessee
South Carolina
Hawaii
Oklahoma
Mississippi
New Hampshire
Montana
Delaware
Utah
Iowa
Kentucky
Washington DC
North Dakota
West Virginia
Arkansas]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Occupancy Status
OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Primary Home
Investor Property
Vacation Home]
Total:

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Full Documentation
Stated Documentation
Limited Documentation]
Total:

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Refinance - Cash Out
Purchase
Refinance - Rate/Term]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Single Family
PUD
Two-Four Family
Condominium
Manufactured Housing
Townhouse/Rowhouse]
Total:

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0
6
12
24
36
60]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[11.000 - 11.499
11.500 – 11.999
12.000 – 12.499
12.500 – 12.999
13.000 – 13.499
13.500 – 13.999
14.000 – 14.499
14.500 – 14.999
15.000 – 15.499
15.500 – 15.999
16.000 – 16.499
16.500 – 16.999
17.000 – 17.499
17.500 – 17.999
18.000 – 18.499
18.500 – 18.999]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 – 5.999
6.000 – 6.499
6.500 – 6.999
7.000 – 7.499
7.500 – 7.999
8.000 – 8.499
8.500 – 8.999
9.000 – 9.499
9.500 – 9.999
10.000 – 10.499
10.500 – 10.999
11.000 – 11.499
11.500 – 11.999
12.000 – 12.499
12.500 – 12.999]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[2.250
3.500
3.750
4.000
4.250
4.750
5.000
5.250
5.500
5.750
6.000
6.250
6.500
6.750
7.000
7.250
7.500
7.750]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[April 2006
October 2006
November 2006
July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
September 2008
October 2008
November 2008
February 2009
March 2009
September 2010
October 2010
November 2010]
Total:

DESCRIPTION OF THE GROUP [ ] COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.500
2.000
3.000]
Total:

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.000
1.500
2.000]
Total:

Originators
Originators	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[

]
Total:

DESCRIPTION OF THE IO] COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of FICO, which is determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:
Aggregate Scheduled Principal Balance:
Average Scheduled Principal Balance:
Aggregate Original Principal Balance:
Average Original Principal Balance:
Fully Amortizing Mortgage Loans:
1st Lien:
Wtd. Avg. Mortgage Rates:
Wtd. Avg. Original Term to Maturity (months):
Wtd. Avg. Remaining Term to Maturity (months):
Wtd. Avg. Margin (ARM Loans Only):
Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):
Wtd. Avg. Original LTV:
Wtd. Avg. Borrower FICO:
Geographic Distribution (Top 5):

DESCRIPTION OF THE [IO] COLLATERAL

Collateral Type
Collateral Type	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[2/28 ARM (IO)
3/27 ARM (IO)
5/25 ARM (IO)
Fixed (IO)]
Total:

Principal Balances at Origination
Principal Balances at Origination	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Principal Balance as of the Cut-Off Date
Principal Balance as of the Cut-Off Date($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[50,000.01 - 100,000.00
100,000.01 - 150,000.00
150,000.01 - 200,000.00
200,000.01 - 250,000.00
250,000.01 - 300,000.00
300,000.01 - 350,000.00
350,000.01 - 400,000.00
400,000.01 - 450,000.00
450,000.01 - 500,000.00
500,000.01 - 550,000.00
550,000.01 - 600,000.00
600,000.01 - 650,000.00
700,000.01 - 750,000.00]
Total:

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[301 – 360
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 - 5.999
6.000 - 6.499
6.500 - 6.999
7.000 - 7.499
7.500 - 7.999
8.000 - 8.499
8.500 - 8.999
9.000 - 9.499
9.500 - 9.999]
Total:

Original Loan-to-Value Ratios
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 – 100.00]
Total:

The loan-to-value (“OLTV”) of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE [IO] COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[560 – 579
580 – 599
600 – 619
620 – 639
640 – 659
660 – 679
680 – 699
700 – 719
720 – 739
740 – 759
760 – 779
780 – 799]
Total:

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[California
Minnesota
Florida
Illinois
Virginia
Maryland
New York
Massachusetts
New Jersey
Colorado
Michigan
Texas
Arizona
Nevada
Wisconsin
Rhode Island
Washington
Hawaii
Delaware
Georgia
New Hampshire
Indiana
Kansas
Oregon
South Carolina
Iowa]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Occupancy Status
OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Primary Home
Investor Property
Vacation Home]
Total:

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Full Documentation
Stated Documentation
Limited Documentation]
Total:

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[Refinance - Cash Out
Purchase
Refinance - Rate/Term]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
Single Family
PUD
Two-Four Family
Condominium
Manufactured Housing
Townhouse/Rowhouse]
Total:

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[0
12
24
36
Total:

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[11.000 - 11.499
11.500 - 11.999
12.000 - 12.499
12.500 - 12.999
13.000 - 13.499
13.500 - 13.999
14.000 - 14.499
14.500 - 14.999
15.000 - 15.499
15.500 - 15.999
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[5.000 - 5.499
5.500 – 5.999
6.000 – 6.499
6.500 – 6.999
7.000 – 7.499
7.500 – 7.999
8.000 – 8.499
8.500 – 8.999
9.000 – 9.499
9.500 – 9.999
Total:

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[2.250
3.500
3.750
4.000
4.250
5.000
5.250
5.500
5.750
6.000
6.250
6.750
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
September 2008
October 2008
November 2008
March 2009
September 2010
October 2010
November 2010]
Total:

DESCRIPTION OF THE [IO] COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.500
2.000
3.000]
Total:

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[1.000
1.500
2.000]
Total:

Interest Only Terms of the Mortgage Loans
INTEREST ONLY TERMS (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[24
36
60]
Total:

Originators
Originators	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	MORTGAGE RATES (%)	FICO	OLTV (%)
[

]
Total:

APPENDIX B
DECREMENT TABLES

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class [ } Prepayment Scenario
Payment date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
[March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
March 25, 2031
March 25, 2032
March 25, 2033
March 25, 2034
March 25, 2035
March 25, 2036]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option.  See “Description of the Notes—Optional Termination of the Issuing Entity” in this prospectus supplement.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered notes will be offered globally (the “global securities”) and will be available only in book-entry form.  Investors in the global securities may hold such global securities through DTC, or upon request through Clearstream or Euroclear.  The global securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan Mortgage Backed Notes issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC participant’s account against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the global securities to the DTC participant’s account against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities who is an individual or a corporation holding securities on its own behalf or through a foreign partnership or trust, in either case through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.), will be subject to the 30% U.S. withholding tax that generally applies to payments to foreign persons of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner (or the foreign partnership or trust) and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of global securities that are non-U.S. persons can generally obtain an exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Owner for United States Tax Withholding).

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Non-U.S. persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Owner for United States Tax Withholding).  Form W-8BEN may be filed by the note owners or their agents.

Exemption for U.S. Persons (Form W-9).  U.S. persons can obtain an exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. federal income tax reporting procedure.  The note owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year from the date such form is signed unless a change in circumstances makes any information on the form incorrect.  If any information shown on the form changes, a new form must be filed within 30 days of the change.

The term “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in Treasury regulations), (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, a trust that was in existence on August 20, 1996 (other than a trust treated as wholly owned by the grantor under subpart E of part I of subchapter J of the Code), was treated as a United States person on August 19, 1996, and elects to continue to be treated as a United States person will also be a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

ANNEX II
[SWAP NOTIONAL AMOUNTS]

Period	Swap Notional Amount ($)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44

$[    ] (Approximate)

BASIC ASSET BACKED SECURITIES TRUST 200_-_

Issuing Entity

MORTGAGE BACKED NOTES, SERIES 200_-_

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

Depositor

BANCCAP ADVISORS, LLC

Sponsor and Program Administrator

[INSERT NAME]

Master Servicer and Trust Administrator

[INSERT NAME]

Servicer

PROSPECTUS SUPPLEMENT

UNDERWRITER	UNDERWRITER

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and an accompanying prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered notes will be required to deliver a prospectus supplement and accompanying prospectus for ninety days following the date of this prospectus supplement.

[    ]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BancCap Asset Securitization Issuance Corporation

Depositor

Mortgage and Asset Backed Securities

(Issuable in Series)

THE ISSUING ENTITIES

You should carefully consider the risk factors beginning on page 1 of this prospectus.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of  the depositor, any seller, servicer , trustee, master servicer or any of their affiliates.

Each issuing entity will be established to hold assets in its trust fund transferred to it by BancCap Asset Securitization Issuance Corporation.  The assets in each trust fund will be specified in the prospectus supplement for the particular issuing entity and will generally consist of:

•

first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

•

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

•

private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

•

closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

•

home improvement installment sale contracts and installment loan agreements that are either unsecured, secured by the improvement or secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

THE SECURITIES

The securities of a series will consist of certificates which evidence beneficial ownership of an issuing entity established by the depositor, and/or notes secured by the assets of a trust fund.  The depositor or an issuing entity established by the depositor will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered to the public through several different methods, including offerings through underwriters.

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Subject to completion dated June __, 2006

Important notice about information in this

prospectus and each accompanying prospectus supplement

Information about each series of securities is contained in two separate documents:

•

this prospectus, which provides general information, some of which may not apply to a particular series; and

•

the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

_____________________________________

If you require additional information, the mailing address of our principal executive offices is BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lake Zurich, Illinois  60047 and the telephone number is (847) 540-6554.  For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Documents by Reference” beginning on page 24.

	Page
RISK FACTORS	2	Special Hazard Insurance Policies	58
THE TRUST FUND	17	Bankruptcy Bonds	59
General	17	Cross Support	60
The Loans	19	Financial Instruments	60
Participation Certificates	23	YIELD AND PREPAYMENT
Agency Securities	23	CONSIDERATIONS	60
Private Mortgage-Backed Securities	25	THE AGREEMENTS	62
Substitution of Trust Fund Assets	26	Assignment of the Trust Fund Assets	63
AVAILABLE INFORMATION	27	Payments on Loans; Deposits to Security Account	65
INCORPORATION OF CERTAIN		Pre-Funding Account	68
DOCUMENTS BY REFERENCE	27	Sub-servicing by Sellers	68
REPORTS TO SECURITYHOLDERS	28	Collection Procedures	69
USE OF PROCEEDS	28	Hazard Insurance	69
THE DEPOSITOR	29	Realization upon Defaulted Loans	71
LOAN PROGRAM	29	Servicing and Other Compensation and Payment
Underwriting Standards	29	of Expenses	72
Qualifications of Unaffiliated Sellers	33	Evidence as to Compliance	72
Representations by Sellers; Repurchases	34	Certain Matters Regarding the Servicer and the
STATIC POOL DATA	35	Depositor	73
DESCRIPTION OF THE SECURITIES	36	Events of Default; Rights upon Event of Default	74
General	36	Amendment	76
Distributions on Securities	38	Termination; Optional Termination	77
Advances	40	The Trustee	78
Reports to Securityholders	41	LEGAL ASPECTS OF THE LOANS	78
Categories of Classes of Securities	42	General	78
Indices Applicable to Floating Rate and Inverse		Foreclosure	80
Floating Rate Classes	45	Environmental Risks	82
LIBOR	45	Rights of Redemption	83
LIBO Method	45	Anti-deficiency Legislation and Other Limitations
BBA Method	46	on Lenders	83
COFI	46	Due-on-sale Clauses	84
Treasury Index	47	Enforceability of Prepayment and Late Payment
Prime Rate	48	Fees	85
Book-entry Registration of Securities	48	Applicability of Usury Laws	85
CREDIT ENHANCEMENT	53	Home Improvement Contracts	86
General	53	Installment Contracts	87
Subordination	54	Servicemenbers Civil Relief Act	88
Letter of Credit	55	Junior Mortgages and Rights of Senior
Insurance Policies, Surety Bonds and Guaranties	55	Mortgagees	88
Over-collateralization	55	The Title I Program	89
Reserve Accounts	55	Consumer Protection Laws	92
Pool Insurance Policies	57

MATERIAL FEDERAL INCOME TAX		LEGAL INVESTMENT	122
CONSEQUENCES	94	METHOD OF DISTRIBUTION	123
Types of Securities	95	LEGAL MATTERS	124
TAXATION OF SECURITIES TREATED		FINANCIAL INFORMATION	124
AS DEBT INSTRUMENTS	97	RATING	124
REMIC Residual Certificates	103	GLOBAL CLEARANCE, SETTLEMENT
Grantor Trusts Certificates	109	AND TAX DOCUMENTATION
Partner Certificates	112	PROCEDURES	126
Special Tax Attributes	114	INITIAL SETTLEMENT	126
Backup Withholding	115	SECONDARY MARKET TRADING	127
Reportable Transactions	116	CERTAIN U.S. FEDERAL INCOME TAX
STATE AND LOCAL TAX		DOCUMENTATION REQUIREMENTS	128
CONSIDERATIONS	116	INDEX OF DEFINED TERMS	131
ERISA CONSIDERATIONS	116
General	116

RISK FACTORS

You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

Limited Source of Payments — No Recourse To Sellers, Depositor, Master Servicer or Servicer

The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.  If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund.  Those assets will no longer be available to make payments to you.  Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities.  Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund.  The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund.  If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.  BancCap Asset Securitization Issuance, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future.  So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The servicer is only responsible for servicing the loans in accordance with the provisions of the Agreement and has no other obligation to the trustee or holders of securitization.  The only obligations of the master servicer to a trust fund (other than its master servicing obligations) come from certain representations and warranties made by it in connection with its master servicing activities.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements.  If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans.  However, the seller may not have the financial ability to make the required repurchase or substitution.

Mortgage interest rates may limit interest rates of certain securities

The interest rates applicable to certain classes of securities may be limited by the interest rates on the mortgage loans in the related pools.  With respect to adjustable rate securities, the underlying mortgage loans may either adjust based on a different index or indices or at different times than the securities or be fixed rate mortgage loans.

Therefore, in a rising interest rate environment, the interest rates on some securities may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

The indices on the securities may respond to economic and market factors that differ from those affecting the indices on the mortgage loans.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, the indices on the securities may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the interest rates on certain securities may be limited by application of a Net WAC Cap.  A Net WAC Cap is calculated on the basis of the interest rates on the underlying mortgage loans.  The excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate may not be able to be repaid to the investor from available trust assets.

Credit Enhancement May Not Be Sufficient To Protect You from Losses

Credit enhancement is intended to reduce the effect of loan losses.  But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full.  In addition, a credit enhancement may not cover all potential sources of loss.  For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties.  Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities.  Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

NATURE OF MORTGAGES
The Prepayment Rate on Mortgage and Home Improvement Contracts is Uncertain

Generally, if prevailing interest rates fall significantly  below the coupon rates on the loans, or if borrowers experience an improvement in their credit standing from the time their loans were originated, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans or their credit standing did not improve.  However, if prevailing interest rates rise significantly above the coupon rate on the loans, the rate of prepayments is likely to decrease.  The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans.  Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

Junior Lien Status of Some Mortgage Loans Could Adversely Affect You

Some of the mortgages and deeds of trust securing the mortgage loans may be junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust.  Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs.  In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the even the mortgagor is in default under the senior mortgage.

The trust find may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgages.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender.  In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general.  These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors.  Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete.  Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit.  Thus, if a borrower defaults, these restrictions may impede the trust’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at  the time of default.  Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You

State laws generally regulate interest rates and other charges, require specific disclosures, and require licensing of mortgage loan originators and servicers.  In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans.  Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund.

In some cases, the borrower may even be entitled to a refund of amounts previously paid.

The loans held in the trust fund may also be subject to certain federal laws, including:

• the Federal Truth in Lending Act and its regulations, which require disclosures to the borrowers regarding the terms of any mortgage loan;

•

the Equal Credit Opportunity Act and its regulations, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act;

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels; and

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers.

Home Equity Loan Consumer Protection Act.  For loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower’s consent and restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The Riegle Act.  Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994.  These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges.  The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

Holder in Due Course Rules.  The home improvement contracts are also subject to the so-called holder in due course rules which comprise the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations.  The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement.  Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You

Some of the mortgage loans held in the trust  fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity.  The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.  Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Modification of mortgage loans may delay or reduce certificate payments

With respect to a mortgage loan on which a material default has occurred or a payment default is imminent, the servicer may enter into a forbearance or modification agreement with the borrower.  The terms of any forbearance or modification agreement may affect the amount and timing of payment on the mortgage loan and, consequently, the amount and timing of payment on one or more classes of the related series of certificates.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Your Risk of Loss May Be Higher than You Expect If Your Securities Are Backed by Loans that Were Underwritten to Standards which do not Conform to the Standards of Freddie Mac or Fannie Mae

The trust fund may also include loans that were originated under standards that were less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability.  The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  In addition, on a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception.  These exceptions would represent a further departure from the Freddie Mac Fannie Mae standards.

As a result of the application of less stringent underwriting standards, certain mortgage loans in a  mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.  Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner.  No assurance can be given that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be Higher than You Expect If Your Securities Are Backed by Partially Unsecured Home Equity Loans

The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property.  Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan.  In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

The Prepayment Rate on Home Equity Loans and Home Improvement Contracts is Uncertain

Generally, if prevailing interest rates fall significantly  below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans.  Conversely, if prevailing interest rates rise significantly above the coupon rate on the home equity loans, the rate of prepayments is likely to decrease.  The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans.  Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

You May be Unable to Reinvest Distributions in Comparable Investments

Asset-backed securities usually produce more returns of principal to investors when market interest rates fall below the interest rates on the loans and produce less returns on principal when market interest rates rise above the interest rates on the loans.  If borrowers refinance their loans as a result of lower interest rates, you will receive an unanticipated payment of principal.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities.  You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

You Could Be Adversely Affected by Violations of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety.  In some circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund.  Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.  Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under some circumstances.  If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Securities Do Not Assure Their Payment; Ratings May be Lowered or Withdrawn at Any Time

Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies.  A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled.  A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early.  A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any predetermined period of time and the rating agency could lower or withdraw the rating entirely in the future.  For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities.  These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group.  That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class.  The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans.  Mortgaged properties may not retain their values.  If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties (or in the case that the differential is increased where the loan to value was greater than 100%), the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund.  Losses from this that are not otherwise covered by a credit enhancement will be borne, by the holders of one or more classes of securities.

You May Have Difficulty Reselling Your Securities Due to a Lack of a Secondary Market, Fluctuating Market Values or Periods of Illiquidity

No market for any of the securities will exist before they are issued.  We cannot assure you that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity.  The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.  The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.  Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors.  For example, a particular investor may require a security with a specified  maturity date, a call protection feature, or a specific type of amortization feature.  The unique nature of the security may inhibit its marketability to other investors.

BOOK-ENTRY REGISTRATION
Limited Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and some banks.  Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants.  In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on The Securities

The seller and the depositor intend that the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes.  If the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans.  Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.  Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors.  On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.  Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer.  The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement.  If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections.  In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.  Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them.  Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well.  For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court.  And in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans.  The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities May Exceed the Market Value of the Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest.  After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders.  Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Varying underwriting standards of unaffiliated mortgage loan sellers may present a greater risk of loss.

Mortgage loans to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. Such mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described herein under “Loan Program—Underwriting Standards”, as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, the depositor does not establish the underwriting standards used in the origination of the related mortgage loans. The related prospectus supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly re-underwritten by the depositor or its affiliates. Such losses may negatively affect your yield on the certificates.

Military action and terrorist attacks.

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Additional risk factors will be set forth in the prospectus supplement related to a series of certificates.

The prospectus supplement relating to a series of offered certificates will set forth additional risk factors pertaining to the characteristics or behavior of the mortgage loans to be included in a particular trust fund and, if applicable, certain legal aspects of such mortgage loans as well as any risk factors pertaining to the investment in a particular class of offered certificates.

Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities.  The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 123.

THE TRUST FUND

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund.  The trust fund for each series will be held by the trustee for the benefit of the related securityholders.  Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.1  The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement.  The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund.  Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” and in the related prospectus supplement.

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series.  The servicer(s) named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Trust Agreement among the depositor, the master servicer, the servicer(s), the securities administrator and the trustee with respect to a series consisting of certificates, or a servicing agreement (each, a “Servicing Agreement”) among the seller(s), the servicer, the administrator and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services.  See “Loan Program” and “The Agreements.”  With respect to loans serviced by a servicer through a sub-servicer, the related servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture, the Loan Purchase Agreement and the Servicing Agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.  No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities.  No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the originators and to assign to the trustee for that series of securities the depositor’s rights with respect to those representations and warranties.  See “The Agreements — Assignment of the Trust Fund Assets”.  The obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “ — Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances”.  The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds.  If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the “Detailed Description”).  A copy of the agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General.  Loans will consist of single-family mortgage loans, home equity loans or home improvement contracts.  For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans”.  If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).  In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

The applicable prospectus supplement may specify the day or days on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month.  The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

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Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations.  Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.  Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

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Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments.  Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.  The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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The loans generally may be prepaid at any time.  Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods.  Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment.  Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.  The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property.  Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan.  A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies.  Thereafter, buydown funds are applied to the applicable loan upon receipt by the servicer of the mortgagor’s portion of the monthly payment on the loan.  The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan.  The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period.  To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.  The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.  In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement.  The home improvement contracts may be secured by purchase money security interests in the home improvements financed thereby and may also be secured by the related real estate.  If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination.  The mortgaged properties and the home improvements are collectively referred to in this prospectus as the “Properties”.  The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”).  The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement.  The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans.  The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”).  Single Family Properties may include vacation and second homes, investment properties and leasehold interests.  In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Home Equity Loans.  The mortgaged properties relating to home equity loans will consist of Single Family Properties.  As more fully described in the related prospectus supplement, interest on each revolving credit line loan, is computed and payable monthly on the average daily outstanding principal balance of the loan.  Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment.  Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date.  The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount which will fully amortize the loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months.  Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Contracts.  The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business.  The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.  The home improvement contracts may be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property.  The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

Additional Information.  Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

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the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

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the original terms to maturity of the loans,

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the ranges of the principal balances of the loans,

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the earliest origination date and latest maturity date of any of the loans,

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the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

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the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans,

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the maximum and minimum per annum Loan Rates and

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the geographical distribution of the loans.

If specific information with respect to the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the description of Trust Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property.  The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property.  The “Collateral Value” of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property.  In the case of Refinance Loans, the “Collateral Value” of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans.  If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.  To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

A trust will not contain any non-performing loans as of the related cut-off date and will include less than a 20% concentration level of delinquent loans. A loan will be considered to be “non-performing” if either (1) the loan would be treated as wholly or partially charged-off under the applicable Agreement or (2) the loan would be treated as wholly or partially charged-off under the charge-off policies of the sponsor, an affiliate of the sponsor that originates the loan or the servicer. A loan will be considered to be “delinquent” if it is more than 30 or 31 days or a single payment cycle, as applicable, past due from the contractual due date, as determined in accordance with either (1) the relevant Agreement or (2) the delinquency recognition policies of the sponsor, any affiliate of the sponsor that originated the loans or the servicer.

Participation Certificates

The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

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first lien residential mortgage loans,

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private residential mortgage-backed securities backed by first lien and home equity loans,

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closed-end and/or revolving home equity loans, or

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home improvement installment sale contracts and installment loan agreements.

If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.  If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Agency Securities

Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.  All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held.  The financial intermediary may be the same entity as the trustee for a series of certificates.  Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon.  Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below.  The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

Ginnie Mae.  Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD.  Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae Certificate relating to a series, which may be a “Ginnie Mae I Certificate” or a “Ginnie Mae II Certificate” as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae.  The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Freddie Mac.  Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates.  In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased.  All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors.  Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Certificates.  Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac.  Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties.  The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Fannie Mae.  Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. §1716 et.  seq.).  It is the nation’s largest supplier of residential mortgage funds.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.  Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending.  Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Certificates.  Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae.  Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans.  Those mortgage loans may be secured by either one- to four-family or multi-family residential properties.  The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Private Mortgage-Backed Securities

Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans.  Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans.  Private mortgage-backed securities will have been issued pursuant to a trust agreement, an indenture or similar agreement.  The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security.  Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts.  If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor.  The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund.  The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the trust agreement.  Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement.  The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer.  The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties (or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative) or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

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the payment features of the mortgage loans;

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the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

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the servicing fee or range of servicing fees with respect to the mortgage loan

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the minimum and maximum stated maturities of the underlying mortgage loans at origination;

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the weighted average term-to stated maturity of the private mortgage-backed securities;

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the pass-through or certificate rate of the private mortgage-backed securities;

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the weighted average pass-through or certificate rate of the private mortgage-backed securities;

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the issuer of the private mortgage-backed securities, the private servicer (if other than the issuer of the private mortgage-backed securities) and the private trustee for the private mortgage-backed securities;

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certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

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as appropriate, shall indicate whether the information required to be presented with respect to the private mortgage-backed securities as a "significant obligor" is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

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the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

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the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.  Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete.  The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities.  This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC.  For further information, reference is made to the Registration Statement and its exhibits.  The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.  20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor.  The address of that Internet Web site is http://www.sec.gov.  The depositor's SEC Securities Act file number is 333-97289.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

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Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

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Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

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Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

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Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities -- Reports to Securityholders." All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under "-- Available Information."

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents.  See “The Depositor.” The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

THE DEPOSITOR

The depositor, BancCap Asset Securitization Issuance Corporation, was incorporated in the State of Delaware on July 3, 2002 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral.  The depositor is a wholly owned limited purpose finance subsidiary of BancCap Funding, LLC, a Nevada limited liability company (“BancCap”).  The depositor maintains its principal office at 553 Capital Drive, Lake Zurich, Illinois 60047.  Its telephone number is (847) 540-6554.

The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers.  The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

General Standards for First Lien Mortgage Loans.   BancCap’s underwriting standards with respect to first lien mortgage loans will generally conform to those published in the Guide.  The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s securities.  If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate’s origination process.  If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator’s and BancCap’s origination processes.  The mortgage loans may be reunderwritten by BancCap or by a designated third party on BancCap’s behalf.  See “ — Qualifications of Unaffiliated Sellers.”  In bulk acquisitions, BancCap may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

BancCap’s underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made.  However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards.  For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

The level of review by BancCap, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

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factors relating to the  experience and status of the seller,

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characteristics of the specific mortgage loan, including the principal  balance, the loan-to-value ratio, the loan type or loan program, and

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the applicable credit score of the related  mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring  model acceptable to BancCap.

Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency.  The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

BancCap’s underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the adequacy of the Property as collateral.  Due to the variety of  underwriting  standards  and review  procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting  standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by BancCap.  Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects,  or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all  circumstances.

Guide Standards.  The following is a brief description of the underwriting standards set forth in the  guide  for BancCap’s alternative documentation programs for first lien mortgage loans (the “Guide”).  Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information.  As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.  Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year.  In addition, BancCap generally requires a verbal verification of employment from the prospective borrower’s employer.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.  In the case of a mortgage loan secured by a Property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing.  The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed.  The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement.  Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  In addition, credit scores may be obtained by BancCap after the origination of a mortgage loan if the seller does not provide a credit score to BancCap.  Credit scores are obtained from credit reports provided by various credit reporting organizations,  each of which may employ differing computer  models and  methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information utilized to create a credit score may include,  among other things, payment history,  delinquencies on accounts, levels of outstanding indebtedness,  length  of  credit  history,  types  of  credit,  and  bankruptcy experience.  Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender.  For example, a borrower with a higher credit score is statistically expected to be less likely to default  in  payment  than a  borrower with a lower credit score.  In addition, it should be noted that credit  scores were  developed  to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally,  or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet its monthly obligations on the proposed mortgage loan and other expenses  related to the home, including property taxes and hazard insurance, and its other financial obligations and monthly living expenses.  The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%.  BancCap will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans,  graduated  payment  mortgage loans and certain other mortgage loans on the basis of the borrower’s ability  to make monthly payments  as determined by reference to the mortgage rates in effect at  origination  or the reduced  initial  monthly  payments,  as the case may be, and on the basis of an assumption  that the  borrowers  will  likely be able to pay the higher  monthly payments  that may result from later  increases  in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher  payments at the time of  origination.  The mortgage rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin.  Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically.  If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase.  In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby  increasing  the  likelihood of defaults and losses.  With respect to balloon loans, payment of the balloon amount will generally depend on the borrower’s ability to obtain refinancing or to sell the Property before the maturity of the balloon loan,  and there  can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

If so specified in the related prospectus supplement,  a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation  refinancing  program, as set forth in the Guide.  These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated.  For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing.  In addition, the mortgagor’s income may not be verified, although continued employment is required  to be  verified.  Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same  underwriting documentation  program as the mortgage  loan that it  refinanced,  including for purposes of the disclosure in the related prospectus supplement.

The underwriting standards  set forth in the Guide  will be varied in appropriate cases, including limited or reduced documentation programs.  Certain limited documentation programs, for example, do not require income, employment or asset verifications.  Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower’s eligibility for this type of program may be determined by use of a credit scoring model.

In its evaluation of mortgage loans which have more than twelve months of payment experience,  BancCap generally places greater weight on payment history and may take into account market and other economic trends while placing  less  weight  on  underwriting  factors  generally  applied  to  newly originated  mortgage  loans.  Mortgage loans seasoned for over twelve months may be underwritten for purchase by BancCap based on the borrower’s credit score and payment history, with no current income verification, and under an alternative property valuation method.

The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family  property may not seek a deficiency judgment  against the  mortgagor but rather must look solely to the Property for repayment  in the  event of  foreclosure.  See  “Certain Legal Aspects  of the Mortgage  Loans — Anti-Deficiency Legislation and Other Limitations on Lenders.”  BancCap’s  underwriting  standards  applicable to all states, including anti-deficiency states,  require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding  loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

General Standards for Home Equity and Home Improvement Loans.  The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral.  In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any.  The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing.  The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed.  The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.  The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $750,000.  Variations in maximum loan amount limits will be permitted based on compensating factors.  Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit home equity/home improvement loans with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio.  If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit home equity/home improvement loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes.  Loan-to-value ratios are generally not evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations.  The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income.  The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%.  Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans.  For example, certain of the loans may provide for escalating or variable payments by the borrower.  These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially.  In some instances, a borrower’s income may not be sufficient to permit continued loan payments as those payments increase.  These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Unaffiliated Sellers

Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications.  Each such seller must be an institution experienced in originating loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities.  These representations and warranties may include, among other things:

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that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

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that the seller had good title to each loan and the loan was subject  to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

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that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

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that there were no delinquent tax or assessment liens against the Property;

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that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

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that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates.  Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan.  Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be.  In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation.  However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan.  If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

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to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

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substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan.  This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

STATIC POOL DATA

If specified in the related prospectus supplement, to the extent material, static pool data with respect to the delinquency, cumulative loss and prepayment data for the depositor or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

(a)

with respect to information regarding prior securitized pools of the depositor (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

(b)

with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

DESCRIPTION OF THE SECURITIES

Each series of certificates will be issued pursuant to a Trust Agreement.  A form of Trust Agreement for certificates and a form of Trust Agreement for notes have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Servicing Agreement.  A form of Indenture, Loan Purchase Agreement and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  A series of securities may consist of both notes and certificates.  Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer, the servicer(s) and the trustee for the benefit of the holders of the securities of the series.  The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund.  The following are descriptions of the material provisions which may appear in each Agreement.  The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to BancCap Asset Securitization Issuance Corporation, 553 Capital Drive, Lake Zurich, Illinois 60047, Attention:  President.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.  The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person.  Each trust fund will consist of, to the extent provided in the related Agreement,

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the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

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the assets required to be deposited in the related Security Account from time to time;

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Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes.  Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets.  A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series.  Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” in this prospectus and in the related prospectus supplement.  One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.  Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement.  The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in amounts determined as described in the related prospectus supplement.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”).  Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement.  No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may result in prohibited transactions, within the meaning of ERISA and the Code.  See “ERISA Considerations”.  The applicable prospectus supplement may provide for the conditions for the purchase or transfer of a security of that type of class, but if it does not, the purchase or transfer of securities of that class will not be registered unless the puchaser or transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement, (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a  plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer, the servicer(s) or the depositor to any obligation or liability in addition to those undertaken in the Agreements or (iii) satisfies such other conditions as may be set forth in the applicable prospectus supplement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” or REMIC as defined in the Code.  The related prospectus supplement will specify whether a REMIC election is to be made.  Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied.  As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement.  If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code.  All other classes of securities in the series generally will constitute “regular interests” in the related REMIC, as defined in the Code.  As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes.  The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these  payments from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series.  See “Credit Enhancement”.  Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series.  The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund.  As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

Available Funds.  All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement.  “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

Distributions of Interest.  Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement.  To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement.  The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled.  Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security.  The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date.  Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement.  Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date.  The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal.  The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.  The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to the holders of such class of securities as allocable to principal and any losses allocable thereto and,

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in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

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in the case of adjustable rate securities, subject to the effect of  negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payment of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement.  The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.  Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities.  See “Credit Enhancement — Subordination”.

Unscheduled Distributions.  If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement.  If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date.  The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date.  The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the servicer’s determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.  In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses.  If advances are made by servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date.  Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement).  Advances by the servicer (and any advances by a sub-servicer) also will be reimbursable to the servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above.  To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis.  Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement.  The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement”, in each case as described in the related prospectus supplement.

In the event the servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer.  If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a sub-servicer is entitled to be reimbursed for advances.  See “Description of the Securities — Distributions on Securities”.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

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the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

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the amount of the distribution allocable to interest;

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the amount of any advance;

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the aggregate amount (a) otherwise allocable to the Subordinated  Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

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the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

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the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

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the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

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the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

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the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

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the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

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if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

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if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

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the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

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any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

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the servicing fee payable to the servicer and any subservicer, if applicable.

Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement.  The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will mail to each securityholder of record at any time during that calendar year a report as to (a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes.  These classes, in general, fall into different categories.  The following chart identifies and generally defines certain of the more typical categories.  The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES	DEFINITION
Principal Types
Accretion Directed

A class that receives principal payments from the accreted interest from specified Accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class.  Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.
Support Class (also sometimes referred to as “companion classes”)

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or Scheduled Principal Classes.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Callable……………………………………………	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only

A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal.  Interest Only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class.  This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related trust agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m.  (London time) on the LIBOR determination date.  In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

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If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

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If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

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LIBOR as determined on the previous LIBOR determination date, or

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the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation  agent determines to be either

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the arithmetic mean (rounded upwards if necessary to the nearest whole  multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting,  on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

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if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

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If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London.  If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m.  London time on each LIBOR determination date.  Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market.  The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”).  The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.  If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District.  The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.  The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.  Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.  Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities.  Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published.  Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings.  In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin.  Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O.  Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000.  The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date.  So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month.  If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period).  Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C.  20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988.  If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates.  A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement.  The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No.  H.15 (519).  Statistical Release No.  H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.  20551 (202) 452-3244.  If the calculation agent has not yet received Statistical Release No.  H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve.  This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.  These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York.  This method provides a yield for a given maturity even if no security with that exact maturity is outstanding.  In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities.  The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period.  The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date.  If a prime rate range is given, then the average of the range will be used.  In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities.  The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities (“Security Owners”) will hold their securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems.  The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC.  Citibank, N.A., will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Except as described below, no person acquiring a book-entry security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the security (a “Definitive Security”).  Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the securities will be Cede & Co., as nominee of DTC.  Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A Security Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants.  While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities.  Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners.  Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below.  Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date.  Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Consequences — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “ — Grantor Trust Certificates — Foreign Persons,” “ — Partner Certificates — Foreign Persons” and  “ — Backup Withholding” in this prospectus and “Global Clearance, Settlement And Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary.  However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, sociètè anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.,” a company with limited liability under Luxembourg law (a sociètè anonyme).  Cedel S.A.  subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, sociètè anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.  The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, sociètè anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG’s parent company Deutsche Borse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream.” With effect from January 14, 2000 New Cedel International has been renamed “Clearstream International, sociètè anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, sociètè anonyme,” and Cedel Global Services was renamed “Clearstream Services, sociètè anonyme.”

On 17 January 2000 Deutsche Borse Clearing AG was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream, Luxembourg’s participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. participants are limited to securities brokers and dealers and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States.  Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Operator.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative").  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative  establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.  Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “ — Grantor Trust Certificates — Foreign Persons,” “ — Partner Certificates — Foreign Persons” and  “ — Backup Withholding” in this prospectus and “Global Clearance, Settlement And Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co.  to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities.  Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

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DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

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the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

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after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities.  Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

None of the master servicer, the servicer(s), the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets.  Credit enhancement may be in the form of:

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 a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

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 the subordination of one or more classes of the securities of the series,

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 the establishment of one or more reserve funds,

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 the use of a cross-collateralization feature,

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 the use of a mortgage pool insurance policy,

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 FHA Insurance,

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a VA Guarantee,

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a bankruptcy bond,

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a special hazard insurance policy,

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a surety bond,

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a letter of credit,

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a guaranteed investment contract,

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overcollateralization,

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or any combination of the foregoing.

 See “The Agreements — Realization upon Defaulted Loans — FHA Insurance; VA Guaranties” for a description of FHA Insurance and VA Guaranties and “— Insurance Policies, Surety Bonds and Guaranties” for a description of guaranteed investment contracts.  The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities or only certain classes and such, credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the securities and interest thereon.  If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement.  Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement.  If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement.  The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement.  Delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities.  Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement.  Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement.  As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”).  Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the “L/C Percentage”).  If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.  The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  See “The Agreements — Termination: Optional Termination.”

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets.  These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Over-collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.  Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series.  The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

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obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

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general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

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commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

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certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc.  (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

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demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

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guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

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repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

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securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

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short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

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securities issued or guaranteed by GNMA, FNMA or FHLMC; and

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other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series.  Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the prospectus supplement.  Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies.  As more fully described below, the servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series.  The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below.  The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.  Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy.  If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults.  Primary Mortgage Insurance Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

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fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

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failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller.  No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties.  The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement.  Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area.  Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement.  See “The Agreements — Hazard Insurance.”  No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks.  The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement.  Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

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the cost of repair to or replacement of the damaged Property, or

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upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property.  In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy.  The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement.  Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition.  The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.  Coverage under a bankruptcy bond may be canceled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities.  See “Legal Aspects of the Mortgage Loans — Anti-deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond.  The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities.  In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund.  The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds.  If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements that are intended to meet the following goals:

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to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

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to provide payments in the event that any index rises above or falls below specified levels; or

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to provide protection against interest rate changes, certain type of losses including reduced market value, or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

YIELD AND PREPAYMENT CONSIDERATIONS

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund.  The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool.  Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool.  The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties.  The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted.  The prepayment experience of the related trust fund may be affected by a wide variety of factors, including changes in borrowers’ credit standing, general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and realizations on defaulted loans.  The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan.  See “Legal Aspects of the Loans — Due-on-Sale Clauses”.  The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment including for this purpose prepayments resulting from refinancing, liquidations of mortgage loans due to defaults, casualties, condemnations and purchases as a result of a breach of a representation and warranty on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property.  Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively.  Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates.  The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “The Agreements — Collection Procedures” and “Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years.  In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates.  Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates.  However, there can be no assurance that this will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month.  The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment.  Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt.  In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt.  The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur.  An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property.  In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan.  In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans.  In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities.  In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities.  See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time.  There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

THE AGREEMENTS

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus.  Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans.  At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement.  The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans.  Each loan will be identified in a schedule appearing as an exhibit to the related Agreement.  This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

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the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

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the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

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an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee’s interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

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the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

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the original security agreement,

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the proprietary lease or occupancy agreement,

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the recognition agreement,

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an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

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any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement contracts, but if it does not, the depositor will, as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract.  In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated.  See “Legal Aspects of the Loans — The Home Improvement Contracts.”

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders.  Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller.  If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement.  There can be no assurance that a seller will fulfill this purchase or substitution obligation.  Although the trustee may be obligated to enforce the obligation to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor.  The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect The Timing And Amount Of Distributions On The Securities". In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities.  The depositor will cause the agency securities to be registered in the name of the trustee or its nominee.  Each agency security will be identified in a schedule appearing as an exhibit to the trust agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Private Mortgage-Backed Securities.  The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee.  The trustee or the custodian will have possession of any certificated private mortgage-backed securities.  Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security.  See “The Trust Fund — Private Mortgage-Backed Securities.”  Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related trust agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

Conveyance of Subsequent Loans.  With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

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each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

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the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

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as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

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the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

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in connection with the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement.  Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

The servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”).  The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (“SAIF”)), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency.  The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments.  A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments.  To the extent provided in the related prospectus supplement, the trustee or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized.  The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

The servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

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all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

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all payments on account of interest on the loans, net of applicable servicing compensation;

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all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed  advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

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all proceeds of any loan or Property in respect thereof purchased by the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “ — Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “ — Termination; Optional Termination” below;

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all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “ — Hazard Insurance” below;

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any amount required to be deposited by the servicer in connection  with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

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all other amounts required to be deposited in the Security Account pursuant to the Agreement.

The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

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to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

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to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

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to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

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to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

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to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

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to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

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to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

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to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

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to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related Trust Agreement or Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related Closing Date.  The Pre-Funding Account will be maintained for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”).  Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans.  The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series.  Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement.  See “Credit Enhancement — Reserve Accounts” for a description of the types of investments which may constitute “Permitted Investments”.  Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account.  Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.  Prior to or concurrently with each distribution on a distribution date within the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period.  The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date.  See “Description of the Securities — Reports to Securityholders.”  The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the “Capitalized Interest Account”) cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the Pre-Funding feature as described above.  The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls.  Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans.  To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement.  While each sub-servicing agreement will be a contract solely between the  servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement.  Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Servicing Agreement as if the servicer alone were servicing the loans.

Collection Procedures

The servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans.  Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy.  If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon.  Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Legal Aspects of the Loans — Due-on-Sale Clauses”.  In connection with the assumption of any loan, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement.  See “Legal Aspects of the Loans”.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

Hazard Insurance

In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located.  This coverage will be in an amount that is at least equal to the lesser of

•

the maximum insurable value of the improvements securing the loan or the greater of

(1)

the outstanding principal balance of the loan, and

(2)

an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related Security Account.  In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.  This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.  If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•

the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

•

such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property.

If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above.  See “Credit Enhancement”.

The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan.  Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan.  If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.  In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the  servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan.  In the event that the servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.  Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon.  See “Credit Enhancement”.

The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

Realization upon Defaulted Loans

Primary Mortgage Insurance Policies.  If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required.  Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers.  The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

FHA Insurance; VA Guaranties.  Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended.  In addition to the Title I Program of the FHA, see “Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan.  No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”).  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration.  However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Servicing Fee”).  As compensation for its servicing duties, a sub-servicer will be entitled to a monthly sub-servicing fee as described in the related prospectus supplement.  In addition, generally, the servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers.  The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.  In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•

general servicing considerations;

•

cash collection and administration;

•

investor remittances and reporting; and

•

pool asset administration.

Each servicing assessment report is required to be accompanied by an attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants’ attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Servicer and the Depositor

The servicer will be named in the related Prospectus Supplement.  The entity acting as servicer under a Trust Agreement or Servicing Agreement, as applicable, may be an affiliate of the depositor and may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law.  The servicer may, however, be removed from its obligations and duties as set forth in the Agreement.  No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder.  In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights upon Event of Default

Trust Agreement; Servicing Agreement.  The applicable prospectus supplement may provide for other Events of Default under any Trust agreement or Servicing Agreement, but if it does not, the Events of Default will consist of

•

any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

•

any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

•

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

•

the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

•

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holder of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Indenture.  The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•

a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•

failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•

certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

•

any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplement, may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately.  This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless

•

the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the depositor and the trustee, without the consent of any of the securityholders,

(a)

to cure any ambiguity;

(b)

to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

(c)

to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder.  An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated.  Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

•

reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

•

reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.  If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the Agreement, such as a credit enhancement provider.

Termination; Optional Termination

Trust Agreement.  The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of

•

the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

•

the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Federal Income Tax Consequences” below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement.  The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series.  The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Code.

Indenture.  The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series.  In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates.

LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans.  Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated.  The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located.  Deeds of trust are used almost exclusively in California instead of mortgages.  A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.  There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid.  The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives.  Certain of the loans may be cooperative loans.  The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property.  In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the Property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  Judicial foreclosure proceedings are often not contested by any of the parties.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier’s check.  Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the Property.  Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender’s investment in the Property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.  Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.  See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Property pledged as security to a lender may be subject to unforeseen environmental risks.  Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up.  In several states this type of lien has priority over the lien of an existing mortgage against the Property.  In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on Property where EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator.  CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators.  However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”) but without “participating in the management” of the Property.  Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an “owner or operator” under CERCLA.  Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent.  In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996.  This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower.  The legislation also provides that participation in the management of the Property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.  The costs associated with environmental cleanup may be substantial.  It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks).  The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA.  Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank.  Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale.  In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem Property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale.  In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings.  As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor’s principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party.  Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states.  For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable.  However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses.  As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions.  FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.  Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred.  The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties.  Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans.  The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts.  Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law.  Fifteen states adopted these laws prior to the April 1, 1983 deadline.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Contracts

General.  Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as “contracts”).  These contracts generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund’s ownership of the contracts.  In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund’s interest in the contracts could be defeated.

Security Interests in Home Improvements.  The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  These purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing.  In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements.  So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws.  The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws.  Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods.  The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted this type of law prior to the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The loans may also consist of installment contracts.  Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract.  Only after full performance by the borrower of the contract is the lender obligated to convey title to the Property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the Property is forfeited.  The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

Servicemenbers Civil Relief Act

Generally, under the terms of the Servicemenbers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans.  Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders.  The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status.  Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service.  Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage.  The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee.  Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage.  Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance.  In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General.  Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”).  Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans.  The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account.  The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”).  A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

There are two basic methods of lending or originating these loans which include a “direct loan” or a “dealer loan”.  With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.  With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties.  With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income.  The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan.  The note must contain a provision permitting full or partial prepayment of the loan.  The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note.  Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis.  The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds.  Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation.  The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs).  If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.  In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans.  The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan.  Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days.  A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000.  Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application.  The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities.  With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer.  With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower.  The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage.  Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract.  The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments.  The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay.  Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations.  The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender.  The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination.  If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender.  The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender’s FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so.  Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program.  The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance.  Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less).  However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I.  Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure.  If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency.  The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or (b) make a claim under the lender’s contract of insurance.  If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.  Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan.  Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings.  If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender.  If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note.  If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment.  The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account.  For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

(a)

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

(b)

the Home Ownership and Equity Protection Act and its regulations (the “Homeownership Act”), which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

(c)

the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

(d)

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

(e)

the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated bases, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

(f)

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

(g)

the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust fund, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, recession and defenses to foreclosure action or an action to collect.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of Kirkpatrick & Lockhart Nicholson Graham, LLP, as special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•

“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•

“Code,” we mean the Internal Revenue Code of 1986, as amended;

•

“IRS,” we mean the Internal Revenue Service;

•

“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•

“Foreign Person,” we mean any person other than a U.S. Person; and

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996,  that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following three types of securities:

•

REMIC certificates,

•

notes issued by a trust, including a trust for which a REIT election has been made, and

•

trust certificates issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “-Special Tax Attributes”, “-Backup Withholding” and “-Reportable Transactions” below address all types of securities.

REMIC Certificates Generally.  With respect to each series of REMIC certificates, Kirkpatrick & Lockhart Nicholson Graham, LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you  normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally.  For each issuance of notes by a trust (which does not make a REMIC election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally.  With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates, (ii) notes issued by a trust that does not make a REMIC election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID.  Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities.  Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium.  If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount.  If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities.  A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID.  The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses.  Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition.  If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person’s conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.  Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.  A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates – Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.  Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.  In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.  A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.  If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments.  The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear.  We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

Disqualified Organizations.  If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.  A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “— Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor set out in the regulations, the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, and the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow, that the transferee intends to pay taxes on the income as those taxes become due, and that the transferee will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

In addition, to satisfy the safe harbor, a transfer of a noneconomic residual interest would need to satisfy either a formula test or an asset test. A transfer will satisfy the formula test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distribution on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses.  For purposes of this calculation, the present value generally is calculated using a discount rate equal to the AFR.

Under the asset test, the transferee must be an “eligible corporation” (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative) having, at the time of the transfer and at the close of each of the transferee’s two fiscal years preceding the year of transfer, gross assets of more than $100 million and net assets of more than $10 million and that transferee must represent that it will only transfer the residual interest to another eligible corporation.  To qualify under this test, the facts and circumstances at the time of transfer cannot reasonably indicate that the taxes associated with holding the REMIC residual certificate will not be paid.  Moreover, the transferee cannot be a foreign branch of an eligible corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the REMIC residual certificate.

The safe harbor rules contain additional detail regarding their application.  If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons.  Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments – Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163(f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “— Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.  The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes – REMIC Certificates” below.

Mark-to-Market Rules.  Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trusts Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates.  There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates.  Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments – Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates.  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates.  For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments – Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses.  Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates.  If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments – Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting.  Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons.  The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments – Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share.  The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates – Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions.  A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate.  If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations.  Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election.  If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons.  Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters.  Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates.  REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities – REMIC Certificates Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities.  Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates.  Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates.  For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•

a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual; or

•

any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein.  For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  To the extent the certificates are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan.  In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of certificates underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

•

The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•

Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a “Designated Transaction”), the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•

The certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.  (“S&P”), Moody’s Investors Service, Inc.  (“Moody’s”) or Fitch, Inc.  (each, a “Rating Agency”);

•

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

•

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•

The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied for that certificate.

The rating of a certificate may change.  If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it).

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption.  Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date.  The relief is available if the following conditions are met:

(1)

The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “pre-funding limit”) must not exceed 25%.

(2)

All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

(3)

The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

(4)

The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

(5)

In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:

•

the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

•

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement.  In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

(6)

The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

(7)

Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

(8)

The prospectus or prospectus supplement must describe:

•

the pre-funding account and/or capitalized interest account used in connection with the pre-funding account;

•

the duration of the pre-funding period;

•

the percentage and/or dollar amount of the pre-funding limit for the issuer; and

•

that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

(9)

The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

With respect to each transaction specified in a related prospectus supplement, there will be sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit.  In addition, the depositor anticipates that these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and other conditions required under the Exemption.

The certificates may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption.  In this case, the prospectus supplement related to a series of certificates will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of certificates that includes such features.

To the extent the certificates are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan’s investment in those certificates would not cause the assets included in a related trust fund to be deemed Plan assets.  However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor or otherwise be a fiduciary with respect to one or more Plans.  Because these parties may receive certain benefits in connection with the sale of Non-Equity Certificates, the purchase of Non-Equity Certificates using Plan assets over which any of these parties has or is deemed to have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, Non-Equity Certificates may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan.  Also, any holder of certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder.  In either case, the acquisition or holding of Non-Equity Certificates by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed to be prohibited transactions under ERISA or the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the certificates offered thereby.  In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

Any Plan fiduciary considering whether to purchase a certificate on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities.  Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation.  Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline.  SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.  In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No.  96, as modified by Letter to Credit Unions No.  108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R.  Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”).  The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement.  According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities.  Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•

by negotiated firm commitment underwriting and public reoffering by underwriters;

•

by agency placements through one or more placement agents primarily with  institutional investors and dealers; and

•

by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined.  Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.  In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased.  Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

LEGAL MATTERS

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Kirkpatrick & Lockhart Nicholson Graham, LLP, Washington, D.C.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency’s assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement.  A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities.  A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each security rating should be evaluated independently of any other security rating.  A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant.  In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series.  These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans.  No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans.  If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the book-entry securities will be available only in book-entry form.  Investors in the book-entry securities may hold them through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear.  The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.  Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.  Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

The book-entry securities will be registered in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants.  Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

Transfers between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement.  Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment.  Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date.  Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the book-entry securities.  After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account.  The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon.  Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts.  However, interest on the book-entry securities would accrue from the value date.  Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be available to eliminate this potential condition:

(a)

borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary  procedures;

(b)

borrowing interests in book-entry securities in the United States from a  DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant.  The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement.  Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date.  The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry security through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement—

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i)

is signed by the holder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the holder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the holder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the securities.

A holder holding book-entry securities through Clearstream, Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which the holder holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry securities through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

INDEX OF DEFINED TERMS

AFR	94	OTS	46
Agreement	17	PAC Method	97
APR	21	Parties in Interest	116
Available Funds	37	Partner Certificates	96
BancCap	28	Pass-Through Rate	17
BIF	65	Permitted Investments	67
Capitalized Interest Account	67	Plans	116
CERCLA	81	Policy Statement	122
Claimable Amount	91	Pool Insurance Policy	56
Class Security Balance	37	Pool Insurer	56
Clearstream, Luxembourg	49	Pre-Funded Amount	67
Code	94	Pre-Funding Account	67
COFI securities	46	Primary Mortgage Insurance Policy	20
Collateral Value	21	Prime Rate	47
Combined Loan-to-Value Ratio	21	Principal Prepayments	38
Cut-off Date Principal Balance	35	Properties	19
Debt Securities	96	Property Improvement Loans	89
Definitive Security	47	PTCE	120
Designated Transaction	117	Purchase Price	33
Detailed Description	18	Qualified Stated Interest	97
DOL	116	Rating Agency	117
DTC	126	RCRA	82
Eleventh District	45	Record Date	36
ERISA	116	Refinance Loan	21
Euroclear Operator	50	Relevant Depositary	47
European Depositaries	47	Relief Act	87
Exemption	116	REMIC regular certificate	95
FHA	18	REMIC residual certificate	95
FHLBSF	45	Residual Owner	95
Financial Intermediary	48	Retained Interest	35
Foreign Person	94	Rules	48
Funding Period	67	S&P	117
Garn-St Germain Act	84	Securities Act	22
Grantor Trust	96	Security Account	65
Grantor Trust Certificates	96	Security Owners	47
Guide	29	Security Register	36
Indenture	35	Sellers	17
Insurance Proceeds	65	Senior Securities	53
Insured Expenses	65	Servicing Agreement	17
L/C Bank	54	Single Family Properties	20
L/C Percentage	54	SMMEA	121
Liquidation Expenses	65	Stripped Bond Rules	109
Liquidation Proceeds	65	Subsequent Assets	119
Loan Rate	18	Subsequent Loans	67
Loan-to-Value Ratio	21	Terms and Conditions	50
Moody’s	55, 117	Title I Loans	89
Mortgage	62	Title I Program	88
National Cost of Funds Index	46	Title V	85
NCUA	121	Trust Agreement	17
OID	97	Trust Fund Assets	16

U.S. Person	94	VA	18
UCC	81	VA Guaranty	71

Footnotes

1

Whenever the terms “pool,” “certificates,” “notes” and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes  secured by the assets of, a single trust fund consisting primarily of the loans in that pool.  Similarly, the term "Pass-Through Rate" will refer to the pass- through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust fund" will refer to one specific trust fund.

_________________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$105,300
Trustee's Fees and Expenses (including counsel fees)*	25,000
Printing and Engraving Costs*	30,000
Rating Agency Fees*	170,000
Legal Fees and Expenses*	80,000
Blue Sky Fees and Expenses*	5,000
Accounting Fees and Expenses*	20,000
Miscellaneous*	5,000
Total	$440,300
__________ * Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.  Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

1.1

Form of Underwriting Agreement for Certificates*

1.2

Form of Underwriting Agreement for Notes*

  3.1

Certificate of Incorporation of BancCap Asset Securitization Issuance Corporation as currently in effect*

  3.2

Bylaws of BancCap Asset Securitization Issuance Corporation as currently in effect*

  4.1

Form of Trust Agreement for Certificates*

  4.2

Form of Servicing Agreement*

  4.3

Form of Loan Purchase Agreement*

  4.4

Form of Deposit Trust Agreement*

  4.5

Form of Administration Agreement*

  4.6

Form of Indenture*

5.1

Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP as to legality (including consent of such firm)*

8.1

Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP as to certain tax matters (including consent of such firm included in Exhibit 5.1)*

23.1

Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1)*

24.1

Power of Attorney (included on page II-4)*

*  Previously filed.

** Filed herewith.

Item 17. Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement or is contained in a form of prospectus  filed pursuant to Rule 424(b) that is part of the registration statement;

provided further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser:

If the Registrant is relying on Rule 430B:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities a t that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been se ttled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.    Undertaking regarding the qualification of trust indentures under the Trust Indenture Act for delayed offerings.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

F.    Undertaking in respect of filings incorporating by reference subsequent Exchange Act documents by third parties.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.      Undertaking in respect of filings that provide certain information through an Internet web site.

 The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the registrant hereby undertakes to provide any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Zurich, Illinois on the 15th day of August 2006.

BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION

By:/s/ Michael W. Trickey

Michael W. Trickey

President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Position	Date
/s/ Michael W. Trickey Michael W. Trickey	Director and President BancCap Asset Securitization Issuance Corporation (Principal Executive Officer)	8/15/06

/s/ Peter Crouchley Peter Crouchley	Director, Treasurer and Secretary BancCap Asset Securitization Issuance Corporation (Principal Accounting Officer)	8/15/06

/s/ Suzanne Hay Suzanne Hay	Director BancCap Asset Securitization Issuance Corporation	8/15/06